          As filed with the Securities and Exchange Commission on April 28, 2006


                                        Investment Company Act File No. 811-9477
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM N-1A

         Registration Statement Under The Investment Company Act Of 1940     /X/

                                Amendment No. 28                             /X/
                        (Check appropriate box or boxes)

                          ING VARIABLE INSURANCE TRUST
                 (Exact Name of Registrant Specified in Charter)
                          7337 E. Doubletree Ranch Road
                              Scottsdale, AZ 85258
                    (Address of Principal Executive Offices)
       Registrant's Telephone Number, Including Area Code: (800) 992-0180


            Huey P. Falgout, Jr.                     With copies to:
            ING Investments, LLC                 Jeffrey S. Puretz, Esq.
       7337 E. Doubletree Ranch Road                   Dechert LLP
            Scottsdale, AZ 85258                   1775 I Street, N.W.
  (Name and Address of Agent for Service)          Washington, DC 20006

                                   ----------

 It is proposed that this filing will become effective (check appropriate box):

/ /    Immediately upon filing pursuant to paragraph (b)

/ /    60 days after filing pursuant to paragraph (a)(1)

/ /    75 days after filing pursuant to paragraph (a)(2)

/X/    on April 28, 2006 pursuant to paragraph (b)

/ /    on (date) pursuant to paragraph (a)(1)

/ /    on (date) pursuant to paragraph (a)(2) of Rule 485.

If appropriate, check the following box:
/ /    This post-effective amendment designates a new effective date for a previously filed post-effective amendment.

                                EXPLANTORY NOTE

    This Registration Statement has been filed by ING Variable Insurance Trust (the "Registrant") on behalf of ING GET U.S. Core Portfolio Series 1 - Series 11, each a series of the Registrant (the "Series"), pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended. However, shares of the Series are not currently being offered for sale within the meaning of Section 5 of the Securities Act of 1933 (the "1933 Act"). As a result, no amendment to the Series' Registration Statement under the 1933 Act is being made.

                    ING VARIABLE INSURANCE TRUST ("REGISTRANT")
                         SUPPLEMENT DATED APRIL 28, 2006
             TO THE CURRENT PROSPECTUS OF ING GET U.S. CORE PORTFOLIO
                    SERIES 1 THROUGH 11 DATED APRIL 28, 2006


The Prospectuses for the Registrants are hereby supplemented with the following information relating to "Information Regarding Trading of ING's U.S. Mutual Funds."

INFORMATION REGARDING TRADING OF ING'S U.S. MUTUAL FUNDS

As discussed in earlier supplements, ING Investments, LLC ("Investments"), the adviser to the ING Funds, has reported to the Boards of Directors/Trustees (the "Boards") of the ING Funds that, like many U.S. financial services companies, Investments and certain of its U.S. affiliates have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. Investments has advised the Boards that it and its affiliates have cooperated fully with each request.

In addition to responding to regulatory and governmental requests, Investments reported that management of U.S. affiliates of ING Groep N.V., including Investments (collectively, "ING"), on their own initiative, have conducted, through independent special counsel and a national accounting firm, an extensive internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. ING's internal review related to mutual fund trading is now substantially completed. ING has reported that, of the millions of customer relationships that ING maintains, the internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within ING's variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred, despite measures taken by ING intended to combat market timing. ING further reported that each of these arrangements has been terminated and fully disclosed to regulators. The results of the internal review were also reported to the independent members of the Boards.

Investments has advised the Boards that most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question in the U.S. Investments further reported that the companies in question did not receive special benefits in return for any of these arrangements, which have all been terminated.

Based on the internal review, Investments has advised the Boardsthat the identified arrangements do not represent a systemic problem in any of the companies that were involved.

In September 2005, ING Funds Distributor, LLC ("IFD"), the distributor of certain ING Funds, settled an administrative proceeding with the NASD regarding three arrangements, dating from 1995, 1996 and 1998, under which the administrator to the then-Pilgrim Funds, which subsequently became part of the ING Funds, entered into formal and informal arrangements that permitted frequent trading. Under the terms of the Letter of Acceptance, Waiver and Consent ("AWC") with the NASD, under which IFD neither admitted nor denied the allegations or findings, IFD consented to the following sanctions: (i) a censure; (ii) a fine of $1.5 million; (iii) restitution of approximately $1.44 million to certain ING Funds for losses attributable to excessive trading described in the AWC; and
(iv) agreement to make certification to NASD regarding the review and establishment of certain procedures.

In addition to the arrangements discussed above, Investments reported to the Boards that, at this time, these instances include the following, in addition to the arrangements subject to the AWC discussed above:

     - Aeltus Investment Management, Inc. (a predecessor entity to ING Investment Management Co.) identified two investment professionals who engaged in extensive frequent trading in certain ING Funds. One was subsequently terminated for cause and incurred substantial financial penalties in connection with this conduct and the second has been disciplined.

     - ReliaStar Life Insurance Company ("ReliaStar") entered into agreements seven years ago permitting the owner of policies issued by the insurer to engage in frequent trading and to submit orders until 4pm Central Time. In 2001 ReliaStar also entered into a selling agreement with a broker-dealer that engaged in frequent trading. Employees of ING affiliates were terminated and/or disciplined in connection with these matters.

     - In 1998, Golden American Life Insurance Company entered into arrangements permitting a broker-dealer to frequently trade up to certain specific limits in a fund available in an ING variable annuity product. No employee responsible for this arrangement remains at the company.

For additional information regarding these matters, you may consult the Form 8-K and Form 8-K/A for each of four life insurance companies, ING USA Annuity and Life Insurance Company, ING Life Insurance and Annuity Company, ING Insurance Company of America, and ReliaStar Life Insurance Company of New York, each filed with the Securities and Exchange Commission (the "SEC") on October 29, 2004 and September 8, 2004. These Forms 8-K and Forms 8-K/A can be accessed through the SEC's Web site at http://www.sec.gov. Despite the extensive internal review conducted through independent special counsel and a national accounting firm, there can be no assurance that the instances of inappropriate trading reported to the Boards are the only instances of such trading respecting the ING Funds.

Investments reported to the Boards that ING is committed to conducting its business with the highest standards of ethical conduct with zero tolerance for noncompliance. Accordingly, Investments advised the Boards that ING management was disappointed that its voluntary internal review identified these situations. Viewed in the context of the breadth and magnitude of its U.S. business as a whole, ING management does not believe that ING's acquired companies had systemic ethical or compliance issues in these areas. Nonetheless, Investments reported that given ING's refusal to tolerate any lapses, it has taken the steps noted below, and will continue to seek opportunities to further strengthen the internal controls of its affiliates.

     - ING has agreed with the ING Funds to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Investments reported to the Boards that ING management believes that the total amount of any indemnification obligations will not be material to ING or its U.S. business.

     - ING updated its Code of Conduct for employees reinforcing its employees' obligation to conduct personal trading activity consistent with the law, disclosed limits, and other requirements.

     - The ING Funds, upon a recommendation from ING, updated their respective Codes of Ethics applicable to investment professionals with ING entities and certain other fund personnel, requiring such personnel to pre-clear any purchases or sales of ING Funds that are not systematic in nature (i.e., dividend reinvestment), and imposing minimum holding periods for shares of ING Funds.

     - ING instituted excessive trading policies for all customers in its variable insurance and retirement products and for shareholders of the ING Funds sold to the public through financial intermediaries. ING does not make exceptions to these policies.

     - ING reorganized and expanded its U.S. Compliance Department, and created an Enterprise Compliance team to enhance controls and consistency in regulatory compliance.

     REQUESTS FOR INFORMATION FROM NEW YORK ATTORNEY GENERAL

     As has been widely reported in the media, the New York Attorney General's office ("NYAG") is conducting broad investigations regarding insurance quoting and brokerage practices. ING U.S. has been subpoenaed in this regard, and is cooperating fully with these NYAG requests for information.

     ING U.S. believes that its practices are consistent with our business principles and our commitment to our customers.

     At this time, in light of the current regulatory factors, ING U.S. is actively engaged in reviewing whether any modifications in our practices are appropriate for the future.

PROSPECTUS


April 28, 2006


Shares of the Series are not currently being offered.

ING GET U.S. CORE PORTFOLIO


Series 1
Series 2
Series 3
Series 4
Series 5
Series 6
Series 7
Series 8
Series 9
Series 10
Series 11


This prospectus contains important information about investing in the above-named Series of the ING GET U.S. Core Portfolio ("Portfolio). You should read it carefully before you invest, and keep it for future reference. Please note that your investment: is not a bank deposit, is not guaranteed by the Federal Deposit Insurance Corporation ("FDIC"), the Federal Reserve Board or any other government agency and is affected by market fluctuations. There is no guarantee that the Portfolio will achieve its investment objective. As with all mutual funds, the U.S. Securities and Exchange Commission ("SEC") has not approved or disapproved these securities nor has the SEC judged whether the information in this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                                                                   WHAT'S INSIDE


These pages contain a description of Series 1 - Series 11 of the ING GET U.S. Core Portfolio ("Portfolio"), including their investment objective, principal investment strategies and principal risks.



INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND PRINCIPAL RISKS     1

OTHER CONSIDERATIONS                                                          6

INVESTMENTS IN, AND EXCHANGES FROM, THE SERIES                                8

PORTFOLIO HOLDINGS DISCLOSURE POLICY                                         11

TAX INFORMATION                                                              12

ADDITIONAL INFORMATION                                                       13

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                                     ING GET U.S. CORE PORTFOLIO


INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND PRINCIPAL RISKS


OVERVIEW


ING Variable Insurance Trust ("Fund"), an open-end investment company authorized to issue multiple portfolios, offers shares of the ING GET U.S. Core Portfolio (the "Portfolio"). This Prospectus relates to Series 1 - Series 11 of the Portfolio (collectively, the "Series"). Shares of the Series are offered to insurance company separate accounts that fund variable annuity contracts. Each of the Series has both an Offering Period and a Guarantee Period. The only time investors can invest in a Series is during its OFFERING PERIOD. During the Offering Period all assets of the Series will be invested exclusively in short-term instruments. Once the Offering Period terminates, the Guarantee Period begins. During the Guarantee Period all assets will be invested in accordance with the investment objective and principal investment strategies described below. SHARES OF THE SERIES ARE NOT CURRENTLY BEING OFFERED.


The insurance company offering a variable annuity contract with an option to allocate premiums to the Series guarantees Contract-holders and Participants that on the Maturity Date they will receive no less than the value of their separate account investment directed to the Series as of the last day of the Offering Period, adjusted for certain charges ("GUARANTEE"). For purposes of determining the Guarantee, all dividends and distributions made by the Series, throughout the Guarantee Period, must be reinvested to ensure that the value of the investment on the "Maturity Date" is the same as the value on the last day of the Offering Period. Amounts withdrawn prior to the Maturity Date are not subject to the Guarantee. Please refer to the contract prospectus, prospectus summary or disclosure statement for more information about the Guarantee.

SHARES OF THE SERIES WILL RISE AND FALL IN VALUE AND YOU COULD LOSE MONEY BY INVESTING IN THE SERIES IF YOU REDEEM SHARES PRIOR TO THE MATURITY DATE. THERE IS NO GUARANTEE THAT THE SERIES WILL ACHIEVE ITS INVESTMENT OBJECTIVE. AN INVESTMENT IN THE SERIES IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.


INVESTMENT OBJECTIVE. Each Series seeks to achieve maximum total return and minimal exposure of the Series' assets to a market value loss by participating, to the extent appropriate, in favorable equity market performance during the Guarantee Period.

PRINCIPAL INVESTMENT STRATEGIES. Each Series invests at least 80% of its assets in equities and fixed-income securities issued by U.S. companies or the U.S. government or its agencies. The Series will provide 60 days' prior written notice of any change in this investment strategy. The Series will not implement an "investment strategy" in any conventional sense. Rather, the Series' asset allocation strategy seeks to optimize the exposure of each Series to the Equity Component (defined below) while protecting Series assets. Assets allocated to the Equity Component may be reduced or eliminated in order to conserve assets at a level equal to or above the present value of the Guarantee. Each Series allocates its assets among the following asset classes:


- During the Offering Period, the Series' assets will be invested in short-term instruments.

                               If you have questions, please call 1-800-992-0180

- During the Guarantee Period, the Series' assets will be allocated between the:


     - EQUITY COMPONENT, consisting of common stocks included in the Standard & Poor's 500(R) Composite Stock Price Index ("S&P 500(R) Index"), futures contracts on the S&P 500(R) Index, and when the Equity Component's market value is $5 million or less, investments in exchange traded funds ("ETFs") that can reasonably be expected to have at least a 95% correlation ratio with the S&P 500(R) Index, in S&P 500(R) Index futures, or in a combination of S&P 500(R) Index futures and ETFs, subject to any limitation on a Series' investments in such securities ("Equity Component"); and the

     - FIXED COMPONENT, consisting primarily of short- to intermediate-duration U.S. government securities ("Fixed Component").


The Series' asset allocation strategy is implemented by allocating assets appropriately to the Equity Component and to the Fixed Component to optimize exposure to the Equity Component while controlling the risk that an insurance company will be required to make payment under the Guarantee. Consequently, there can be no assurance as to the percentage of assets, if any, allocated to the Equity Component, even when the equity market is doing well, or to any investment returns generated by the Series.

     The following table presents the time periods for each Series' three phases:


                     OFFERING PERIOD           GUARANTEE PERIOD           MATURITY DATE
                     ---------------           ----------------           -------------
Series 1           06/13/03 - 09/11/03        09/12/03 - 09/12/08           09/13/08
Series 2           09/12/03 - 12/11/03        12/12/03 - 12/12/08           12/13/08
Series 3           12/12/03 - 03/11/04        03/12/04 - 03/13/09           03/14/09
Series 4           03/12/04 - 06/10/04        06/11/04 - 06/12/09           06/13/09
Series 5           06/11/04 - 09/09/04        09/10/04 - 09/09/11           09/10/11
Series 6           09/10/04 - 12/09/04        12/10/04 - 12/09/11           12/10/11
Series 7           12/10/04 - 03/08/05        03/09/05 - 03/08/12           03/09/12
Series 8           03/09/05 - 06/07/05        06/08/05 - 06/07/12           06/07/12
Series 9           06/08/05 - 09/06/05        09/07/05 - 09/06/12           09/06/12
Series 10          09/07/05 - 12/05/05        12/06/05 - 12/05/12           12/05/12
Series 11          12/06/05 - 03/01/06        03/02/06 - 02/28/13           02/28/13

ADVISER
ING Investments, LLC
SUB-ADVISER
ING Investment Management Co.


ASSET ALLOCATION. ING Investment Management Co. ("ING IM" or "Sub-Adviser"), the Sub-Adviser to the Series, uses a proprietary computer model to determine on a daily basis the percentage of assets allocated to the Equity Component and to the Fixed Component. The model evaluates a number of factors, including the then current market value of the Series, the then prevailing level of interest rates, equity market volatility, the Series' total annual expenses, insurance company separate account expenses, and the Maturity Date. The model determines the initial allocation between the Equity Component and the Fixed Component on the first day of the Guarantee Period. After the first day, the model provides direction for any reallocations on a daily basis so that the allocation to the Equity Component or the Fixed Component may increase or decrease from the initial proportions. Generally, as the value of the Equity Component rises, more assets are allocated to the Equity Component; as the value of the Equity Component declines, more assets are allocated to the Fixed Component. The amount directed to the Equity Component is always restricted so that if it were to experience a "material decline" in value on a given day and before being redirected to the Fixed Component, the remaining assets would still be sufficient to meet the Guarantee. At the commencement of the Guarantee Period, each Series defined a "material decline" in value as a decline in value of the Equity Component of at least 20% but no more than 30%. If a Series defined the "material decline" at 20%, more assets will likely be allocated to the Equity Component than if the "material decline" was defined at 30%. In addition, if a material decline was defined at 20%, rather than 30%, it is more likely that reallocations to the Fixed Component would occur when the value of the Equity Component declines. The allocation to the Equity Component or the Fixed Component may be zero under certain circumstances.

EQUITY COMPONENT. The Equity Component will be managed by the Sub-Adviser to the Series, subject to oversight by ING Investments, LLC ("ING Investments" or "Adviser"). In ordinary circumstances, the Sub-Adviser invests at least 80% of the Equity Component's net assets in stocks included in the S&P 500(R) Index, although the weightings of the stocks will vary somewhat from their respective weightings in the S&P 500(R) Index, as described below. The S&P 500(R) Index is a stock market index comprised of common stocks of 500 of the largest publicly traded companies in the U.S. selected by Standard and Poor's Corporation ("S&P").

The Sub-Adviser manages the Equity Component by overweighting those stocks that it believes will outperform the S&P 500(R) Index and underweighting (or avoiding altogether) those stocks that it believes will underperform the S&P 500(R) Index ("enhanced index strategy"). Stocks that the Sub-Adviser believes are likely to match the performance of the S&P 500(R) Index are generally invested in proportion to their representation in the index. To determine which stocks to weight more or less heavily, the Sub-Adviser uses internally developed quantitative computer models to evaluate various criteria, such as the financial strength of each company and its potential for strong, sustained earnings growth. Although the Equity Component will not hold all of the stocks in the S&P 500(R) Index, the Sub-Adviser expects that there will be a close correlation between the performance of the Equity Component and that of the S&P 500(R) Index in both rising and falling markets. In the event of a reallocation of 100% of the Equity Component's assets to the Fixed Component, the Series would not subsequently reallocate any assets into the Equity Component prior to the Maturity Date.

Under normal market conditions, up to 20% of the Equity Component's net assets may be invested in futures contracts for hedging purposes or to maintain liquidity to meet shareholder redemptions and minimize trading costs. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. During the Guarantee Period, the Series may only invest in futures contracts on the S&P 500(R) Index and futures contracts on U.S. Treasury securities.

In the event that the market value of a Series' Equity Component is $5 Million or less, the Sub-Adviser may invest the entire amount of the Equity Component's assets in S&P 500 Index futures, in ETFs, or in a combination of S&P 500(R) Index futures and ETFs, subject to any limitation on the Series' investments in such securities (subject to restrictions imposed by the investment Company Act of 1940, as amended, "1940 Act"). The Sub-Adviser may utilize this approach in order to maintain a close correlation between the performance of the Equity Component and that of the S&P 500(R) Index. ETFs are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. In this event, the Sub-Adviser will not employ an enhanced index strategy.

FIXED COMPONENT. The Fixed Component will be managed by the Sub-Adviser to the Series, subject to oversight by ING Investments. The Sub-Adviser seeks to select investments for the Fixed Component with financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds which mature within three months of the Maturity Date. Generally, at least 55% of the Fixed Component will consist of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, including Separate Trading of Registered Interest and Principal of Securities ("STRIPS"). STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. The Fixed Component may also consist of mortgage-backed securities (including commercial mortgage- backed securities) which are rated AAA or Aaa at the time of purchase by Moody's Investors Service, Inc. ("Moody's") or S&P, respectively, and corporate obligations which are rated at the time of purchase A- or higher by S&P and/or Aa3 or higher by Moody's. The Fixed Component may also include U.S. Treasury futures and money market instruments.


PRINCIPAL RISKS. The principal risks of investing in the Series include all of the following:


ALLOCATION RISK: If at the inception of, or any time during, the Guarantee Period interest rates are low, a Series' assets may be largely invested in the Fixed Component in order to reduce the risk of market loss, which will decrease the likelihood that an insurance company would be required to make any payment under the Guarantee. The effect of low interest rates on the Series would likely be more pronounced at the inception of the Guarantee Period, as the initial allocation of assets would include more fixed-income securities. In addition, if during the Guarantee Period the equity markets experienced a major decline, the Series' assets may become largely invested in the Fixed Component. In fact, if the value of the Equity Component were to decline by a significant amount, a complete reallocation to the Fixed Component would likely occur. In the event of a reallocation of 100% of the assets to the Fixed Component, the Series would not subsequently reallocate any assets into the Equity Component prior to the Maturity Date. USE OF THE FIXED COMPONENT REDUCES THE SERIES' ABILITY TO PARTICIPATE AS FULLY IN UPWARD EQUITY MARKET MOVEMENTS, COMPARED TO A PORTFOLIO THAT IS FULLY INVESTED IN EQUITIES AND THEREFORE REPRESENTS SOME LOSS OF OPPORTUNITY, OR OPPORTUNITY COST, COMPARED TO A PORTFOLIO THAT IS FULLY INVESTED IN EQUITIES.

ACTIVE ASSET ALLOCATION MAY UNDERPERFORM STATIC STRATEGIES. An active asset allocation strategy such as that followed by the Series may underperform a more static strategy due to the impact of transaction costs. The asset allocation process results in transaction costs from the purchase and sale of securities. Volatile periods in the market may increase these costs. High transaction costs may have an adverse effect on the performance of the Series.


OPPORTUNITY COSTS. There are significant opportunity costs associated with an investment in the Series. The Series may allocate a substantial portion, and under certain circumstances all, of the Series' assets to the Fixed Component in order to reduce the risk of market loss, which will conserve Series assets to a level equal to or above the present value of the Guarantee.

Initially, if interest rates are low, the allocation to the Fixed Component may be over 70% of a Series assets. If the market value of the Equity Component rises, the percentage of the Series' assets allocated to the Equity Component generally will also rise. However, the relative volatility of these two Components, as well as the past performance of the Series will affect these allocations. For example, if a Series incurs early losses, the Series may allocate 100% of the Series' assets to the Fixed Component for the entire Guarantee Period, irrespective of the subsequent upward movements in the equity markets and/or the Equity Component.

The extent to which a Series participates in upward movements in the Equity Component during the Guarantee Period will depend on the performance of the Series, the performance and volatility of the Fixed and Equity Components, interest rates, expenses of the Series and the separate account under the variable annuity contract, and other factors. The Series might capture a material portion, very little or none of any Equity Component increase.

It is possible that on the Maturity Date, a Contract-holder or Participant could receive only the guaranteed amount even though the equity markets, as well as the Equity Component, have had significant positive performance during the Guarantee Period.

WORSE CASE SCENARIOS FOR THE SERIES' EQUITY PARTICIPATION. The opportunity cost of not allocating assets to the Equity Component will be particularly high if early in the Guarantee Period: (a) a Series' net asset value decreases; or (b) the value of the Equity Component declines. In either case, all or substantially all of the Series' assets could be allocated to the Fixed Component for the remainder of the Guarantee Period.

IMPACT OF ANNUITY CHARGES AND OTHER EXPENSES. Contract-holders and Participants with interests in a Series through separate accounts are not subject to identical separate account charges. In its proprietary computer model, the Sub-Adviser uses an expense factor designed to have the Series produce a return which may cover some portion of these charges. The expense factor will be determined at the inception of the Guarantee Period. If the expense factor is set to cover the higher charges, the initial asset allocation to the Equity Component will be lower. Accordingly, the level of the expense factor chosen by the Series may represent a greater opportunity cost to Contract-holders and Participants with lower separate account charges. Regardless of where the expense factor is set, it will not affect the Guarantee payable by the insurance company.

STOCK AND BOND INVESTMENTS. The risks associated with investing in stocks include sudden and unpredictable drops in the value of the market as a whole and periods of lackluster or negative performance. The performance of the Equity Component also depends significantly on the managers' skill in determining which securities to overweight, underweight or avoid altogether.


The principal risk associated with investing in bonds is that interest rates may rise, which generally causes bond prices to fall. The market prices of STRIPS generally are more volatile than the market prices of other fixed income securities with similar maturities that pay interest periodically. With corporate bonds, there is a risk that the issuer will default on the payment of principal and/or interest. With mortgage- backed securities, there is a risk of prepayment of the underlying mortgage. Because prepayments of principal generally occur when interest rates are declining, it is likely that a Series may have to reinvest the proceeds of prepayments at lower yields. In addition, with credit risk, the Series could lose money if the issuer of a debt security is unable to meet its financial obligations or goes bankrupt. The Fixed Component of a Series is subject to less credit risk than other funds because it principally invests in debt securities issued or guaranteed by the U.S. government or its agencies.


DECLINING INTEREST RATES. A decline in prevailing U.S. interest rates could materially increase the opportunity costs. Any such decline would increase the present value of the Guarantee, potentially causing a Series to allocate all or substantially all of the Series' assets to the Fixed Component in order to assure that such assets do not fall below the present value of the Guarantee.


FUTURES CONTRACTS. Each Series may invest in futures contracts, which provide for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. The Series uses futures for hedging purposes or to temporarily increase or limit exposure to a particular asset class.


The main risk with futures contracts is that they can amplify a gain or loss, potentially earning or losing substantially more money than the actual investment made in the futures contract.


RISKS OF USING DERIVATIVES. Certain securities in which a Series may invest, including futures contracts, are derivative instruments. In general terms, a derivative instrument is a financial contract whose value is derived, at least in part, from the performance of an underlying asset, interest rate, or index. If the issuer of a derivative does not pay the amount owed on the contract when due, a Series can lose money on the investment. The underlying investment on which the derivative is based, and the derivative itself, might not perform in the manner the Sub-Adviser expected, which could cause a Series' share price to decline. Markets for underlying securities may move in a direction not anticipated by the Sub-Adviser, which may result in a Series realizing a lower return than expected on an investment.


OTHER CONSIDERATIONS


In addition to the principal investment strategies and principal risks described above, each Series may also invest in other securities, engage in other practices, and be subject to additional risks, as discussed below and in the STATEMENT OF ADDITIONAL INFORMATION ("SAI").


MANAGEMENT OF THE SERIES

ING Investments, an Arizona limited liability company, serves as the investment adviser to the Series. ING Investments has overall responsibility for the management of the Series. ING Investments provides or oversees all investment advisory and portfolio management services for the Series, and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Series, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance and related services.


ING Investments is registered with the SEC as an investment adviser. ING Investments is an indirect wholly-owned subsidiary of ING Groep N.V. ("ING Groep") (NYSE: ING). ING Groep is one of the largest financial services organizations in the world with approximately 113,000 employees. Based in Amsterdam, ING Groep offers an array of banking, insurance and asset management services to both individual and institutional investors. ING Investments began investment management in April of 1995, and serves as investment adviser to registered investment companies as well as structured finance vehicles.

As of December 31, 2005, ING Investments managed approximately $42 billion in assets.


The principal address of ING Investments is 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258.

For its services, ING Investments is entitled to receive an advisory fee from each Series as set forth below. The advisory fee is expressed as an annual rate based on average daily net assets of the Series.

                    Offering Period          0.25%
                    Guarantee Period         0.60%


For information regarding the basis for the Board's approval of the Series' investment advisory or investment sub-advisory relationships, please see the Series' annual shareholder report dated December 31, 2005.


SUB-ADVISER

ING Investments acts as a "manager-of-managers" for the Series. ING Investments delegates to the Sub-Adviser of the Series the responsibility for investment management, subject to ING Investment's oversight. ING Investments is responsible for monitoring the investment program and performance of the sub-adviser of the Series. From time to time, ING Investments may also recommend the appointment of an additional or replacement sub-adviser to the Series' Board. The Series and ING Investments have received exemptive relief from the SEC to permit ING Investments, with the approval of the Series' Board, to replace a non-affiliated, sub-adviser, as well as change the terms of a contract with a nonaffiliated sub-adviser, without submitting the contract to a vote of the Series' shareholders. The Series will notify shareholders of any change in the identity of the sub-adviser of the Series. In this event, the name of the Series and its investment strategy may also change.

ING Investments has engaged ING IM, a Connecticut corporation, formerly known as Aeltus Investment Management, Inc., to serve as the Sub-Adviser to the Series. ING IM is responsible for managing the assets of the Series in accordance with its investment objective and policies, subject to oversight by ING Investments.

Founded in 1972, ING IM is registered with the SEC as an investment adviser. ING IM is an indirect wholly-owned subsidiary of ING Groep N.V., and is an affiliate of ING Investments. ING IM has acted as adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972.


As of December 31, 2005, ING IM managed over $59.4 billion in assets. The principal address of ING IM is 230 Park Avenue, New York, NY 10169.


PORTFOLIO MANAGEMENT

ASSET ALLOCATION. Mary Ann Fernandez, Senior Vice President, ING IM, is responsible for overseeing the overall strategy of the Series and the allocation of the Series' assets between the Equity and Fixed Components. Ms. Fernandez joined ING IM in 1996 as Vice President of product development and is currently serving as a Portfolio Specialist, assisting in the management and marketing of certain equity strategies managed by ING IM.

The following people are primarily responsible for the day-to-day management of the Series:

EQUITY COMPONENT. The following individuals share responsibility for the day-to-day management of the Equity Component:


Omar Aguilar Ph.D. and Portfolio Manager, ING IM, has been with ING IM since July, 2004 and is Head of Quantitative Equity Research. Previously, Dr. Aguilar was head of Lehman Brothers' quantitative research for their alternative investment management business since 2002. Prior to that, Dr. Aguilar was director of quantitative research and a Portfolio Manager with Merrill Lynch Investment Management since 1999. Dr. Aguilar has been co-managing the Series' Equity Component since 2005.

Douglas Cote, Portfolio Manager, ING IM, has been serving as a quantitative equity analyst since 1996. Previously, Mr. Cote was responsible for developing applications for ING IM's equity department.

FIXED COMPONENT. The following individual is responsible for the day-to-day management of the Fixed Component:

James B. Kauffmann, Portfolio Manager, joined ING IM in 1996 and has over 19 years of investment experience. Prior to joining ING IM he was a senior fixed-income portfolio manager with Alfa Investments Inc., worked in the capital markets group of a major Wall Street dealer and served as an analyst with a venture capital fund.

ADDITIONAL INFORMATION REGARDING PORTFOLIO MANAGERS

The SAI provides additional information about each portfolio manager's compensation, other accounts managed by the portfolio managers and each portfolio manager's ownership of securities in the Series.


INVESTMENTS IN, AND EXCHANGES AND REDEMPTIONS FROM, THE SERIES

FREQUENT TRADING/MARKET TIMING. The Fund and the Series are intended for long-term investment and not as short-term trading vehicles. Accordingly, organizations or individuals that use market timing investment strategies and make frequent transfers should not purchase shares of the Series. Shares of the Series are primarily sold through omnibus account arrangements with financial intermediaries, as investment options for the variable contracts issued by insurance companies, and as investment options for qualified plans. The Fund reserves the right, in its sole discretion and without prior notice, to reject, restrict or refuse purchase orders whether directly or by exchange, including purchase orders that have been accepted by a financial intermediary, that the Fund determines not to be in the best interest of the Fund.


The Fund relies on the financial intermediary to monitor frequent, short-term trading within a Fund by the financial intermediary's customers. You should review the materials provided to you by your financial intermediary, including, in the case of a variable contract, the prospectus that describes that contract or in the case of a Qualified Plan, the Plan documentation, for its policies regarding frequent short-term trading. The Fund seeks assurances from the financial intermediary that they have procedures adequate to monitor and address frequent short-term trading. There is, however, no guarantee that the procedures of the financial intermediaries will be able to curtail frequent, short-term trading activity.


The Fund believes that frequent, short-term trading in any account, including a variable contract or qualified plan account is not in the best interest of the Fund or the Series' shareholders. Due to the disruptive nature of this activity, it can adversely impact the ability of the Adviser or Sub-Adviser to invest assets in an orderly, long-term manner. Frequent trading can disrupt the management of the Fund and raise its expenses through: increased trading and transaction costs; forced and unplanned portfolio turnover; lost opportunity costs; and large asset swings that decrease the Fund's ability to provide maximum investment return to all shareholders. This in turn can have an adverse effect on a Series' performance.


Investments in foreign securities may present greater opportunities for market timers and thus be at a greater risk for excessive trading. If an event occurring after the close of a foreign market, but before the time a Series computes its current NAV, causes a change in the price of the foreign security and such price is not reflected in the Fund's current NAV, investors may attempt to take advantage of anticipated price movements in securities held by the Fund based on such pricing discrepancies. This is often referred to as "price arbitrage." Such price arbitrage opportunities may also occur in a fund which does not invest in foreign securities. For example, if trading in a security held by the Fund is halted and does not resume prior to the time the Fund calculates its NAV, such "stale pricing" presents an opportunity for investors to take advantage of the pricing discrepancy. Similarly, funds that hold thinly-traded securities, such as certain small-capitalization securities, may be exposed to varying levels of pricing arbitrage. The Fund has adopted fair valuation policies and procedures intended to reduce the Fund's exposure to price arbitrage, stale pricing and other potential pricing discrepancies, however, to the extent that the Fund's NAV does not immediately reflect these changes in market conditions, short-term trading may dilute the value of the Fund's shares, which negatively affects long-term shareholders.


Although the policies and procedures known to the Fund followed by financial intermediaries that use the Series are designed to discourage frequent, short-term trading, none of these measures can eliminate the possibility that frequent, short-term trading activity in the Fund will occur. Moreover, decisions to allow trades may be required. These decisions are inherently subjective, and will be made to the best of its abilities in a manner that is in the best interest of shareholders.

Please refer to the documents pertaining to the variable annuity contract for information on how to direct investments in or redemptions from (including making exchanges into or out of ) the Series and any fees that may apply, and what your options are on the Maturity Date.

12b-1 PLAN. Shares of the Series are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. Under the Distribution Plan, ING Funds Distributor, LLC, the Series' principal underwriter, is paid an annual distribution fee at the rate of 0.25% of the average daily net assets of the shares of the Series. The distribution fee may be used to cover expenses incurred in promoting the sale of the Series' shares and providing certain related services. ING Funds Distributor, LLC may reallow all or a portion of these fees to broker-dealers entering into selling agreements with it, including its affiliates. Because these fees are paid out on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Orders for the purchase or redemption of Series shares that are received before the close of regular trading ("Market Close") on the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE) are effected at the net asset value ("NAV") per share determined that day, as described below. The insurance company has been designated an agent of the Series for receipt of purchase and redemption orders. Therefore, receipt of an order by the insurance company constitutes receipt by the Series, provided that the Series receives notice of the orders by 9:30 a.m. Eastern time the next day on which the NYSE is open for trading.

HOW ING GROEP COMPENSATES ENTITIES OFFERING ITS PORTFOLIOS AS INVESTMENT OPTIONS IN THEIR INSURANCE PRODUCTS

ING mutual funds may be offered as investment options in variable life and variable annuity contracts ("Variable Contracts") by affiliated and non-affiliated insurance companies. In addition to paying fees under certain Series' Distribution Plan, the Series' Adviser or Distributor, out of its own resources and without additional cost to a Series or its shareholders, may pay additional compensation to these insurance companies. The amount of the payment is based upon an annual percentage of the average net assets held in a Series by those companies. The Series' Adviser and Distributor may make these payments for administrative, record keeping or other services that insurance companies provide to a Series. These payments may also provide incentive for insurance companies to make a Series available through the variable contracts issued by the insurance company, and thus they may promote the distribution of the shares of a Series.

The distributing broker-dealer for each Series is ING Funds Distributor. ING Funds Distributor has entered into such agreements with non-affiliated insurance companies. Fees payable under these arrangements are at annual rates that range from 15% to 25%.This is computed as a percentage of the average aggregate amount invested in a Series by contract holders through the relevant insurance company's Variable Contracts. As of the date of this Prospectus, the Adviser has entered into such arrangements with the following insurance companies: Zurich Kemper Life Insurance Company; Symetra Life Insurance Company; and First Fortis Life Insurance Company.

The Adviser also has entered into similar agreements with affiliated insurers, including, but not limited to: ING Life Insurance and Annuity Company; ReliaStar Life Insurance Company; ReliaStar Life of New York; Security Life of Denver; and ING USA Annuity and Life Insurance Co. ING Groep uses a variety of financial and accounting techniques to allocate resources and profits across the organization. These methods may take the form of cash payments to affiliates. These methods do not impact the costs incurred when investing in a Series. Additionally, if a fund is not sub-advised or is subadvised by ING Groep, ING Groep may retain more revenue than on those funds it must pay to have sub-advised by non-affiliated entities. Management personnel of ING Groep may receive additional compensation if the overall amount of investments in the Series advised by ING Groep meets certain target levels or increases over time.

The insurance companies through which investors hold shares of a Series may also pay fees to third parties in connection with distribution of Variable Contracts and for services provided to Variable Contract owners. Neither each Series, the Adviser, or the Distributor is a party to these arrangements. Investors should consult the prospectus and statement of additional information for their Variable Contracts for a discussion of these payments.

Ultimately, the agent or broker selling the Variable Contract to you could have a financial interest in selling you a particular product to increase the compensation they receive. Please make sure you read fully each prospectus and discuss any questions you have with your agent or broker.


NET ASSET VALUE. The NAV per share for each Series is determined each business day as of Market Close on the NYSE. Each Series is open for business every day the NYSE is open. The NYSE is closed on all weekends and on national holidays and Good Friday. Series shares will not be priced on those days. The NAV per share of each Series is calculated by taking the value of the Series' assets attributable to a Series, subtracting the Series' liabilities attributable to that Series, and dividing by the number of shares of that Series that are outstanding.


In general, assets are valued based on actual or estimated market value, with special provisions for assets not having readily available market quotations and short-term debt securities, and for situations where market quotations are deemed unreliable. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. Securities prices may be obtained from independent pricing services. Shares of investment companies held by a Series will generally be valued at the latest NAV reported by that investment company. The prospectuses for those investment companies explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing.


Trading of foreign securities may not take place every day the NYSE is open. Also, trading in some foreign markets and on some electronic trading networks may occur on weekends or holidays when the Series' NAV is not calculated. As a result, the NAV of the Series may change on days when shareholders will not be able to purchase or redeem Series shares.

When market quotations are not readily available or are deemed unreliable, a Series will use a fair value for the security in accordance with procedures adopted by the Series' Board. The types of securities for which such fair value pricing might be required include, but are not limited to:

          - Foreign securities, where an event occurs after the close of the foreign market on which such security principally trades, but before the close of the NYSE, that is likely to have changed the value of such security, or the closing value is otherwise deemed unreliable;

          -    Securities of an issuer that has entered into a restructuring;

          -    Securities whose trading has been halted or suspended;

          - Fixed-income securities that have gone into default and for which there is no current market value quotation; and

          -    Securities that are restricted as to transfer or resale.

The Fund or Adviser may rely on the recommendations of a fair value pricing service approved by the Board in valuing foreign securities. Valuing securities at fair value involves greater reliance on judgment than securities that have readily available market quotations. The Adviser makes such determinations in good faith in accordance with procedures adopted by the Series' Board. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Series could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Series determines its NAV per share.

When an insurance company or qualified plan is buying shares of a Series, it will pay the NAV that is next calculated after the order from the insurance company's variable contract holder or qualified plan participant is received in proper form. When an insurance company or qualified plan is selling shares, it will normally receive the NAV that is next calculated after the order from the insurance company's variable contract holder or qualified plan participant is received in proper form.

PORTFOLIO HOLDINGS DISCLOSURE POLICY


A description of the policies and procedures with respect to the disclosure of each Series' portfolio securities is available in the SAI. The Fund posts the complete portfolio holdings schedule on its website on a calendar-quarter basis and it is available on the first day of the second month in the next quarter. The complete portfolio holdings schedule is as of the last day of the month preceding the quarter-end (E.G., the Fund will post the quarter ending June 30 holdings on August 1.) The complete portfolio holdings schedule will, at a minimum, remain available on the Fund's website until the Fund files for a Form N-CSR or Form N-Q with the SEC for the period that includes the date as of which the website information is current. The Fund's website is located at www.ingfunds.com.

MATURITY DATE


Before the Maturity Date of a Series, the insurance company will send a notice to Contract-holders or Participants who have amounts in the Series to remind them that the Maturity Date is approaching and to choose other investment options into which Series amounts will be transferred to at the close of business on the Maturity Date. If investors do not make a choice, at the close of business on the Maturity Date the insurance company will transfer Series amounts to funds designated by the insurance company.

TAX INFORMATION


The Fund intends to qualify as a regulated investment company by satisfying the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Code"), including requirements with respect to diversification of assets, distribution of income and sources of income. As a regulated investment company, the Fund generally will not be subject to tax on its ordinary income and net realized capital gains. The Fund also intends to comply with the diversification requirements of Section 817(h) of the Code for those investors who acquire shares through variable annuity contracts so that those contract owners should not be subject to federal tax on distributions from the Fund to the separate accounts or on sales, exchanges or redemptions of Series shares. Contract owners should review their contract prospectus, prospectus summary or disclosure statement for information regarding the personal tax consequences of purchasing a contract.


DIVIDENDS AND DISTRIBUTIONS. Dividends and capital gains distributions, if any, are paid on an annual basis around the end of the calendar year. To comply with federal tax regulations, the Series may also pay an additional capital gains distribution, usually in June. Dividends and distributions are automatically reinvested at NAV in shares of the Series.

ADDITIONAL INFORMATION


The SAI, which is legally part of this Prospectus and incorporated by reference into this Prospectus, contains more detailed information about the Series and the Fund generally. A description of each Series' policies and procedures regarding the disclosure of the Series' portfolio securities is available in the SAI. Additional information about each Series also will be available in the Series' annual and semi-annual shareholder reports to shareholders. In the annual shareholder report, you will find a discussion of the market conditions and principal investment strategies that significantly affected each Series' performance and the financial statement and the independent registered public accounting firms report (annual shareholder reports only) during its last fiscal year.

You may request free of charge the current SAI, annual and semi-annual shareholder reports or other information about each Series, by calling 1-800-531-4547, writing to:


                           ING GET U.S. Core Portfolio
                                  P.O. Box 9271
                            Des Moines, IA 50306-9271

or by visiting our website at www.ingfunds.com.


The SEC also makes available to the public reports and information about the Series. Certain reports and information, including the SAI, are available on the EDGAR database on the SEC's website http://www.sec.gov) or at the SEC's public reference room in Washington, D.C. You may call 1-202-551-8090 to get information about the operations of the public reference room. You may obtain copies of reports and other information about the Series, after paying a duplicating fee, by sending an e-mail request to: publicinfo@sec.gov, or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.


Investment Company Act File No. 811-9477

                          ING GET U.S. CORE PORTFOLIO

                                    Series 1
                                    Series 2
                                    Series 3
                                    Series 4
                                    Series 5
                                    Series 6
                                    Series 7
                                    Series 8
                                    Series 9
                                   Series 10
                                   Series 11

            STATEMENT OF ADDITIONAL INFORMATION DATED APRIL 28, 2006


This Statement of Additional Information ("SAI") is not a prospectus and should be read in conjunction with the current Prospectus for Series 1 - Series 11 of the ING GET U.S. Core Portfolio ("Portfolio"). Capitalized terms not defined herein are used as defined in the Prospectus. ING Variable Insurance Trust ("Fund") is authorized to issue multiple series of shares, each representing a diversified portfolio of investments with different investment objectives, policies and restrictions. This SAI applies to ING GET U.S. Core Portfolio, Series 1 - Series 11 (collectively, the "Series").


A free copy of the Prospectus is available upon request by writing to the Portfolio at: P.O. Box 9271, Des Moines, IA 50306-9271, or by calling (800) 531-4547.


                                TABLE OF CONTENTS

GENERAL INFORMATION..........................................................      1
INVESTMENT OBJECTIVE AND RESTRICTIONS........................................      2
INVESTMENT TECHNIQUES AND RISK FACTORS.......................................      3
OTHER CONSIDERATIONS.........................................................      8
THE ASSET ALLOCATION PROCESS.................................................      8
MANAGEMENT OF THE FUND.......................................................      9
TRUSTEE OWNERSHIP OF SECURITIES..............................................     17
COMPENSATION OF TRUSTEES.....................................................     18
CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS...................................     18
ADVISORY AGREEMENT...........................................................     18
THE SUBADVISORY AGREEMENT....................................................     19
ADMINISTRATIVE SERVICES AGREEMENT............................................     19
EXPENSE LIMITATION AGREEMENT.................................................     20
CUSTODIAN....................................................................     20
TRANSFER AGENT...............................................................     20
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM................................     20
PRINCIPAL UNDERWRITER........................................................     20
DISTRIBUTION SERVICING ARRANGEMENTS..........................................     21
DISCLOSURE OF THE PORTFOLIO SECURITIES.......................................     21
BROKERAGE ALLOCATION AND TRADING POLICIES....................................     21
CODE OF ETHICS...............................................................     22
PROXY VOTING PROCEDURES......................................................     22
PURCHASE AND REDEMPTION OF SHARES............................................     22
NET ASSET VALUE..............................................................     23
TAX STATUS...................................................................     23
PERFORMANCE INFORMATION......................................................     24

                               GENERAL INFORMATION

On April 5, 2002, the name of the Fund was changed from Pilgrim Variable Insurance Trust Fund to ING Variable Insurance Trust.

Organization. ING Variable Insurance Trust is an open-end management investment company organized as a Delaware statutory trust on the 15th day of July 1999. Although the Fund currently offers multiple portfolios, this SAI applies only to ING GET U.S. Core Portfolio, Series 1-11.

Voting Rights. Shareholders of the Series are entitled to one vote for each full share held (and fractional votes for fractional shares held) and will vote in the election of the Board of Trustees ("Board") (to the extent hereinafter provided) and on other matters submitted to the vote of shareholders. Investors who select the Series for investment through their variable annuity contract are not the shareholders of the Portfolio. The insurance companies that issue the separate accounts are the true shareholders, but generally pass through voting to investors as described in the prospectus for the applicable Contract.

                      INVESTMENT OBJECTIVE AND RESTRICTIONS


The investment objective for each Series is to achieve maximum total return and minimal exposure of the Series assets to a market value loss by participating, to the extent appropriate, in favorable equity market performance during the Guarantee Period. A Series will pursue its objective during a specified five or seven year period, its "Guarantee Period." In seeking to achieve its investment objective, each Series has adopted the following restrictions which are matters of fundamental policy and cannot be changed without approval by the holders of the lesser of: (i) 67% of the shares of the Series present or represented at a shareholders' meeting at which the holders of more than 50% of such shares are present or represented; or (ii) more than 50% of the outstanding shares of the Series.


As a matter of fundamental policy, each Series will not:

            (1) Borrow money, except that (a) the Series may enter into certain futures contracts and options related thereto; (b) the Series may enter into commitments to purchase securities in accordance with the Series' investment program, including delayed delivery and when-issued securities and reverse repurchase agreements; (c) the Series may borrow money for temporary or emergency purposes in amounts not exceeding 15% of the value of its total assets at the time when the loan is made; and (d) for purposes of leveraging, the Series may borrow money from banks (including its custodian bank) only if, immediately after such borrowing, the value of the Series' assets, including the amount borrowed, less its liabilities, is equal to at least 300% of the amount borrowed, plus all outstanding borrowings. If at any time the value of the Series' assets fails to meet the 300% coverage requirement relative only to leveraging, the Series shall, within three days (not including Sundays and holidays), reduce its borrowings to the extent necessary to meet the 300% test.

            (2) Act as an underwriter of securities except to the extent that, in connection with the disposition of securities by the Series for its portfolio, the Series or the Fund may be deemed to be an underwriter under the provisions of the 1933 Act.

            (3) Purchase real estate, interests in real estate or real estate limited partnership interests except that, to the extent appropriate under its investment program, the Series may invest in securities secured by real estate or interests therein or issued by companies, including real estate investment trusts, which deal in real estate or interests therein.

            (4) Make loans, except that, to the extent appropriate under its investment program, the Series may purchase bonds, debentures or other debt securities, including short-term obligations and enter into repurchase transactions.

            (5) Invest in commodity contracts, except that the Series may, to the extent appropriate under its investment program, purchase securities of companies engaged in such activities; may enter into futures contracts and related options, may engage in transactions on a when-issued or forward commitment basis.

            (6) Alter, amend or modify either the Investment Objective or the Principal Investment Strategies of the Series, as described in the Prospectus.

            (7) With respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer excluding securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or purchase more than 10% of the outstanding voting securities of any issuer.

            (8) Concentrate its investments in any one industry except that the Series may invest up to 25% of its total assets in securities issued by companies principally engaged in any one industry. For purposes of this restriction, finance companies will be classified as separate industries according to the end users of their services, such as automobile finance, computer finance and consumer finance. This limitation will not apply to securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities.

Where the Series' investment objective or policy restricts it to holding or investing a specified percentage of its assets in any type of instrument, that percentage is measured at the time of purchase. There will be no violation of any investment policy or restriction if that restriction is complied with at the time the relevant action is taken, notwithstanding a later change in the market value of an investment, in net or total assets, in securities rating of the investment or any other change. With respect to fundamental policy number (8), industry classifications are determined in accordance with the classifications established by Standard & Poor's ("S&P"), a division of The McGraw-Hill Companies.

The Series also has adopted certain other investment policies and restrictions reflecting the current investment practices of the Series, which may be changed by the Board and without shareholder vote. Under such policies and restrictions, the Series will not:

            (1) Mortgage, pledge or hypothecate its assets except in connection with loans of securities as described in (4) above, borrowings as described in
(1) above, and permitted transactions involving options, futures contracts and options on such contracts.

            (2) Invest in companies for the purpose of exercising control or management.

            (3) Make short sales of securities, other than short sales "against the box," or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options in the manner otherwise permitted by the investment restrictions, policies and investment programs of the Series.

                     INVESTMENT TECHNIQUES AND RISK FACTORS

Futures Contracts

Each Series is managed by ING Investment Management Co. ("ING IM" or "Sub-Adviser"), subject to the oversight by ING Investments, LLC ("Investment Adviser" or "Adviser") as described more fully in the Investment Management Agreement section below.

Each Series may enter into future contracts, described below and in the Prospectus, as a means of achieving its investment objective. A Series may invest up to 30% of its assets in derivatives to gain additional exposure to certain markets for investment purposes while maintaining liquidity to meet shareholder redemptions and minimizing trading costs.

Each Series may enter into futures contracts subject to the restrictions described below under "Additional Restrictions on the Use of Futures Contracts." THE SERIES WILL ONLY ENTER INTO FUTURES CONTRACTS ON THE STANDARD & POOR'S 500(R) COMPOSITE STOCK PRICE INDEX ("S&P 500(R) Index") AND U.S. TREASURY SECURITIES. S&P 500(R) Index futures may not exceed 20% of the market value of the Equity Component. The notional value of U.S. Treasury futures may not exceed 50% of the market value of the Fixed Component. Futures contracts may not be used for speculative purposes. The futures exchanges and trading in the U.S. are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC").

A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. Brokerage fees are incurred when a futures contract is bought or sold and at expiration, and margin deposits must be maintained.

Although interest rate futures contracts typically require actual future delivery of and payment for the underlying instruments, those contracts are usually closed out before the delivery date. Stock index futures contracts do not contemplate actual future delivery and will be settled in cash at expiration or closed out prior to expiration. Closing out an open futures contract sale or purchase is effected by entering into an offsetting futures contract purchase or sale, respectively, for the same aggregate amount of the identical type of underlying instrument and the same delivery date.

There can be no assurance, however, that a Series will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Series is not able to enter into an offsetting transaction, it will continue to be required to maintain the margin deposits on the contract.

The prices of futures contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest rates and equity prices, which in turn are affected by fiscal and monetary policies and national and international political and economic events. Small price movements in futures contracts may result in immediate and potentially unlimited loss or gain to the Series relative to the size of the margin commitment. A purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract.

When using futures contracts as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the instruments or securities being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative market demand for futures and for securities, including technical influences in futures trading, and differences between the financial instruments being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or stock market or interest rate trends as well as the expenses associated with creating the hedge.

Most U.S. futures exchanges limit the amount of fluctuation permitted in interest rate futures contract prices during a single trading day, and temporary regulations limiting price fluctuations for stock index futures contracts are also in effect. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some persons engaging in futures transactions to substantial losses.

"Margin" is the amount of funds that must be deposited by a Series with a commodities broker in a custodian account in order to initiate futures trading and to maintain open positions in the Series' futures contracts. A margin deposit is intended to assure the Series' performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the contract is traded and may be significantly modified from time to time by the exchange during the term of the contract.

If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy the margin requirement, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will promptly pay the excess to the Series. These daily payments to and from the Series are called variation margin. At times of extreme price volatility, intra-day variation margin payments may be required. In computing daily net asset values, the Series will mark-to-market the current value of its open futures contracts. The Series expects to earn interest income on its initial margin deposits.

When a Series buys or sells a futures contract, unless it already owns an offsetting position, it will designate cash and/or liquid securities having an aggregate value at least equal to the full "notional" value of the futures contract, thereby insuring that the leveraging effect of such futures contract is minimized, in accordance with regulatory requirements.

A Series may purchase and sell futures contracts under the following conditions: (a) the then-current aggregate futures market prices of financial instruments required to be delivered and purchased under open futures contracts shall not exceed 30% of the Series' total assets at market value at the time of entering into a contract and (b) no more than 5% of the assets, at market value at the time of entering into a contract, shall be committed to margin deposits in relation to futures contracts.

Additional Restrictions on the Use of Futures Contracts. CFTC regulations require that to prevent the Series from being a commodity pool, the Series enter into all short futures for the purpose of hedging the value of securities held, and that all long futures positions either constitute bona fide hedging transactions, as defined in such regulations, or have a total value not in excess of an amount determined by reference to certain cash and securities positions maintained, and accrued profits on such positions. As evidence of its hedging intent, the Series expects that at least 75% of futures contract purchases will be "completed"; that is, upon the sale of these long contracts, equivalent amounts of related securities will have been or are then being purchased by it in the cash market.

Additional Risk Factors in Using Futures. In addition to any risk factors which may be described elsewhere in this section, or in the Prospectus, the following sets forth certain information regarding the potential risks associated with the Series' transactions in derivatives.

Risk of Imperfect Correlation. Each Series' ability to hedge effectively all or a portion of its portfolio through transactions in futures on securities and indices depends on the degree to which movements in the value of the securities or index underlying such hedging instrument correlates with movements in the value of the assets being hedged. If the value of the assets being hedged do not move in the same amount or direction as the underlying security or index, the hedging strategy for the Series might not be successful and it could sustain losses on its hedging transactions which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the security or index underlying a futures contract and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Series' overall return could be less than if the hedging transactions had not been undertaken.

Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a futures position may be terminated only by entering into a closing sale transaction, which requires a secondary market on the exchange on which the position was originally established. While a Series will establish a futures position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In such event, it may not be possible to close out a position held by the Series which could require it to purchase or sell the instrument underlying the position, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on the Series' ability to effectively hedge its portfolio, or the relevant portion thereof.

The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

Risk of Predicting Interest Rate Movements. Investments in futures contracts on U.S. Treasury securities involve the risk that if the Sub-Adviser's judgment concerning the general direction of interest rates is incorrect, the overall performance of the Series may be poorer than if it had not entered into any such contract. For example, if a Series has been hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in the Fixed Component and interest rates decrease instead, the Series will lose part or all of the benefit of the increased value of its bonds which have been hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Series has insufficient cash, it may have to sell bonds from the Fixed Component to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.

Counterparty Risk. With some derivatives there is also the risk that the counterparty may fail to honor its contract terms, causing a loss for the Series.

Foreign Securities

Each Series may invest in depositary receipts of foreign companies included in the S&P 500(R) Index. Depositary receipts are typically dollar denominated, although their market price is subject to fluctuations of the foreign currency in which the underlying securities are denominated. Depositary receipts are typically American Depositary Receipts ("ADRs"), which are designed for U.S. investors and held either in physical form or in book entry form.

Real Estate Securities

Each Series may invest in real estate securities through interests in real estate investment trusts ("REITs") included in the S&P 500 Index. REITs are trusts that sell securities to investors and use the proceeds to invest in real estate or interests in real estate. A REIT may focus on a particular project, such as apartment complexes, or geographic region, such as the Northeastern U.S., or both.

Investing in stocks of real estate-related companies presents certain risks that are more closely associated with investing in real estate directly than with investing in the stock market generally, including: periodic declines in the value of real estate, generally, or in the rents and other income generated by real estate; periodic over-building, which creates gluts in the market, as well as changes in laws (such as zoning laws) that impair the property rights of real estate owners; and adverse developments in the real estate industry.

Short-term Debt Instruments

Each Series may invest in short-term debt obligations (including banker's acceptances, commercial paper, bank notes, time deposits and certificates of deposit). A Series generally will have a portion of its assets in cash or cash equivalents for a variety of reasons, including to satisfy redemption requests from shareholders, waiting for a suitable investment opportunity or taking a defensive position. To earn income on this portion of its assets, the Series may enter into repurchase agreements. Under a repurchase agreement, the Series agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer after a short period of time (generally, less than seven days) at a higher price. The bank or broker-dealer must transfer to the Series' custodian securities with an initial market value of at least 102% of the dollar amount invested by the Series in each repurchase agreement. The manager will monitor the value of such securities daily to determine that the value equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon a Series' ability to sell the underlying securities. The Series will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the manager has determined present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase transaction.

Illiquid Securities

Each Series may invest in illiquid securities. Illiquid securities are securities that are not readily marketable or cannot be disposed of promptly within seven days and in the usual course of business without taking a materially reduced price. Such securities include, but are not limited to, time deposits and repurchase agreements with maturities in excess of seven days. Securities that may be resold under Rule 144A under the Securities Act of 1933, as amended ("1933 Act") or securities offered pursuant to Section 4(2) of the 1933 Act shall not be deemed illiquid solely by reason of being unregistered. The Sub-Adviser shall determine whether a particular security is deemed to be illiquid based on the trading markets for the specific security and other factors. Illiquid securities will not exceed 15% of the net assets of the Series.

Mortgage-Related Debt Securities

Each Series may invest in mortgage-related debt securities, collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs"). However, each such security must be rated AAA or higher by S&P or Aaa or higher by Moody's, provided that if both S&P and Moody's have issued a rating on the security, such rating shall not be less than AAA/Aaa.

Federal mortgage-related securities include obligations issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). GNMA is a wholly owned corporate instrumentality of the U.S., the securities and guarantees of which are backed by the full faith and credit of the U.S. FNMA, a federally chartered and privately owned corporation, and FHLMC, a federal corporation, are instrumentalities of the U.S. with Presidentially appointed board members. The obligations of FNMA and FHLMC are not explicitly guaranteed by the full faith and credit of the federal government.

Pass-through mortgage-related securities are characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the security holders, like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, often twenty or thirty years, the borrowers can, and typically do, repay such loans sooner. Thus, the security holders frequently receive repayments of principal, in addition to the principal that is part of the regular monthly payment. A borrower is more likely to repay a mortgage bearing a relatively high rate of interest. This means that in times of declining interest rates, some higher yielding securities held by the Series might be converted to cash, and the Series could be expected to reinvest such cash at the then prevailing lower rates. The increased likelihood of prepayment when interest rates decline also limits market price appreciation of mortgage-related securities. If the Series buys mortgage-related securities at a premium, mortgage foreclosures or mortgage prepayments may result in losses of up to the amount of the premium paid since only timely payment of principal and interest is guaranteed.

CMOs and REMICs are securities which are collateralized by mortgage pass-through securities. Cash flows from underlying mortgages are allocated to various classes or tranches in a predetermined, specified order. Each sequential tranche has a "stated maturity" - the latest date by which the tranche can be completely repaid, assuming no repayments - and has an "average life" - the average time to receipt of a principal weighted by the size of the principal payment. The average life is typically used as a proxy for maturity because the debt is amortized, rather than being paid off entirely at maturity, as would be the case in a straight debt instrument.

CMOs and REMICs are typically structured as "pass-through" securities. In these arrangements, the underlying mortgages are held by the issuer, which then issues debt collateralized by the underlying mortgage assets. The security holder thus owns an obligation of the issuer and payment of interest and principal on such obligations is made from payment generated by the underlying mortgage assets. The underlying mortgages may or may not be guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. Government such as GNMA or otherwise backed by FNMA or FHLMC. Alternatively, such securities may be backed by mortgage insurance, letters of credit or other credit enhancing features. Both CMOs and REMICs are issued by private entities. They are not directly guaranteed by any government agency and are secured by the collateral held by the issuer. CMOs and REMICs are subject to the type of prepayment risk described above due to the possibility that prepayments on the underlying assets will alter the cash flow.

Asset-Backed Securities

Each Series may invest in asset-backed securities. Asset-backed securities are collateralized by short-term loans such as automobile loans, home equity loans, equipment leases or credit card receivables. The payments from the collateral are generally passed through to the security holder. As noted above with respect to CMOs and REMICs, the average life for these securities is the conventional proxy for maturity. Asset-backed securities may pay all interest and principal to the holder, or they may pay a fixed rate of interest, with any excess over that required to pay interest going either into a reserve account or to a subordinate class of securities, which may be retained by the originator. The originator or other party may guarantee interest and principal payments. These guarantees often do not extend to the whole amount of principal, but rather to an amount equal to a multiple of the historical loss experience of similar portfolios.

Two varieties of asset-backed securities are CARs and CARDs. CARs are securities, representing either ownership interests in fixed pools of automobile receivables, or debt instruments supported by the cash flows from such a pool. CARDs are participations in fixed pools of credit accounts. These securities have varying terms and degrees of liquidity.

The collateral behind certain asset-backed securities (such as CARs and CARDs) tends to have prepayment rates that do not vary with interest rates; the short-term nature of the loans may also tend to reduce the impact of any change in prepayment level. Other asset-backed securities, such as home equity asset-backed securities, have prepayment rates that are sensitive to interest rates. Faster prepayments will shorten the average life and slower prepayments will lengthen it. Asset-backed securities may be pass-through, representing actual equity ownership of the underlying assets, or pay-through, representing debt instruments supported by cash flows from the underlying assets.

The coupon rate of interest on mortgage-related and asset-backed securities is lower than the interest rates paid on the mortgages included in the underlying pool, by the amount of the fees paid to the mortgage pooler, issuer, and/or guarantor. Actual yield may vary from the coupon rate, however, if such securities are purchased at a premium or discount, traded in the secondary market at a premium or discount, or to the extent that the underlying assets are prepaid as noted above.

Separate Trading of Registered Interest and Principal of Securities ("STRIPS")

Each Series may invest in STRIPS. STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. STRIPS generally trade like zero coupon securities, which do not pay interest periodically but accrue interest until maturity. STRIPS tend to include the same risks as zero coupon securities. The market prices of STRIPS generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality.

OTHER INVESTMENT COMPANIES

Each Series may invest in other investment companies ("Underlying Funds"). The Series may not (i) invest more than 10% of its total assets in the Underlying Funds, (ii) invest more than 5% of its total assets in any one Underlying Fund, or (iii) purchase greater than 3% of the total outstanding securities of any one Underlying Fund.

EXCHANGE TRADED FUNDS ("ETFS"). ETFs are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. ETFs present risks similar to those of an investment in the underlying securities held by the ETF. Because ETFs trade on an exchange, they may not trade at net asset value ("NAV"). Sometimes, the prices of ETFs may vary significantly from the NAVs of the ETF's underlying securities. Additionally, if the Series elects to redeem its ETF shares rather than selling them on the secondary market, the Series may receive the underlying securities which it must then sell in order to obtain cash. Additionally, you may pay a proportionate share of the expenses of the ETF in addition to the expenses of the Series.

Zero Coupon Securities

Each Series may invest in zero coupon securities. Zero coupon securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued and traded at a discount from their face amounts or par value. The discount varies, depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. The market prices of zero coupon securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality. The Series may also invest in Government Trust Certificates, which represent an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by the full faith and credit guaranty issued by the Federal Government of the United States of America (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act of 1998) and (ii) a security interest in obligations of the United States Treasury backed by the full faith and credit of the United States of America sufficient to support remaining balance (no more than 10%) of all payments of principal and interest on such promissory note; provided that such obligations shall not be rated less than AAA by S&P or less than Aaa by Moody's.

The risks associated with lower debt securities apply to these securities. Zero coupon securities are also subject to the risk that in the event of a default, the Series may realize no return on its investment, because these securities do not pay cash interest.

                              OTHER CONSIDERATIONS

In extreme circumstances, the insurance company reserves the right to accept additional deposits, including both new annuity monies and internal variable annuity transfers, during the Guarantee Period and to discontinue this practice at its discretion at any time.

                          THE ASSET ALLOCATION PROCESS

In pursuing the Series' investment objective, the Sub-Adviser looks to allocate assets among the Equity Component and the Fixed Component. The allocation of assets for a Series depends on a variety of factors, including, but not limited to, the then prevailing level of interest rates, equity market volatility, the then current market value of the Series, the Series' total annual expenses, as well as insurance company separate account expenses assessed to Contractholders and Participants acquiring an interest in the Series through the Separate Account, and the Maturity Date. If interest rates are low (particularly at the inception of the Guarantee Period), the Series assets may be largely invested in the Fixed Component in order to decrease the likelihood that the insurance company would be required to make any payment under the Guarantee. In addition, if during the Guarantee Period the equity markets experienced a major decline, the Series' assets may become largely invested in the Fixed Component in order to increase the likelihood of meeting the investment objective.

The initial allocation of a Series' assets between the Equity Component and the Fixed Component will be determined principally by the prevailing level of interest rates and the volatility of the stock market at the beginning of the Guarantee Period. If at the inception of the Guarantee Period interest rates are low, more assets may have to be allocated to the Fixed Component. The Sub-Adviser will monitor the allocation of the Series' assets on a daily basis.

The asset allocation process will also be affected by the Sub-Adviser's ability to manage the Fixed Component. If the Fixed Component provides a return better than that assumed by the Sub-Adviser's proprietary software model, fewer assets would have to be allocated to the Fixed Component. On the other hand, if the performance of the Fixed Component is poorer than expected, more assets would have to be allocated to the Fixed Component, and the ability of the Series to participate in any subsequent upward movement in the equity market would be limited.

The asset allocation process results in additional transaction costs such as brokerage commissions. This process can have an adverse effect on the performance of a Series during periods of increased equity market volatility. To moderate such costs, the Sub-Adviser has built into the proprietary software program a factor that will require reallocations only when Equity Component and Fixed Component values have deviated by more than certain minimal amounts since the last reallocation.

                           MANAGEMENT OF THE FUND

MANAGEMENT OF THE FUND

    Set forth in the table below is information about each Trustee of the Fund.

                                                                                                NUMBER OF
                                                                                                FUNDS IN
                                 POSITION(S)    TERM OF OFFICE                                 FUND COMPLEX
                                  HELD WITH     AND LENGTH OF    PRINCIPAL OCCUPATION(S) -      OVERSEEN BY  OTHER DIRECTORSHIPS
   NAME, ADDRESS AND AGE             FUND       TIME SERVED(1)    DURING THE PAST 5 YEARS      TRUSTEE(2)(3)   HELD BY TRUSTEE
------------------------------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES

JOHN V. BOYER                     Trustee       January 2005 -   President and Chief Executive      175      None
7337 East Doubletree Ranch Rd.                  Present          Officer, Franklin and Eleanor
Scottsdale, Arizona 85258                                        Roosevelt Institute (March
Age: 51                                                          2006 - Present) Formerly,
                                                                 Executive Director, The Mark
                                                                 Twain House & Museum (4)
                                                                 (September 1989 - November
                                                                 2005).

PATRICIA W. CHADWICK(5)           Trustee      January 2006 -    Consultant and President of        175      None
7337 East Doubletree Ranch Rd.                 Present           self-owned company
Scottsdale, Arizona 85258                                        Ravengate Partners LLC
Age: 57                                                          (January 2000 - Present).

J. MICHAEL EARLEY                 Trustee       February 2002 -  President and Chief                175      None
7337 East Doubletree Ranch Rd.                  Present          Executive Officer, Bankers
Scottsdale, Arizona 85258                                        Trust Company, N.A. (June
Age: 59                                                          1992 - Present).

R. BARBARA GITENSTEIN             Trustee       February 2002 -  President, College of New          175      None
7337 East Doubletree Ranch Rd.                  Present          Jersey (January 1992 -
Scottsdale, Arizona 85258                                        Present).
Age: 57

PATRICK W. KENNY                  Trustee       January 2005 -   President and Chief                175     Assured Guaranty Ltd.
7337 East Doubletree Ranch Rd.                  Present          Executive Officer                          (November 2003 -
Scottsdale, Arizona 85258                                        International Insurance                    Present).
Age: 62                                                          Society (June 2001 - Present),
                                                                 and Executive Vice President,
                                                                 Frontier Insurance Group, Inc.
                                                                 (September 1998 - March 2001).

WALTER H. MAY                     Trustee       October 1999 -   Retired.                           175      BestPrep (September
7337 East Doubletree Ranch Rd.                  Present                                                      1991 - Present).
Scottsdale, Arizona 85258
Age: 67

                                                                                               NUMBER OF
                                                                                               FUNDS IN
                                 POSITION(S)    TERM OF OFFICE                                FUND COMPLEX
                                  HELD WITH     AND LENGTH OF    PRINCIPAL OCCUPATION(S) -     OVERSEEN BY   OTHER DIRECTORSHIPS
   NAME, ADDRESS AND AGE             FUND       TIME SERVED(1)    DURING THE PAST 5 YEARS     TRUSTEE(2)(3)    HELD BY TRUSTEE
-----------------------------------------------------------------------------------------------------------------------------------
JOCK PATTON                       Chairman and  October 1999 -   Private Investor (June 1997        175      JDA Software
7337 East Doubletree Ranch Rd.    Trustee       Present          - Present).  Formerly,                      Group, Inc. (January
Scottsdale, Arizona 85258                       (Chairman        Director and Chief Executive                1999 - Present); Swift
Age: 58                                         January 1, 2005) Officer, Rainbow Multimedia                 Transportation Co.
                                                (ING Mayflower   Group, Inc. (January 1999 -                 (March 2004 -
                                                Trust)           December 2001).                             Present).

                                                May 1999 -
                                                Present
                                                (Chairman
                                                January 1, 2005)
                                                (ING Mutual
                                                Funds)

SHERYL K. PRESSLER(5)             Trustee       January 2006 -   Consultant (May 2001 - Present).   175      Stillwater Mining
7337 East Doubletree Ranch Rd.                  Present          Formerly, Chief Executive                   Company (May 2002 -
Scottsdale, Arizona 85258                                        Officers, Lend Lease Real Estate            Present); Advanced
Age: 55                                                          Investments, Inc. (March 2000 -             Portfolio Management
                                                                 April 2001).                                (September 2002 -
                                                                                                             Present); California
                                                                                                             HealthCare Foundation
                                                                                                             (June 2999 - Present);
                                                                                                             and Romanian-American
                                                                                                             Enterprise Fund
                                                                                                             (February 2004 -
                                                                                                             Present).

DAVID W.C. PUTNAM                 Trustee       October 1999 -   President and Director, F.L.       175      Progressive Capital
7337 East Doubletree Ranch Rd.                  Present          Putnam Securities Company,                  Accumulation Trust
Scottsdale, Arizona 85258                                        Inc. (June 1978 - Present).                 (August 1998 -
Age: 65                                                                                                      Present); Principled
                                                                                                             Equity Market Trust
                                                                                                             (November 1996 -
                                                                                                             Present), Mercy
                                                                                                             Endowment Foundation
                                                                                                             (September 1995 -
                                                                                                             Present); Asian
                                                                                                             American Bank and
                                                                                                             Trust Company (June
                                                                                                             1992 - Present); and
                                                                                                             Notre Dame Health Care
                                                                                                             Center (July 1991 -
                                                                                                             Present).

ROGER B. VINCENT                  Trustee       February 2002 -  President, Springwell              175      Director, AmeriGas
7337 East Doubletree Ranch Rd.                  Present          Corporation a privately held                Propane, Inc. (January
Scottsdale, Arizona 85258                                        corporate advisory firm                     1998 - Present).
Age: 59                                                          (March 1989 - Present).

RICHARD A. WEDEMEYER              Trustee       February 2001 -  Retired. Formerly, Vice            175      Touchstone Consulting
7337 East Doubletree Ranch Rd.                  Present          President - Finance and                     Group (June 1997 -
Scottsdale, Arizona 85258                                        Administration, The Channel                 Present); and Jim
Age: 69                                                          Corporation (June 1996 - April              Henson Legacy (April
                                                                 2002); and Trustee First Choice             1994 - Present).
                                                                 Funds (February 1997 - April 2001)

                                                                                               NUMBER OF
                                                                                               FUNDS IN
                                 POSITION(S)    TERM OF OFFICE                                FUND COMPLEX
                                  HELD WITH     AND LENGTH OF    PRINCIPAL OCCUPATION(S) -     OVERSEEN BY   OTHER DIRECTORSHIPS
   NAME, ADDRESS AND AGE             FUND       TIME SERVED(1)    DURING THE PAST 5 YEARS     TRUSTEE(2)(3)    HELD BY TRUSTEE
-----------------------------------------------------------------------------------------------------------------------------------
TRUSTEES WHO ARE "INTERESTED
PERSONS"

THOMAS J. MCINERNEY(6)(7)         Trustee       February 2001    Chief Executive Officer, ING       214      Equitable Life
7337 East Doubletree Ranch Rd.                  - Present        US Financial Services                       Insurance Co., Golden
Scottsdale, Arizona 85258                                        (January 2005 - Present);                   American Life
Age: 48                                                          General Manager and Chief                   Insurance Co., Life
                                                                 Executive Officer ING US                    Insurance Company of
                                                                 Financial Services (September               Georgia, Midwestern
                                                                 2001 - December 2004); and                  United Life Insurance
                                                                 General Manager and Chief                   Co., ReliaStar Life
                                                                 Executive Officer, ING                      Insurance Co.,
                                                                 Worksite Division (December                 Security Life of
                                                                 2000 - October 2001).                       Denver, Security
                                                                                                             Connecticut Life
                                                                                                             Insurance Co.,
                                                                                                             Southland Life
                                                                                                             Insurance Co., USG
                                                                                                             Annuity and Life
                                                                                                             Company, and United
                                                                                                             Life and Annuity
                                                                                                             Insurance Co. Inc;
                                                                                                             Ameribest Life
                                                                                                             Insurance Co.;
                                                                                                             Director, First
                                                                                                             Columbine Life
                                                                                                             Insurance Co.; and
                                                                                                             Metro Atlanta Chamber
                                                                                                             of Commerce.

JOHN G. TURNER(6)                 Trustee       October 1999 -   Retired. Formerly, Vice            175      Hormel Foods
7337 East Doubletree Ranch Rd.                  Present          Chairman of ING Americas                    Corporation
Scottsdale, Arizona 85258                                        (September 2000 - January                   (March 2000 - Present);
Age: 65                                                          2002); Director of                          ShopKo Stores, Inc.
                                                                 Reliastar Life Insurance                    (August 1999 -
                                                                 Company of New York (April                  Present); Conseco, Inc.
                                                                 1975 - December 2001); and                  (September 2003
                                                                 Chairman and Trustee of                     - Present).
                                                                 the Northstar affiliated
                                                                 investment companies
                                                                 (May 1993 - December 2001).

----------

(1) Trustees serve until their successors are duly elected and qualified, subject to the Board's retirement policy which states that each duly elected or appointed Trustee who is not an "interested person" of the Trust, as defined in the Investment Company Act of 1940, as amended, ("Independent Trustees"), shall retire from service as a Trustee at the first regularly scheduled quarterly meeting of the Board that is held after the Trustee reaches the age of 70. A unanimous vote of the Board may extend the retirement date of a Trustee for up to one year. An extension may be permitted if the retirement would trigger a requirement to hold a meeting of shareholders of the Trust under applicable law, whether for purposes of appointing a successor to the Trustee or if otherwise necessary under applicable law, in which event the extension would apply until such time as the shareholder meeting can be held or is no longer needed.
(2)  As of December 31, 2005
(3) For the purposes of this table, "Fund Complex" means the following investment companies: ING Equity Trust; ING Funds Trust; ING Global Advantage and Premium Opportunity Fund; ING Global Equity Dividend and Premium Opportunity Fund; ING Investment Funds, Inc.; ING Investors Trust; ING Mayflower Trust; ING Mutual Funds; ING Prime Rate Trust; ING Senior Income Fund; ING Variable Insurance Trust; ING Variable Products Trust;
     ING Global Advantage and Premium Opportunity Fund; ING VP Natural Resources Trust; USLICO Series Fund and ING Partners, Inc.
(4) Shaun Mathews, President of ING USFS Mutual Funds and Investment Products organization, has held a seat on the board of directors of the Mark Twain House & Museum since September 19, 2002. ING Groep N.V. makes non-material, charitable contributions to The Mark Twain House Museum.
(5) Mses. Chadwick and Pressler each commenced services as Trustee on January 18, 2006.
(6) Messrs. McInerney and Turner are deemed to be "interested persons" of the Trust as defined in the 1940 Act because of their relationship with ING Groep, N.V., the parent corporation of the Investment Adviser, ING Investments, LLC.
(7) Mr. McInerney is also a director of the following investment companies: ING VP Balanced Portfolio, Inc.; ING Strategic Allocation Portfolio, Inc.; ING GET Fund; ING VP Intermediate Bond Portfolio; ING VP Money Market Portfolio; ING Variable Funds; ING Variable Portfolios, Inc.; and ING Series Fund, Inc., therefore, for the purposes of this table with reference to Mr. McInerny, "Fund Complex" includes these investment Companies.

OFFICERS

     Information about the Fund's officers are set forth in the table below:


                                                               TERM OF OFFICE
                                POSITIONS HELD WITH            AND LENGTH OF
NAME, ADDRESS AND AGE           THE FUND                       TIME SERVED (1)    PRINCIPAL OCCUPATION(S) DURING THE LAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
JAMES M. HENNESSY               President and Chief            February 2001 -    President and Chief Executive Officer, ING
7337 East Doubletree Ranch Rd.  Executive Officer              Present            Investments, LLC (2) (December 2000 - Present).
Scottsdale, Arizona 85258                                                         Formerly, Chief Operating Officer, ING
Age:  57                                                                          Investments, LLC(2) (December 2000 - March 2006);
                                                                                  and Senior Executive Vice President and
                                                                                  Chief Operating Officer, ING Investments, LLC (2)
                                                                                  (April 1995 - December 2000);

MICHAEL J. ROLAND               Executive Vice President       February 2002 -    Executive Vice President, ING Investments, LLC(2)
7337 East Doubletree Ranch Rd.                                 Present            (July 2000 - Present). Formerly, Chief Compliance
Scottsdale, Arizona 85258                                                         Officer ING Investments, LLC(2) (October 2004 -
Age:  47                                                                          Present), ING Life Insurance and Annuity Company
                                                                                  and Directed Services, Inc. (October 2004 -
                                                                                  December 2005); Chief Financial Officer and
                                                                                  Treasurer, ING Investments, LLC(2) (December 2001
                                                                                  - March 2005); and Senior Vice President, ING
                                                                                  Investments, LLC(2) (June 1998 - December 2001).

STANLEY D. VYNER                Executive Vice President       October 2000 -     Executive Vice President, ING Investments, LLC(2)
7337 East Doubletree Ranch Rd.                                 Present            (July 2000 - Present) and Chief Investment Risk
Scottsdale, Arizona 85258                                                         Officer (January 2003 - Present).  Formerly, Chief
Age:  55                                                                          Investment Officer of the International
                                                                                  Portfolios, ING Investments, LLC(2) (August 2000 -
                                                                                  January 2003); and Chief Executive Officer, ING
                                                                                  Investments, LLC(2) (August 1996 - August 2000).

ROBERT S. NAKA                  Executive Vice President,      March 2006 -       Executive Vice President and Chief Operating
7337 East Doubletree Ranch Rd.  Chief Operating Officer        Present            Officer, ING Funds Services, LLC(3) and ING
Scottsdale, Arizona 85258                                                         Investments, LLC(2) (March 2006 - Present) and
Age:  42                        Assistant Secretary            November 1999 -    Assistant Secretary, ING Funds Services, LLC(3)
                                                               Present            (October 2001 - Present) Formerly, Senior Vice
                                                                                  President ING Funds Services, LLC(3) (August
                                                                                  1999 - March 2006).

JOSEPH M. O'DONNELL             Chief Compliance Officer       November 2004 -    Chief Compliance Officer of the ING Funds
7337 East Doubletree Ranch Rd.                                 Present            (November 2004 - Present) and ING Investments
Scottsdale, Arizona 85258       Executive Vice President       March 2006-        LLC(2) and Directed Services Inc. (January 2006 -
-Age:  51                                                      Present            Present) and Executive Vice President of the ING
                                                                                  Funds (March 2006 - Present). Formerly, Vice
                                                                                  President, Chief Legal Counsel, Chief Compliance
                                                                                  Officer and Secretary of Atlas Securities, Inc.,
                                                                                  Atlas Advisers, Inc. and Atlas Funds (October 2001
                                                                                  - October 2004); and Chief Operating Officer and
                                                                                  General Counsel of Matthews International Capital
                                                                                  Management LLC and Vice President and Secretary of
                                                                                  Matthews International Funds (August 1999 - May
                                                                                  2001).

TODD MODIC                      Senior Vice President,         March 2005 -       Senior Vice President, ING Funds Services, LLC(3)
7337 East Doubletree Ranch Rd.  Chief/ Principal Financial     Present            (April 2005 - Present). Formerly, Vice President,
Scottsdale, Arizona 85258       Officer & Assistant Secretary                     ING Funds Services, LLC(3) (September 2002 - March
Age:  38                                                                          2005); and Director of Financial Reporting, ING
                                                                                  Investments, LLC(2) (March 2001 - September 2002).

                                                               TERM OF OFFICE
                                POSITIONS HELD WITH            AND LENGTH OF
NAME, ADDRESS AND AGE           THE FUND                       TIME SERVED (1)    PRINCIPAL OCCUPATION(S) DURING THE LAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
KIMBERLY A. ANDERSON            Senior Vice President          November 2003 -    Senior Vice President, ING Investments, LLC(2)
7337 East Doubletree Ranch Rd.                                 Present            (October 2003 - Present). Formerly, Vice President
Scottsdale, Arizona 85258                                                         and Assistant Secretary, ING Investments, LLC(2)
Age:  41                                                                          (October 2001 - October 2003); and Assistant Vice
                                                                                  President, ING Funds Services, LLC(3) (November
                                                                                  1999 - January 2001).

ROBYN L. ICHILOV                Vice President                 October 2000 -     Vice President, ING Funds Services, LLC(3)
7337 East Doubletree Ranch Rd.                                 Present            (October 2001 - Present) and ING Investments,
Scottsdale, Arizona 85258       Treasurer                      March 2001 -       LLC(2) (August 1997 - Present).
Age: 38                                                        Present

LAUREN D. BENSINGER             Vice President                 February 2003 -    Vice President and Chief Compliance Officer, ING
7337 East Doubletree Ranch Rd.                                 Present            Funds Distributor, LLC(4) (July 1995 - Present);
Scottsdale, Arizona 85258                                                         and Vice President, ING Investments, LLC(2)
Age:  52                                                                          (February 1996 - Present). Formerly, Chief
                                                                                  Compliance Officer, ING Investments, LLC(2)
                                                                                  (October 2001 - October 2004).

MARIA M. ANDERSON               Vice President                 September 2004 -   Vice President, ING Funds Services, LLC(3)
7337 East Doubletree Ranch Rd.                                 Present            (September 2004 - Present).  Formerly, Assistant
Scottsdale, Arizona 85258                                                         Vice President, ING Funds Services, LLC(3)
Age:  47                                                                          (October 2001 - September 2004); and Manager of
                                                                                  Fund Accounting and Fund Compliance, ING
                                                                                  Investments, LLC(2) (September 1999 - October
                                                                                  2001).

MARY GASTON                     Vice President                 March 2005 -       Vice President, ING Funds Services, LLC(3) (April
7337 East Doubletree Ranch Rd.                                 Present            2005 - Present).  Formerly, Assistant Vice
Scottsdale, Arizona 85258                                                         President, Financial Reporting, ING Investments,
Age:  40                                                                          LLC(2) (April 2004 - April 2005); Manager,
                                                                                  Financial Reporting, ING Investments, LLC(2)
                                                                                  (August 2002 - April 2004); and Controller, Z
                                                                                  Seven Fund, Inc. and Ziskin Asset Management, Inc.
                                                                                  (January 2000 - March 2002).

KIMBERLY K. PALMER              Vice President                 March 2006 -       Vice President, ING Funds Services, LLC(3)
7337 East Doubletree Ranch Rd.                                 Present            (March 2006 - Present). Formerly, Assistant Vice
Scottsdale, Arizona 85258                                                         President, ING Funds Services, LLC(3) (August
Age:  48                                                                          2004 - March 2006); Manager, Registration
                                                                                  Statements, ING Funds Services, LLC(3) (May
                                                                                  2003 - August 2004); Associate Partner, AMVESCAP
                                                                                  PLC (October 2000 - May 2003); and Director of
                                                                                  Federal Filings and Blue Sky Filings, INVESCO
                                                                                  Funds Group, Inc. (March 1994 - May 2003).

SUSAN P.  KINENS                Assistant Vice President       February 2003 -    Assistant Vice President ING Funds Services,
7337 East Doubletree Ranch Rd.                                 Present            LLC(3) (December 2002 - Present); and has held
Scottsdale, Arizona 85258                                                         various other positions with ING Funds Services,
Age:  29                                                                          LLC(3) for more than the last five years.


                                                               TERM OF OFFICE
                                POSITIONS HELD WITH            AND LENGTH OF
NAME, ADDRESS AND AGE           THE FUND                       TIME SERVED (1)    PRINCIPAL OCCUPATION(S) DURING THE LAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
HUEY P. FALGOUT, JR.            Secretary                      August 2003 -      Chief Counsel, ING U.S. Legal Services (September
7337 East Doubletree Ranch Rd.                                 Present            2003 - Present). Formerly, Counsel, ING U.S.
Scottsdale, AZ  85258                                                             Legal Services (November 2002 - September 2003);
Age:  42                                                                          and Associate General Counsel, AIG American
                                                                                  General (January 1999 - November 2002).

THERESA K. KELETY               Assistant Secretary            August 2003 -      Counsel, ING U.S. Legal Services (April 2003 -
7337 East Doubletree Ranch Rd.                                 Present            Present). Formerly, Senior Associate with
Scottsdale, AZ  85258                                                             Shearman & Sterling (February 2000 - April 2003).
Age:  43

ROBIN R. NESBITT                Assistant Secretary            September 2004 -   Supervisor, Board Operations, ING Funds Services,
7337 E. Doubletree Ranch Rd.                                   Present            LLC(3) (August 2003 - Present). Formerly, Senior
Scottsdale, Arizona 85258                                                         Legal Analyst, ING Funds Services, LLC(3) (August
Age:  32                                                                          2002 - August 2003); Associate,
                                                                                  PricewaterhouseCoopers (January 2001 - August
                                                                                  2001); and Paralegal, McManis, Faulkner & Morgan
                                                                                  (May 2000 - December 2000).

----------
(1) The officers hold office until the next annual meeting of the Trustees and until their successors shall have been elected and qualified.
(2) ING Investments, LLC was previously named ING Pilgrim Investments, LLC. ING Pilgrim Investments, LLC is the successor in interest to ING Pilgrim Investments, Inc., which was previously known as Pilgrim Investments, Inc. and before that was known as Pilgrim America Investments, Inc.
(3) ING Funds Services, LLC was previously named ING Pilgrim Group, LLC. ING Pilgrim Group, LLC is the successor in interest to ING Pilgrim Group, Inc., which was previously known as Pilgrim Group, Inc. and before that was known as Pilgrim America Group, Inc.
(4) ING Funds Distributor, LLC is the successor in interest to ING Funds Distributor, Inc., which was previously known as ING Pilgrim Securities, Inc., and before that was known as Pilgrim Securities, Inc., and before that was known as Pilgrim America Securities, Inc.

BOARD

         The Board of Trustees ("Board") governs the Portfolio and is responsible for protecting the interests of the shareholders. The Trustees are experienced executives who oversee the Portfolio's activities, review contractual arrangements with companies that provide services to the Portfolio's, and review the Portfolio's performance.

FREQUENCY OF BOARD MEETINGS


         The Board currently conducts regular meetings eight (8) times a year. The Audit Committee and Valuation, Proxy and Brokerage Committee also meet regularly four (4) times per year, the Investment Review Committees meets six
(6) times a year, the Contracts Committee meets seven (7) times per year and the remaining Committees meet as needed. In addition, the Board or the Committees may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. Each Committee listed below operates pursuant to a Charter approved by the Board.


Committees

         An Executive Committee of the Board was formed in order to act on behalf of the full Board between meetings when necessary. The Executive Committee currently consists of two Independent Trustees and two Trustees who are "interested persons," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The following Trustees serve as members of the Executive Committee: Messrs. McInerney, Patton, Turner and Vincent. Mr. Patton serves as Chairperson of the Committee. The Executive Committee held three (3) meetings during the fiscal year ended December 31, 2005.

         The Board has an Audit Committee whose function is to meet with the independent registered public accounting firm of Trust to review the scope of the Trust's audit, its financial statements and interim accounting controls, and to meet with management concerning these matters, among other things. The Audit Committee currently consists of four (4) Independent Trustees: Ms. Pressler and Messrs. Earley, Kenny, Putnam and Vincent. Mr. Earley serves as Chairperson of the Committee. The Audit Committee held five (5) meetings during the fiscal year ended December 31, 2005.


         The Board has a Valuation, Proxy and Brokerage Committee (formerly, the Proxy and Valuation Committee) whose functions include, among others, reviewing the determination of the value of securities held by the Portfolio for which market value quotations are not readily available and overseeing management's administration of proxy voting. The Valuation, Proxy and Brokerage Committee currently consists of six (6) Independent Trustees. The following Trustees serve as members of the Valuation, Proxy and Brokerage Committee: Ms. Chadwick, Dr. Gitenstein and Messrs. Boyer, May, Patton, and Wedemeyer. Mr. May serves as Chairperson of the Committee. The Valuation and Proxy Voting
Committee held four (4) meetings during the fiscal year ended December 31, 2005.


         The Board has established a Nominating and Governance Committee for the purpose of, among other things, (1) identifying and recommending to the Board candidates it proposes for nomination to fill Independent Trustees vacancies on the Board; (2) reviewing workload and capabilities of Independent Board members and recommending changes to size or composition, as necessary;
(3) monitoring regulatory developments and recommending modifications to the committee's responsibilities; (4) considering and recommending the creation of additional committees or changes to Trustee policies and procedures based on rule changes and "best practices" in corporate governance; (5) reviewing compensation of Independent Board members and making recommendations for any changes; and (6) overseeing the Board's annual self evaluation process.

         In evaluating candidates, the Nominating and Governance Committee may consider a variety of factors, but it has not at this time set any specific minimum qualifications that must be met. Specific qualifications of candidates for Board membership will be based on the needs of the Board at the time of nomination. The Nominating and Governance Committee is willing to consider nominations received from shareholders and shall assess shareholder nominees in the same manner as it reviews its own nominees. A shareholder nominee for director should be submitted in writing to the Portfolios' Secretary. Any such shareholder nomination should include at a minimum the following information as to each individual proposed for nominations as Trustee: such individual's written consent to be named in the proxy statement as a nominee (if nominated) and to serve as a Trustee (if elected), and all information relating to such individual that is required to be disclosed in the solicitation of proxies for election of Trustees, or is otherwise required, in each case under applicable federal securities laws, rules and regulations.

         The Secretary shall submit all nominations received in a timely manner to the Nominating and Governance Committee. To be timely, in connection with a shareholder services meeting to elect trustees, any such submission must be delivered to the Portfolio's Secretary not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of the meeting is first made, by either the disclosure in a press release or in a document publicly filed by the Trust with the SEC.


         The Nominating and Governance Committee consists of five (5) Independent Trustees. The following Trustees serve as members of the Nominating and Governance Committee: Ms. Chadwick, Dr. Gitenstein and Messrs. Kenny, May, Patton and Wedemeyer. Dr. Gitenstein serves as Chairperson of the Committee. The Nominating Committee held six (6) meetings during the fiscal year ended December 31, 2005.


         The Board has established an Investment Review Committee to monitor the investment performance of each Series and make recommendations to the Board with respect to the Funds. The Investment Review Committee for the Domestic Equity Funds currently consists of five (5) Independent Trustees and two (2) Trustees who are an "interested persons," as defined in the 1940 Act:
Messrs. Earley, Kenny, McInerney, Putnam, Turner and Vincent. Mr. Vincent serves as Chairperson of the Investment Review Committee for the Domestic Equity Funds. The Investment Review Committee for the Domestic Equity Funds held six (6) meetings during the fiscal year ended December 31, 2005. The Investment Review Committee for the International/Balanced/Fixed-Income Funds currently consists of six (6) Independent Trustees and one (1) Trustee who is an "interested person" as defined in the 1940 Act: Ms. Pressler, Dr. Gitenstein and Messrs. Boyer, May, McInerney, Patton and Wedemeyer. Mr. Boyer serves as Chairperson of the Investment Review Committee for the International/Balanced/Fixed-Income Funds. The Investment Review Committee for the International Equity/Balanced/Fixed-Income Funds held six (6) meetings during the fiscal year ended December 31, 2005.


         The Board has established a Compliance Committee for the purpose of, among other things, coordinating activities between the Board and the Chief Compliance Officer ("CCO") of the Portfolio. The Compliance Committee facilitates the information flow among Board members and the CCO between Board meetings; works with the CCO and management to identify the types of reports to be submitted by the CCO to the Compliance Committee and the Board; coordinates CCO oversight activities with other ING Fund boards; and makes recommendations regarding the role, performance and oversight of the CCO. The Compliance Committee currently consists of five (5) Independent Trustees: Messrs. Boyer, Earley, Kenny, Patton and Putnam. Mr. Kenny serves as Chairperson of the Committee. The Compliance Committee held seven (7) meetings during the fiscal year ended December 31, 2005.


         The Board has a Contracts Committee for the purpose of overseeing the annual renewal process relating to investment advisory and sub-advisory agreements and, at the discretion of the Board, other agreements or plans involving the ING Funds. The responsibilities of the Contracts Committee, among other things, include: (1) identifying the scope and format of information to be provided by services providers in connection with applicable renewals; (2) providing guidance to independent legal counsel regarding specific information requests to be made by such counsel on behalf of the Trustees; (3) evaluating regulatory and other developments that might have an impact on applicable review and renewal processes; (4) reporting to the Trustees its recommendations and decisions regarding the foregoing matters; (5) assisting in the preparation of a written record of the factors considered by Trustees relating to the approval and renewal of advisory and sub-advisory agreements; and (6) recommending to the Trustees specific steps to be taken by them regarding the renewal process, including, for example, proposed schedules of meetings by the Trustees. The Contracts Committee is not responsible for making substantive recommendations whether to approve, renew, reject or modify agreements or plans. The Contracts Committee currently consists of seven (7) Independent
Trustees: Mses. Chadwick and Pressler and Messrs. Boyer, Kenny, May, Patton, and Vincent. Mr. Vincent serves as Chairperson of the Committee. The Contracts Committee held six (6) meetings during the fiscal year ended December 31, 2005.

TRUSTEE OWNERSHIP OF SECURITIES

         In order to further align the interests of the Independent Trustees with shareholders, it is the policy of the Board for Independent Trustees to own, beneficially, shares of one or more funds in the ING Family of Funds at all times ("Policy"). For this purpose, beneficial ownership of Series shares includes ownership of a variable annuity contract or a variable life insurance policy whose proceeds are invested in a Series.

         Under this Policy, the initial value of investments in the ING Family of Funds that are beneficially owned by a Trustee must equal at least $50,000. Existing Trustees shall have a reasonable amount of time from the date of adoption of this Policy in order to satisfy the foregoing requirements. A new Trustee shall satisfy the foregoing requirements within a reasonable amount of time of becoming a Trustee. A decline in the value of any ING Fund investments will not cause a Trustee to have to make any additional investments under this Policy.

Set forth below is the dollar range of equity securities owned by each Trustee.


                                                           AGGREGATE DOLLAR
                                                            RANGE OF EQUITY
                                                           SECURITIES IN ALL
                                  DOLLAR RANGE OF        REGISTERED INVESTMENT
                                 EQUITY SECURITIES       COMPANIES OVERSEEN BY
                                IN EACH SERIES AS OF       TRUSTEE IN FAMILY
NAME OF TRUSTEE                  DECEMBER 31, 2005      OF INVESTMENT COMPANIES
---------------                 --------------------    -----------------------
INDEPENDENT TRUSTEES

John V. Boyer                   None                       None
Patricia Chadwick(1)            N/A                        N/A
J. Michael Earley               None                       $50,001 - $100,000
R. Barbara Gitenstein           None                       $50,001 - $100,000
Patrick Kenny                   None                       $10,001 - $50,000(2)
Walter H. May                   None                       Over $100,000
Jock Patton                     None                       Over $100,000
Sheryl K. Pressler(1)           N/A                        N/A
David W. C. Putnam              None                       Over $100,000
                                                           $10,001 - $50,000(2)
Roger B. Vincent                None                       Over $100,000
Richard A. Wedemeyer            None                       $50,001 - $100,000

TRUSTEES WHO ARE "INTERESTED
PERSONS"

Thomas J. McInerney             None                       Over $100,000
John G. Turner                  None                       Over $100,000


(1) Mses. Chadwick and Pressler each commenced services as a Trustee on January 18, 2006.


(2)  Held in a deferred compensation account.


INDEPENDENT TRUSTEE OWNERSHIP OF SECURITIES


     Set forth in the table below is information regarding each Independent Trustee's (and his immediate family members) share ownership in securities of the Fund's Investment Manager or Principal Underwriter, and the ownership of securities in an entity controlling, controlled by or under common control with the Investment Manager or Principal Underwriter of the Fund (not including registered investment companies) as of December 31, 2005.


                          NAME OF OWNERS
                         AND RELATIONSHIP                                  VALUE OF      PERCENTAGE
NAME OF TRUSTEE             TO TRUSTEE       COMPANY    TITLE OF CLASS    SECURITIES      OF CLASS
---------------             ----------       -------    --------------    ----------      --------
John V. Boyer                   N/A            N/A           N/A             $ 0             N/A
Patricia W. Chadwick(1)         N/A            N/A           N/A             $ 0             N/A
J. Michael Earley               N/A            N/A           N/A             $ 0             N/A
R. Barbara Gitenstein           N/A            N/A           N/A             $ 0             N/A
Patrick W. Kenny                N/A            N/A           N/A             $ 0             N/A
Walter H. May                   N/A            N/A           N/A             $ 0             N/A
Jock Patton                     N/A            N/A           N/A             $ 0             N/A
Sheryl K. Pressler(1)           N/A            N/A           N/A             $ 0             N/A
David W. C. Putnam              N/A            N/A           N/A             $ 0             N/A
Roger B. Vincent                N/A            N/A           N/A             $ 0             N/A
Richard A. Wedemeyer            N/A            N/A           N/A             $ 0             N/A


(1) Mses. Chadwick and Pressler each commenced services as Trustee on January 18, 2006

                           COMPENSATION OF TRUSTEES

         The Fund pays each Trustee who is not an interested person a pro rata share, as described below, of: (i) an annual retainer of $45,000 (Messrs. Patton, Earley, May, Boyer, Kenny and Dr. Gitenstein, as Chairpersons, each receive an additional annual retainer of $30,000, $20,000, $10,000, $20,000, $10,000, $20,000 and $2,500(1), respectively) (additionally, as Chairperson of the Investment Review and Contract Committees, Mr. Vincent receives an additional retainer of $20,000 and $15,000, respectively); (ii) $7,000 for each in person meeting of the Board (Mr. Patton, as Chairperson of the Board, receives an additional $1,000 for each Board meeting); (iii) $3,000 per attendance of any committee meeting (Chairpersons receive an additional $1,000 for each committee meeting); (iv) $2,000 per special telephonic meeting; and
(v) out-of-pocket expenses. The pro rata share paid by a Series is based on the Serie's average net assets as a percentage of the average net assets of all the funds managed by the investment adviser or its affiliates, Directed Services, Inc. and ING Life Insurance and Annuity Company, for which the Trustees serve in common as Directors/Trustees.

         (1) The Chairperson for the Nominating and Governance Committee is paid on a quarterly basis and only if the Nominating and Governance Committee has been active. The compensation per quarter to the Chairperson is $2,500, which if the Nominating and Governance Committee has been active for all four quarters will result in the Chairperson receiving the full annual retainer of $10,000.

         The following table sets forth information provided by the Series' investment adviser regarding compensation of Trustees by the Fund and other funds managed by ING Investments, LLC and its affiliates for the year ended December 31, 2004. Officers of the Fund and Trustees who are interested persons of the Fund do not receive any compensation from the Fund or any other funds managed by the investment adviser. In the column headed "Total Compensation from Registrant and Fund Complex Paid to Trustees," the number in parentheses indicates the total number of boards in the fund complex on which the Trustees served during that fiscal year.


                               COMPENSATION TABLE

                               DECEMBER 31, 2005

                                                     PENSION OR                             TOTAL
                                                     RETIREMENT                         COMPENSATION
                                                      BENEFITS       ESTIMATED              FROM
                                   AGGREGATE          ACCRUED         ANNUAL              THE FUND
                               COMPENSATION FROM     AS PART OF      BENEFITS             AND FUND
       NAME OF                     THE FUND             FUND           UPON             COMPLEX PAID
  PERSON, POSITION            (Series 1 through 11)   EXPENSES     RETIREMENT(1)      TO TRUSTEES(2)(3)
  ----------------            ---------------------   --------     -------------      -----------------
JOHN V. BOYER                      $3,702              N/A            N/A                $ 92,625
TRUSTEE

PATRICIA W. CHADWICK(4)            N/A                 N/A            N/A                   N/A

MICHAEL J. EARLEY                  $3,183              N/A            N/A                $176,000
TRUSTEE

BARBARA GITENSTEIN                 $2,947              N/A            N/A                $162,000
TRUSTEE

WALTER H. MAY                      $3,436              N/A            N/A                $187,000
TRUSTEE

PATRICK W. KENNY(4)                $2,812              N/A            N/A                $221,000
TRUSTEE

THOMAS J. MCINERNEY(6)             N/A                 N/A            N/A                   N/A
TRUSTEE

JOCK PATTON                        $5,316              N/A            N/A                $299,000
TRUSTEE

SHERYL K. PRESSLER(4)              N/A                 N/A            N/A                   N/A

DAVID W.C. PUTNAM                  $2,086              N/A            N/A                $117,000
TRUSTEE

JOHN G. TURNER(6)                  N/A                 N/A            N/A                   N/A
TRUSTEE

ROGER VINCENT                      $4,145              N/A            N/A                $153,000
TRUSTEE

RICHARD A. WEDEMEYER               $3,663              N/A            N/A                $198,000
TRUSTEE

(1) The Fund has adopted a retirement policy under which a Trustee who has served as an Independent Trustee for five years or more will be paid by the ING Funds at the time of his or her retirement an amount equal to twice the compensation normally paid to the Independent Trustee for one year of service. The amount reflected is compensation from all funds in the Complex.

(2) Trustee compensation includes compensation paid by funds that are not discussed in the Prospectus or SAI.


(3) Represents compensation from 172 funds (total in complex as of December 31, 2005).


(4) Mses. Chadwick and Pressler each commenced services as Trustee on January 18, 2006.

(5) During the fiscal year ended December 31, 2005 Messrs. Kenny and Vincent deferred $10,813 and $15,000, respectively, of their compensation from the Fund Complex.

(6) "Interested person," as defined in the 1940 Act, of the Trust because of the affiliation with ING Groep, N.V., the parent corporation of the ING Investments, LLC and Directed Services, Inc. Officers and Trustees who are interested persons do not receive any compensation from the ING Funds.


                   CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

It is expected that Series shares will be sold to insurance companies affiliated with ING Investments and allocated to variable annuity separate accounts to fund obligations thereunder. Contract holders in these separate accounts are provided the right to direct the voting of fund shares at shareholder meetings. The insurance company votes the shares that it owns in these separate accounts in accordance with contract holders' directions. Undirected shares of the Series will be voted for each account in the same proportion as directed shares.

As of April 1, 2006 the officers and Trustees owned less than 1% of the outstanding shares of any of the Series.

ING Investments, the Series' investment adviser, and ING IM, the Series' investment sub-adviser, are indirect wholly-owned subsidiaries of ING Groep N.V. ("ING"). ING is a global financial institution active in the fields of insurance, banking, and asset management in more than 65 countries, with more than 100,000 employees. ING's principal executive offices are located at Strawinskylaan 2631, 1077 zz Amsterdam, P.O. Box 810, 1000 AV Amsterdam, the Netherlands.

As of April 1, 2006 insurance affiliates of the Series had the folling interests in the Series:


SERIES                                           ADDRESS                        PERCENTAGE OF THE SERIES
------                                           -------                        ------------------------
ING GET U.S. CORE SERIES 1           ING USA ANNUITY AND LIFE INSURANCE
                                              1475 Dunwoody Dr
                                           West Chester, PA 19380                        46.21%

ING GET U.S. CORE SERIES 2           ING USA ANNUITY AND LIFE INSURANCE
                                              1475 Dunwoody Dr
                                           West Chester, PA 19380                        32.79%

ING GET U.S. CORE SERIES 3            ING LIFE INSURANCE & ANNUITY CO
                                             151 Farmington Ave
                                             Hartford, CT 06156                          43.79%

ING GET U.S. CORE SERIES 3           ING USA ANNUITY AND LIFE INSURANCE
                                              1475 Dunwoody Dr
                                           West Chester, PA 19380                        53.38%

ING GET U.S. CORE SERIES 4           ING USA ANNUITY AND LIFE INSURANCE
                                              1475 Dunwoody Dr
                                           West Chester, PA 19380                        85.11%

ING GET U.S. CORE SERIES 5           ING USA ANNUITY AND LIFE INSURANCE
                                              1475 Dunwoody Dr
                                           West Chester, PA 19380                        79.44%

ING GET U.S. CORE SERIES 6            ING LIFE INSURANCE & ANNUITY CO
                                             151 Farmington Ave
                                             Hartford, CT 06156                          64.04%

ING GET U.S. CORE SERIES 6           ING USA ANNUITY AND LIFE INSURANCE
                                              1475 Dunwoody Dr
                                           West Chester, PA 19380                        33.73%

ING GET U.S. CORE SERIES 7            ING LIFE INSURANCE & ANNUITY CO
                                             151 Farmington Ave
                                             Hartford, CT 06156                          51.68%

ING GET U.S. CORE SERIES 7           ING USA ANNUITY AND LIFE INSURANCE
                                              1475 Dunwoody Dr
                                           West Chester, PA 19380                        38.51%

ING GET U.S. CORE SERIES 8            ING LIFE INSURANCE & ANNUITY CO
                                             151 Farmington Ave
                                             Hartford, CT 06156                          66.49%

ING GET U.S. CORE SERIES 8           ING USA ANNUITY AND LIFE INSURANCE
                                              1475 Dunwoody Dr
                                           West Chester, PA 19380                        28.08%

ING GET U.S. CORE SERIES 9            ING LIFE INSURANCE & ANNUITY CO
                                             151 Farmington Ave
                                             Hartford, CT 06156                          58.75%

ING GET U.S. CORE SERIES 9           ING USA ANNUITY AND LIFE INSURANCE
                                              1475 Dunwoody Dr
                                           West Chester, PA 19380                        39.24%

ING GET U.S. CORE SERIES 10           ING LIFE INSURANCE & ANNUITY CO
                                             151 Farmington Ave
                                             Hartford, CT 06156                          61.83%

ING GET U.S. CORE SERIES 10          ING USA ANNUITY AND LIFE INSURANCE
                                              1475 Dunwoody Dr
                                           West Chester, PA 19380                        34.17%

ING GET U.S. CORE SERIES 11           ING LIFE INSURANCE & ANNUITY CO
                                             151 Farmington Ave
                                             Hartford, CT 06156                          45.56%

ING GET U.S. CORE SERIES 11          ING USA ANNUITY AND LIFE INSURANCE
                                              1475 Dunwoody Dr
                                           West Chester, PA 1938                         32.67%

                                    ADVISER


The investment adviser for the Series is ING Investments, LLC ("ING Investments" or "Adviser") which is registered as an investment adviser with the SEC and serves as an investment adviser to registered investment companies (or series thereof), as well as privately managed accounts. ING Investments, subject to the authority of the Trustees of the Fund, has the overall responsibility for the management of the Portfolio's portfolio. ING Investments is a direct, wholly-owned subsidiary of ING Groep N.V. (NYSE:
ING) ("ING Groep"). ING Groep is a global financial institution active in the field of insurance, banking, and asset management in more than 65 countries, with over 100,000 employees. ING Groep's principal executive offices are located at Strawinskylaan 2631, 1077 Amsterdam, P.O. Box 810, 1000 AV Amsterdam, the Netherlands. On February 26, 2001, the name of the Adviser changed from ING Pilgrim Investments, Inc. to ING Pilgrim Investments, LLC. On March 1, 2002, the name of the Adviser was changed from ING Pilgrim Investments, LLC to ING Investments, LLC.


ING Investments, subject to the authority of the Trustees of the Fund, serves as the Adviser to the Series and has overall responsibility for the management of the Series' portfolio, subject to delegation of certain responsibilities to ING IM as the sub-adviser for the Portfolio. ING Investments serves pursuant to a separate investment management agreement ("Advisory Agreement") between ING Investments and the Fund on behalf of the Series. The Advisory Agreement requires ING Investments to oversee the provision of all investment advisory and portfolio management services for the Series. ING Investments oversees the investment management of the Sub-Adviser for the Series.

The Advisory Agreement requires ING Investments to provide, subject to the supervision of the Board of Trustees, investment advice and investment services to the Series and to furnish advice and recommendations with respect to investment of each Series' assets and the purchase or sale of its portfolio securities. ING Investments also provides investment research and analysis. The Advisory Agreement provides that ING Investments is not subject to liability to the Series for any act or omission in the course of, or connected with, rendering services under the Advisory Agreement, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Advisory Agreement.

After an initial two year term, the Advisory Agreement continues in effect from year to year so long as such continuance is specifically approved at least annually by (a) the Board of Trustees or (b) the vote of a "majority" (as defined in the 1940 Act) of a Series' outstanding shares voting as a single class; provided, that in either event the continuance is also approved by at least a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of ING Investments by vote cast in person at a meeting called for the purpose of voting on such approval.

The Advisory Agreement is terminable without penalty with no less than 60 days' notice by the Board of Trustees or by a vote of the holders of a majority of a Series' outstanding shares voting as a single class, or upon no less than 60 days' notice by ING Investments. The Advisory Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act).


For information regarding the Board's approval of the investment advisory or investment sub-advisory relationships, please refer to the Series' annual shareholder report dated December 31, 2005.

                                ADVISORY FEES

The Adviser bears the expense of providing its services, and pays the fees of the Sub-Adviser. For its services, each Series pays the Adviser, expressed as an annual fee, payable monthly, as described in the Prospectus.


Listed below are the Advisory fees paid to the Investment Adviser for the fiscal years ending December 31, 2005, 2004 and 2003:


               PORTFOLIO                      2005          2004             2003
               ---------                      ----          ----             ----
ING GET U.S. Core Portfolio - Series 1     $1,043,551     $1,331,659       $  492,895
ING GET U.S. Core Portfolio - Series 2     $  847,341     $1,105,619       $   78,182
ING GET U.S. Core Portfolio - Series 3     $  277,583     $1,364,722       $      686
ING GET U.S. Core Portfolio - Series 4     $  471,720     $  323,179              N/A
ING GET U.S. Core Portfolio - Series 5     $  297,157     $  120,632              N/A
ING GET U.S. Core Portfolio - Series 6     $  826,833     $  117,023              N/A
ING GET U.S. Core Portfolio - Series 7     $  525,276     $    7,165              N/A
ING GET U.S. Core Portfolio - Series 8     $  214,183     $      N/A       $      N/A
ING GET U.S. Core Portfolio - Series 9     $   98,331     $      N/A       $      N/A
ING GET U.S. Core Portfolio - Series 10    $   28,862     $      N/A       $      N/A
ING GET U.S. Core Portfolio - Series 11    $    3,085     $      N/A       $      N/A


                             SUB-ADVISORY AGREEMENT

The Advisory Agreement for the Series provides that the Adviser, with the approval of the Fund's Board, may select and employ investment advisers to serve as Sub-Adviser for the Series, and shall monitor the Sub-Adviser's investment programs and results, and coordinate the investment activities of the Sub-Adviser to ensure compliance with regulatory restrictions. The Adviser pays all of its expenses arising from the performance of its obligations under the Advisory Agreement, including all fees payable to the Sub-Adviser and executive salaries and expenses of the Trustees and officers of the Fund who are employees of the Adviser or its affiliates. The Sub-Adviser pays all of its expenses arising from the performance of its obligations under the Sub-Advisory Agreements.

Subject to the expense reimbursement provisions described in this SAI, other expenses incurred in the operation of the Fund are borne by the Series, including, without limitation, investment advisory fees; brokerage commissions; interest; legal fees and expenses of attorneys; fees of independent registered public accounting firms, transfer agents and dividend disbursing agents, accounting agents, and custodians; the expense of obtaining quotations for calculating each Series' Net Asset Value ("NAV"); taxes, if any, and the preparation of the Series' tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; fees and expenses of registering and maintaining the registration of shares of the Series under Federal and state laws and regulations; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses of annual and special shareholder meetings; expenses of printing and distributing prospectuses and statements of additional information to existing shareholders; fees and expenses of Trustees of the Fund who are not employees of the Investment Adviser or the Sub-Adviser, or their affiliates; membership dues in trade associations; insurance premiums; and extraordinary expenses such as litigation expenses.

Pursuant to a Sub-Advisory Agreement between the Adviser and ING IM, ING IM acts as the Sub-Adviser to the Series. In this capacity, ING IM, subject to the supervision and control of the Adviser and the Trustees of the Fund, manages the Series' portfolio investments consistently with its investment objectives and executes the Portfolio's investment policies that it deems appropriate to utilize from time to time. Fees payable under the Sub-Advisory Agreement accrue daily and are paid monthly by the Investment Adviser. The principal address of ING IM is 230 Park Avenue, New York, New York 10169

The Sub-Advisory Agreement may be terminated by: (1) the Adviser upon sixty
(60) days' written notice to the Fund and ING IM; (2) at any time, without payment of a penalty by the Series, by the Board or a majority of the outstanding voting securities of the Series upon sixty (60) days' written notice to the Adviser and ING IM; or (3) by ING IM, upon ninety (90) days' written notice, unless the Series or the Adviser requests additional time to find a replacement for ING IM, in which case ING IM shall allow additional time, not to exceed thirty (30) additional days beyond the initial ninety-day notice period; provided, however, that ING IM can terminate the contract at any time, if ING IM or the Adviser is legally incapable of providing services under the contract or ceases to be a registered investment adviser or ING IM did not receive compensation for performance of its services. The Sub-Advisory Agreement will terminate automatically in the event of an "assignment," as defined in the 1940 Act.

                              Sub-Advisory Fees

As compensation to the Sub-Adviser for its services to the Series, the Adviser pays the Sub-Adviser a monthly fee in arrears equal to the following expressed as an annual rate as a percentage of each Series' average daily net assets managed during the month:

                          OFFERING PERIOD     0.1125%
                          GUARANTEE PERIOD     0.270%


Listed below are the Sub-Advisory Fees paid to the Sub-Adviser for the fiscal years ending December 31, 2005, 2004 and 2003:


               PORTFOLIO                     2005          2004             2003
               ---------                     ----          ----             ----
ING GET U.S. Core Portfolio--Series 1      $469,596      $599,248        $221,802
ING GET U.S. Core Portfolio--Series 2      $381,302      $497,529        $ 35,182
ING GET U.S. Core Portfolio--Series 3      $574,911      $614,126        $    308
ING GET U.S. Core Portfolio--Series 4      $212,273      $145,430             N/A
ING GET U.S. Core Portfolio--Series 5      $133,720      $ 54,284             N/A
ING GET U.S. Core Portfolio--Series 6      $372,074      $ 52,660             N/A
ING GET U.S. Core Portfolio--Series 7      $236,373      $  3,224             N/A
ING GET U.S. Core Portfolio--Series 8      $ 96,382      $    N/A             N/A
ING GET U.S. Core Portfolio--Series 9      $ 44,248      $    N/A             N/A
ING GET U.S. Core Portfolio--Series 10     $ 12,978      $    N/A             N/A
ING GET U.S. Core Portfolio--Series 11     $  1,388      $    N/A             N/A


PORTFOLIO MANAGERS

OTHER ACCOUNTS MANAGED

The following table shows the accounts and total assets in the accounts managed by each portfolio manager of the Series as of December 31, 2005.


                          REGISTERED                 OTHER POOLED
PORTFOLIO MANAGER    INVESTMENT COMPANIES         INVESTMENT VEHICLES           OTHER ACCTS
------------------ -------------------------  -------------------------  -------------------------
                   NUMBER OF   TOTAL ASSETS   NUMBER OF   TOTAL ASSETS  NUMBER OF    TOTAL ASSETS
                   ACCOUNTS   (IN BILLIONS)   ACCOUNTS   (IN BILLIONS)   ACCOUNTS   (IN BILLIONS)
                   ---------  --------------  ---------  --------------  ---------  --------------
Omar Aguilar          44     $16,050,225,514      0            N/A           4        $982,057,596
Douglas Cote           6     $ 4,753,028,296      5      $  842,063,063     18 (1)  $2,957,751,058
Mary Ann Fernandez    41     $ 5,602,687,313      0            N/A           0            N/A
James B. Kauffmann    41     $14,051,506,591     14      $1,869,777,360     30 (2)  $9,009,842,871

(1) Four of these accounts with total assets of $16,442,901,928 have an advisory fee that is also based on the performance of the account
(2) One of these accounts with total assets of $468,846,079 has an advisory fee that is also based on the performance of the account

POTENTIAL CONFLICTS OF INTEREST

      A portfolio manager may be subject to potential conflicts of interest because the portfolio manager is responsible for other accounts in addition to a Portfolio. These other accounts may include, among others, other mutual funds, separately managed advisory accounts, commingled trust accounts, insurance separate accounts, wrap fee programs and hedge funds. Potential conflicts may arise out of the implementation of differing investment strategies for the portfolio manager's various accounts, the allocation of investment opportunities among those accounts or differences in the advisory fees paid by the portfolio manager's accounts.

      A potential conflict of interest may arise as a result of the portfolio manager's responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager's accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment.

      A portfolio manager may also manage accounts whose objectives and policies differ from those of the Portfolio. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, if an account were to sell a significant position in a security, which could cause the market price of that security to decrease, while the Portfolio maintained its position in that security.

      A potential conflict may arise when a portfolio manager is responsible for accounts that have different advisory fees - the difference in the fees may create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to particularly appealing investment opportunities. This conflict may be heightened where an account is subject to a performance-based fee.

      As part of its compliance program, ING IM has adopted policies and procedures reasonably designed to address the potential conflicts of interest described above.


      Finally, a potential conflict of interest may arise because the investment mandates for certain other accounts, such as hedge funds, may allow extensive use of short sales, which, in theory could allow them to enter into short positions in securities where other accounts hold long positions. ING IM has policies and procedures reasonably designed to limit and monitor short sales by the other accounts to avoid harm to the Series.

COMPENSATION STRUCTURE OF PORTFOLIO MANAGERS


      The portfolio managers of the Series ("Portfolio Managers"), compensation consists of (a) fixed base salary; (b) cash bonus which is based on ING IM's performance, 3 and 5 year pre-tax performance of the accounts the portfolio managers are primarily and jointly responsible for relative to account benchmarks and peer universe performance, and revenue growth of the accounts they are responsible for; and (c) (for all except William Liebler) long-term equity awards tied to the performance of our parent company, ING Groep.



      The Portfolio Managers are also eligible to participate in an annual cash incentive plan. The overall design of the annual incentive plan was developed to tie pay to both performance and cash flows, structured in such a way as to drive performance and promote retention. As with base salary compensation, target awards are determined and set based on external market data. Investment performance is measured on both relative and absolute performance. ING IM has defined the comparative peer group (here, for the Equity Component the S&P 500(R) Index and for the Fixed Component he Lehman Brothers Aggregate Bond Index) and set performance goals to appropriately reflect requirements for the investment team. The measures for each team are outlined on a "scorecard" that is reviewed on an annual basis. The scorecard measures investment performance versus a comparative peer group over the past calendar year and factors in year-to-date net cash flow (changes in the accounts' net assets not attributable to changes in the value of the accounts' investments) for mutual fund accounts managed by the team.



     Based on job function, internal comparators and external market data, portfolio managers participate in the ING Long-Term Incentive Plan. Plan awards are based on the current year's performance as defined by the ING IM component of the annual incentive plan. The awards vest in three years and are paid in a combination of ING restricted stock, stock options and restricted performance units.


      Portfolio managers whose fixed base salary compensation exceeds a particular threshold may participate in ING's deferred compensation plan. The plan provides an opportunity to invest deferred amounts of compensation in mutual funds, ING stock or at an annual fixed interest rate. Deferral elections are done on an annual basis and the amount of compensation deferred is irrevocable.

PORTFOLIO MANAGER OWNERSHIP OF SECURITIES

      The following table shows the dollar range of shares of the Series owned by the portfolio managers as of December 31, 2005, including investments by their immediate family members and amounts invested through retirement and deferred compensation plans.


                     DOLLAR RANGE OF SECURITIES
PORTFOLIO MANAGER    OF THE SERIES OWNED
-----------------    ----------------------
Omar Aguilar         $0
Douglas Cote         $0
Mary Ann Fernandez   $0
James B. Kauffman    $0


                        ADMINISTRATIVE SERVICES AGREEMENT

Pursuant to an Administrative Services Agreement, ING Funds Services, LLC ("IFS") acts as administrator and provides certain administrative and shareholder services necessary for each Series' operations and is responsible for the supervision of other service providers. The services provided by IFS include: (1) internal accounting services; (2) monitoring regulatory compliance, such as reports and filings with the Commission and state securities commissions; (3) preparing financial information; (4) preparing semi-annual and annual reports to shareholders; (5) calculating the NAV; (6) preparing certain shareholder communications; (7) supervising the custodian and transfer agent; and (8) reporting to the Board.

IFS is the administrator for the Series. IFS has responsibility for certain administrative and internal accounting and reporting services, maintenance of relationships with third party service providers such as the transfer agent and custodian, calculation of the NAV and other financial reports prepared for the Series.

Listed below is the administrative services fee IFS is entitled to receive on an annual rate based on average daily net assets of each Series:

                        ADMINISTRATIVE FEE                  SERIES ASSETS
                        ------------------            -----------------------------
                             0.055%                   on the first $5 billion
                             0.030%                   on all assets over $5 billion


Listed below are the Administrative Service Fees paid for the fiscal years ending December 31, 2005, 2004 and 2003:


                PORTFOLIO                    2005         2004            2003
--------------------------------------     --------     --------        --------
ING GET U.S. Core Portfolio - Series 1     $ 95,656     $122,067        $ 46,179
ING GET U.S. Core Portfolio - Series 2     $ 77,670      101,347           8,147
ING GET U.S. Core Portfolio - Series 3     $117,108      129,612             151
ING GET U.S. Core Portfolio - Series 4     $ 43,239       30,068             N/A
ING GET U.S. Core Portfolio - Series 5     $ 27,238       11,405             N/A
ING GET U.S. Core Portfolio - Series 6     $ 75,790       18,433             N/A
ING GET U.S. Core Portfolio - Series 7     $ 51,795        1,576             N/A
ING GET U.S. Core Portfolio - Series 8     $ 22,842          N/A             N/A
ING GET U.S. Core Portfolio - Series 9     $ 11,154          N/A             N/A
ING GET U.S. Core Portfolio - Series 10    $  4,301          N/A             N/A
ING GET U.S. Core Portfolio - Series 11    $    679          N/A             N/A



                          EXPENSE LIMITATION AGREEMENT

The Adviser has entered into an agreement ("Expense Limitation
Agreement") with the Fund, on behalf of each Series, pursuant to which the Adviser has agreed to waive or limit its fees. In connection with this agreement and certain U.S. tax requirements, the Adviser will assume other expenses so that the total annual ordinary operating expenses of a Series which excludes interest, taxes, brokerage commissions, other investment-related costs extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Series' business, and expenses of any counsel or other persons or services retained by the Series' Trustees who are not "interested persons" (as defined in the 1940 Act) of the Investment Adviser or Sub-Adviser do not exceed 0.65% during the Offering Period, and 1.00% during the Guarantee Period.

A Series will at a later date reimburse the Adviser for management fees waived and other expenses assumed by the Adviser during the previous 36 months, but only if, after such reimbursement, the Series' expense ratio does not exceed the percentage described above. The Adviser will only be reimbursed for fees waived or expenses assumed after the effective date of the Expense Limitation Agreement.


The expiration date of the expense limitation agreement for each Series is listed below:


        ING GET U.S. Core Portfolio--Series 1           September 12, 2008
        ING GET U.S. Core Portfolio--Series 2            December 12, 2008
        ING GET U.S. Core Portfolio--Series 3               March 13, 2009
        ING GET U.S. Core Portfolio--Series 4                June 12, 2009
        ING GET U.S. Core Portfolio--Series 5            September 9, 2011
        ING GET U.S. Core Portfolio--Series 6             December 9, 2011
        ING GET U.S. Core Portfolio--Series 7                March 8, 2012
        ING GET U.S. Core Portfolio--Series 8                 June 7, 2012
        ING GET U.S. Core Portfolio--Series 9            September 6, 2012
        ING GET U.S. Core Portfolio--Series 10            December 5, 2012
        ING GET U.S. Core Portfolio--Series 11           February 28, 2013


The Expense Limitation Agreement is contractual and automatically renews for one-year terms unless the Adviser provides written notice to the Series of the termination of the Agreement at least 30 days prior to the end of the then-current term. In addition, the Expense Limitation Agreement shall terminate upon termination of the Advisory Agreement, or it may be terminated by the Series, without payment of any penalty, upon ninety (90) days' prior written notice to the Adviser at its principal place of business.


                                    CUSTODIAN

The Bank of New York, One Wall Street, New York, New York 10286, serves as custodian for the assets of each Series.

The custodian does not participate in determining the investment policies of the Series nor in deciding which securities are purchased or sold by the Series. The Series may, however, invest in obligations of the custodian and may purchase or sell securities from or to the custodian.

                                 TRANSFER AGENT

DST Systems, Inc., P.O. Box 419368, Kansas City, Missouri 64141, serves as the transfer agent and dividend-paying agent to each Series.

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


KPMG LLP, 99 High Street, Boston, MA 02110, serves as independent registered public accounting firm to each Series. KPMG LLP provides audit and tax services, for each of the Series in connection with their financial statements and filings with the Commission.


                                 LEGAL COUNSEL

Legal matters for each Series are passed upon by Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006.

                              PRINCIPAL UNDERWRITER

ING Funds Distributor, LLC, 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258, has agreed to use its best efforts to distribute the shares as the principal underwriter of each Series pursuant to an agreement ("Distribution Agreement") between it and the Fund on behalf of the Series. The Distribution Agreement was approved by the Board on February 25, 2003 to continue through September 1, 2004. The Distribution Agreement may be continued from year to year thereafter if approved annually by the Trustees or by a vote of holders of a majority of the Series' shares, and by a vote of a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of ING Funds Distributor, LLC, and who are not interested persons of the Series, appearing in person at a meeting called for the purpose of approving such Agreement. This Agreement terminates automatically upon assignment, and may be terminated at any time on sixty (60) days' written notice by the Trustees or ING Funds Distributor, Inc. or by vote of holders of a majority of the Series' shares without the payment of any penalty.

ING Funds Distributor, LLC is a wholly-owned subsidiary of ING Groep N.V. and is an affiliate of ING Investments.


                       DISTRIBUTION SERVICING ARRANGEMENTS

Series shares are distributed by ING Funds Distributor, LLC. A Series will offer shares only during its Offering Period. Shares of the Series are subject to a Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act. Under the Distribution Plan, ING Funds Distributor, LLC is paid an annual distribution fee at the rate of 0.25% of the average daily net assets of the shares of each Series. The distribution fee may be used to cover expenses incurred in promoting the sale of the shares, including (a) the costs of printing and distributing to prospective investors Prospectuses, statements of additional information and sales literature; (b) payments to investment professionals and other persons who provide support services in connection with the distribution of shares and other related services; (c) overhead and other distribution related expenses; and (d) accruals for interest on the amount of the foregoing expenses that exceed the distribution fee. ING Funds Distributor, LLC may reallow all or a portion of these fees to broker-dealers entering into selling agreements with it, including its affiliates.

ING Funds Distributor, LLC is required to report in writing to the Board at least quarterly on the amounts and purpose of any payment made under the Distribution Plan and any related agreements, as well as to furnish the Board with such other information as may reasonably be requested in order to enable the Board to make an informed determination whether the Plan should be continued. The terms and provisions of the Plan relating to required reports, term, and approval are consistent with the requirements of Rule 12b-1.

The Distribution Plan specifies that each Series must pay a distribution fee to ING Funds Distributor, LLC for its distribution-related activities, not as reimbursement for specific expenses incurred. Therefore, even if ING Funds Distributor, LLC's expenses exceed the distribution fee it receives, a Series will not be obligated to pay more than that fee. On the other hand, if ING Funds Distributor, LLC's expenses are less than such fee, ING Funds Distributor, LLC will retain its full fee and realize a profit.


The Distribution Plan continues from year to year, provided such continuance is approved annually by vote of the Board, including a majority of the independent Trustees. The Distribution Plan may not be amended to increase the amount to be spent for the services provided by ING Funds Distributor, LLC without shareholder approval. All amendments to the Distribution Plan must be approved by the Board in the manner described above. The Distribution Plan may be terminated at any time, without penalty, by vote of a majority of the independent Trustees upon not more than thirty (30) days notice to any other party to the Distribution Plan. All persons who are under common control with the Series could be deemed to have a financial interest in the Plan. No other interested person of the Series has a financial interest in the Plan.

In approving the Distribution Plan, the Board considered all the features of the distribution system, including 1) the advantage to investors in having no initial sales charges deducted from Series purchase payments and instead having the entire amount of their purchase payments immediately invested in Series shares, 2) the advantages to the shareholders of economies of scale resulting from growth in the assets of the Series and potential continued growth, 3) the services provided to the Series and its shareholders by ING Funds Distributor, LLC, and 4) ING Funds Distributor, LLC's shareholder distribution-related expenses and costs.

Listed below are the Distribution and Servicing Expenses for the fiscal year ended December 31, 2005:


PORTFOLIO
---------
ING GET U.S. Core Portfolio - Series 1                                  $434,022
ING GET U.S. Core Portfolio - Series 2                                  $344,460
ING GET U.S. Core Portfolio - Series 3                                  $526,368
ING GET U.S. Core Portfolio - Series 4                                  $195,181
ING GET U.S. Core Portfolio - Series 5                                  $421,059
ING GET U.S. Core Portfolio - Series 6                                  $343,611
ING GET U.S. Core Portfolio - Series 7                                  $250,021
ING GET U.S. Core Portfolio - Series 8                                  $136,679
ING GET U.S. Core Portfolio - Series 9                                  $ 79,732
ING GET U.S. Core Portfolio - Series 10                                 $ 46,040
ING GET U.S. Core Portfolio - Series 11                                 $ 15,044



                    DISCLOSURE OF THE PORTFOLIO'S SECURITIES

The Fund is required by the SEC to file a portfolio holdings schedule for each Series with the SEC on a quarterly basis. This schedule is filed with the Fund's annual and semi-annual reports on Form N-CSR for the second and fourth fiscal quarters and on Form N-Q for the first and third fiscal quarters.

In addition, the Fund posts the portfolio holdings schedule for each Series on ING's website on a calendar-quarter basis and it is available on the first day of the second month of the next quarter. The complete portfolio holdings schedule is as of the preceding quarter-end (e.g., each Series will post the quarter-ending June 30 holdings on August 1).

The Fund also compiles a list composed of each Series ten largest holdings ("Top Ten"). This information is produced monthly, and is made available on ING's website, on the tenth day of each month. The Top Ten holdings information is as of the last day of the previous month.

Investors (both individual and institutional), financial intermediaries that distribute the Portfolio's shares and most third parties may receive the Portfolio's annual or semi-annual reports, or view on ING's website, the Portfolio's complete portfolio holdings schedule. The Top Ten list also is provided in quarterly Portfolio descriptions that are included in the offering materials of variable life insurance products and variable annuity contracts.

Other than in regulatory filings or on ING's website, the Fund may provide the complete portfolio holdings of a Series to certain unaffiliated third parties and affiliates when the Fund has a legitimate business purpose for doing so. Specifically, the Fund's disclosure of the Series' portfolio holdings may include disclosure:

     - To the Series' independent registered public accounting firm, as named herein, for use in providing audit opinions;
     - To financial printers for the purpose of preparing Series regulatory filings;
     -    For the purpose of due diligence regarding a merger or acquisition;
     - To a new adviser or sub-adviser prior to the commencement of its management of the Series;
     - To rating and ranking agencies such as Bloomberg, Morningstar, Lipper and Standard & Poor's;
     - To consultants for use in providing asset allocation advice in connection with investments by affiliated funds-of-funds in the Portfolio;
     - To service providers, such as proxy voting and class action services providers, on a daily basis, in connection with their providing services benefiting the Portfolio; or
     - To a third party for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of portfolio assets and minimal impact on remaining Series shareholders.

To an affiliated insurance company or affiliated entities of the insurance company who assist them with this process, on a daily basis, for the purpose of trading to hedge risks that are assumed pursuant to guarantees provided under variable annuity contracts and variable life insurance policies that are issued by such company.

In all instances of such disclosure the receiving party, by agreement, is subject to a duty of confidentiality, including a duty not to trade on such information.

The Fund's Board of Trustees has adopted policies and procedures
("Policies") designed to ensure that disclosure of information regarding the Series' portfolio securities is in the best interests of Series shareholders, including procedures to address conflicts between the interests of the Series shareholders, on the one hand, and those of the Series' investment adviser, sub-adviser, principal underwriter or any affiliated person of the Fund, its investment adviser, or its principal underwriter, on the other. Such Policies authorize the Series' administrator to implement the Board's policies and direct the administrator to document the expected benefit to shareholders. Among other considerations, the administrator is directed to consider whether such disclosure may create an advantage for the recipient or its affiliates or their clients over that of the Series' shareholders. Similarly, the administrator is directed to consider, among other things, whether the disclosure of portfolio holdings creates a conflict between the interests of shareholders and the interests of the Adviser, sub-adviser, principal underwriter and their affiliates. The Board has authorized the senior officers of the Series' administrator to authorize the release of the Series' portfolio holdings, as necessary, in conformity with the foregoing principles and to monitor for compliance with the Policies. The Series' administrator reports quarterly to the Board regarding the implementation of the Policies.

The Fund has the following ongoing arrangements with certain third parties to provide the Series' full portfolio holdings:

--------------------------------------------------------------------------------------------------------
                                                                              TIME LAG BETWEEN DATE OF
                                                                                INFORMATION AND DATE
           PARTY                      PURPOSE               FREQUENCY           INFORMATION RELEASED
--------------------------------------------------------------------------------------------------------
Institutional Shareholder    Proxy Voting           Daily                     None
Services, Inc.               & Class Action
                             Services
--------------------------------------------------------------------------------------------------------
Charles River Development    Compliance             Daily                     None
--------------------------------------------------------------------------------------------------------

All of the arrangements in the table above are subject to the Policies adopted by the Board to ensure such disclosure is for a legitimate business purpose and is in the best interests of the Series and their shareholders. The Fund's Board must approve any material change to the Policies. The Policies may not be waived, or exceptions made, without the consent of ING's Legal Department. All waivers and exceptions involving any of the Series or the Fund will be disclosed to the Funds' Board no later than its next regularly scheduled quarterly meeting. No compensation or other consideration may be received by the Fund, the Adviser, or any other party in connection with the disclosure of portfolio holdings in accordance with the Policies.

                    BROKERAGE ALLOCATION AND TRADING POLICIES

Subject to the supervision of the Board, the Sub-Adviser has responsibility for making investment decisions, for effecting the execution of trades and for negotiating any brokerage commissions thereon. It is the Sub-Adviser's policy to obtain the best quality of execution available, giving attention to net price (including commissions where applicable), execution capability (including the adequacy of a firm's capital position), research and other services related to execution. The relative priority given to these factors will depend on all of the circumstances regarding a specific trade.

The Sub-Adviser receives a variety of brokerage and research services from brokerage firms in return for the execution by such brokerage firms of trades on behalf of the Series. These brokerage and research services include, but are not limited to, quantitative and qualitative research information and purchase and sale recommendations regarding securities and industries, analyses and reports covering a broad range of economic factors and trends, statistical data relating to the strategy and performance of the Series and other investment companies, services related to the execution of trades on behalf of the Series and advice as to the valuation of securities, the providing of equipment used to communicate research information and specialized consultations with Series personnel with respect to computerized systems and data furnished to the Series as a component of other research services. The Sub-Adviser considers the quantity and quality of such brokerage and research services provided by a brokerage firm along with the nature and difficulty of the specific transaction in negotiating commissions for trades in the Series' securities and may pay higher commission rates than the lowest available when it is reasonable to do so in light of the value of the brokerage and research services received generally or in connection with a particular transaction. The Sub-Adviser's policy in selecting a broker to effect a particular transaction is to seek to obtain "best execution," which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the services provided by the broker, taking into consideration research and brokerage services provided. When the trader believes that more than one broker can provide best execution, preference may be given to brokers that provide additional services to the Sub-Adviser. The Adviser or Sub-Adviser may select broker-dealers (subject to obtaining best execution of each transaction) that participate in commission recapture programs that have been established for the benefit of the Series. Under these programs, the participating broker-dealers will return to a Series a portion of the brokerage commissions (in the form of a credit to the Series) paid to the broker-dealers to pay certain expenses of the Series. These commission recapture payments benefit the Series, and not the Adviser or Sub-Adviser.

Research services furnished by brokers through whom the Series effects securities transactions may be used by the Sub-Adviser in servicing all of its accounts; not all such services will be used by the Sub-Adviser to benefit the Series.

Consistent with federal law, the Sub-Adviser may obtain such brokerage and research services regardless of whether they are paid for (1) by means of commissions, or (2) by means of separate, non-commission payments. The Sub-Adviser's judgment as to whether and how it will obtain the specific brokerage and research services will be based upon its analysis of the quality of such services and the cost (depending upon the various methods of payment which may be offered by brokerage firms) and will reflect the Sub-Adviser's opinion as to which services and which means of payment are in the long-term best interests of the Series.

A Series and another advisory client of the Sub-Adviser or the Sub-Adviser itself, may desire to buy or sell the same security at or about the same time. In such a case, the purchases or sales (including initial public offerings or IPOs) will normally be aggregated, and then allocated as nearly as practicable on a pro rata basis in proportion to the amounts to be purchased or sold by each. In some cases the smaller orders will be filled first. In determining the amounts to be purchased and sold, the main factors to be considered are the respective investment objectives of the Series and the other accounts, the relative size of portfolio holdings of the same or comparable securities, availability of cash for investment, and the size of their respective investment commitments. Prices are averaged for aggregated trades.

Brokerage commissions paid by each Series for the last three fiscal years (or since inception) are as follows:


PORTFOLIO                                         2005           2004               2003
--------------------------                      --------       --------           --------
ING GET U.S. Core Portfolio--Series 1           $51,727        $ 89,607           $ 78,769
ING GET U.S. Core Portfolio--Series 2           $40,861        $ 67,636           $ 47,571
ING GET U.S. Core Portfolio--Series 3           $70,560        $145,848                N/A
ING GET U.S. Core Portfolio--Series 4           $26,432        $ 50,350                N/A
ING GET U.S. Core Portfolio--Series 5           $35,196        $ 48,681                N/A
ING GET U.S. Core Portfolio--Series 6           $81,964        $ 69,326                N/A
ING GET U.S. Core Portfolio--Series 7           $91,043             N/A                N/A
ING GET U.S. Core Portfolio--Series 8           $41,517             N/A                N/A
ING GET U.S. Core Portfolio--Series 9           $28,807             N/A                N/A
ING GET U.S. Core Portfolio--Series 10          $13,465             N/A                N/A
ING GET U.S. Core Portfolio--Series 11          $   N/A             N/A                N/A


For the fiscal years ended December 31, 2005, 2004, and 2003, commissions in the amounts listed below were paid with respect to portfolio transactions paid to certain brokers because of research services:


                                                                   COMMISSIONS PAID ON
                                                                   TOTAL TRANSACTIONS
                                                                -------------------------
NAME OF PORTFOLIO                          2005                  2004              2003
--------------------------               --------               -------           -------
ING GET U.S. Core Series 1               $   109                $10,193           $     0
ING GET U.S. Core Series 2               $   248                $ 5,982           $     0
ING GET U.S. Core Series 3               $   231                $ 6,266                N/A
ING GET U.S. Core Series 4               $   638                $ 2,204                N/A
ING GET U.S. Core Series 5               $   904                $   324                N/A
ING GET U.S. Core Series 6               $ 1,305                $     0                N/A
ING GET U.S. Core Series 7               $   936                    N/A                N/A
ING GET U.S. Core Series 8               $ 1,016                    N/A                N/A
ING GET U.S. Core Series 9               $ 1,316                    N/A                N/A
ING GET U.S. Core Series 10              $ 1,292                    N/A                N/A
ING GET U.S. Core Series 11              $   860                    N/A                N/A



For the fiscal year ended December 31, 2005, the Series did not pay affiliated persons of the Fund brokerage commissions.



During the fiscal year ended December 31, 2005, the following Series acquired securities of their regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act) or their parents:



  ING U.S. CORE
   PORTFOLIO                             SECURITY DESCRIPTION                         MARKET VAULE
-----------------                        --------------------                         ------------
Series 1                           Bear Stearns Cos, Inc.                             $   92,424.00
                                   Goldman Sachs $ Co.                                $  415,057.00
                                   JPMorgan Chase & Co.                               $  702,513.00
                                   Merrill Lynch & Co., Inc.                          $  426,699.00
                                   Morgan Stanley                                     $  309,233.00
                                   The Bank of New York                               $  133,770.00

Series 2                           Bank of America Corp.                              $  876,389.00
                                   Bear Stearns Cos, Inc.                             $   46,212.00
                                   Goldman Sachs & Co.                                $  279,685.00
                                   JPMorgan Chase & Co.                               $  488,187.00
                                   Lehman Borthers Holdings, Inc.                     $  173,030.00
                                   Merrill Lynch & Co., Inc.                          $  298,689.00
                                   Morgan Stanley                                     $  217,314.00
                                   The Bank of New York                               $   91,091.00

Series 3                           Bear Stearns Cos, Inc.                             $   75,095.00
                                   Goldman Sachs & Co.                                $  416,335.00
                                   JPMorgan Chase & Co.                               $  710,451.00
                                   Lehman Brothers Holdings, Inc.                     $  247,368.00
                                   Merrill Lynch & Co., Inc.                          $  432,117.00
                                   Morgan Stanley                                     $  314,340.00
                                   The Bank of New York                               $  132,496.00

Series 4                           Bear Stearns Cos, Inc.                             $   32,348.00
                                   Goldman Sachs & Co.                                $  204,336.00
                                   JPMorgan Chase & Co.                               $  361,179.00
                                   Lehman Brothers Holdings, Inc.                     $  146,114.00
                                   Merrill Lynch & Co., Inc.                          $  220,123.00
                                   Morgan Stanley                                     $  158,872.00
                                   The Bank of New York                               $   66,885.00

Series 5                           Bear Stearns Cos, Inc.                             $   35,814.00
                                   Goldman Sachs & Co.                                $  243,926.00
                                   JPMorgan Chase & Co.                               $  416,745.00
                                   Merrill Lynch & Co., Inc.                          $  249,924.00
                                   Morgan Stanley                                     $  182,703.00
                                   The Bank of New York                               $   71,026.00

Series 6                           Bank of America Corp.                              $1,716,365.00
                                   Bear Stearns Cos, Inc.                             $  116,223.00
                                   Goldman Sachs & Co.                                $  698,063.00
                                   JPMorgan Chase & Co.                               $  956,529.00
                                   Lehman Brothers Holdings, Inc.                     $  398,224.00
                                   Merrill Lynch & Co., Inc.                          $  582,613.00
                                   Morgan Stanley                                     $  420,727.00
                                   The Bank of New York                               $  182,437.00

Series 7                           Bank of America Corp.                              $1,324,967.00
                                   Bear Stearns Cos, Inc.                             $   64,697.00
                                   Goldman Sachs & Co.                                $  614,671.00
                                   JPMorgan Chase & Co.                               $  738,234.00
                                   Lehman Brothers Holdings, Inc.                     $  331,960.00
                                   Merrill Lynch & Co., Inc.                          $  447,018.00
                                   Morgan Stanley                                     $  326,822.00
                                   The Bank of New York                               $  130,585.00

Series 8                           Bank of America Corp.                              $  819,163.00
                                   Bear Stearns Cos, Inc.                             $   57,765.00
                                   Goldman Sachs & Co.                                $  268,191.00
                                   JPMorgan Chase & Co.                               $  448,497.00
                                   Lehman Brothers Holdings, Inc.                     $  194,818.00
                                   Merrill Lynch & Co., Inc.                          $  270,920.00
                                   Morgan Stanley                                     $  198,590.00
                                   The Bank of New York                               $   81,218.00

Series 9                           Bank of America Corp.                              $  597,643.00
                                   Goldman Sachs & Co.                                $  197,951.00
                                   JPMorgan Chase & Co.                               $  327,443.00
                                   Lehman Brothers Holdings, Inc.                     $  134,579.00
                                   Merrill Lynch & Co., Inc.                          $  197,094.00
                                   Morgan Stanley                                     $  144,687.00
                                   The Bank of New York                               $   61,152.00

Series 10                          Bank of America Corp.                              $  503,497.00
                                   Goldman Sachs & Co.                                $  200,505.00
                                   JPMorgan Chase & Co.                               $  281,005.00
                                   Lehman Brothers Holdings, Inc.                     $  115,353.00
                                   Merrill Lynch & Co., Inc.                          $  167,293.00
                                   Morgan Stanley                                     $  121,424.00
                                   The Bank of New York                               $   53,190.00



                                 CODE OF ETHICS

The Board adopted a policy allowing trades to be made between affiliated registered investment companies or series thereof provided they meet the terms of Rule 17a-7 under the 1940 Act.

The Series, ING Investments, ING Distributor, Inc. and ING IM each have adopted a Code of Ethics ("Code of Ethics" or written supervisory procedures) (in accordance with Rule 17j-1 under the 1940 Act). Each Code of Ethics allows personnel subject to that Code to invest in securities, including securities that may be purchased or held by the Series. However, it prohibits a person from taking advantage of Series trades or from acting on inside information.

                            PROXY VOTING PROCEDURES

The Board has adopted proxy voting procedures and guidelines to govern the voting of proxies relating to the Series' securities. The procedures and guidelines delegate to the Adviser the authority to vote proxies relating to portfolio securities, and provide a method for responding to potential conflicts of interest. In delegating voting authority to the Adviser, the Board has also approved the Investment Adviser's proxy voting procedures which require the Adviser to vote proxies in accordance with the Series' proxy voting procedures and guidelines. An independent proxy voting service has been retained to assist in the voting of proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services. In addition, the Board established the Valuation and Proxy Voting Committee to oversee the implementation of the proxy voting procedure. A copy of the proxy voting procedures and guidelines of the Fund relating to the Series' Securities, including the procedures of the Investment Adviser, is attached hereto as Appendix A. No later than August 31 of each year, information regarding how the Series votes proxies relating to portfolio securities for the one year period ending June 30th is available through the Portfolio's website (www.ingfunds.com) or by accessing the SEC's EDGAR database (www.sec.gov).

                        PURCHASE AND REDEMPTION OF SHARES

Shares of each Series are purchased and redeemed at the NAV next determined after receipt of a purchase or redemption order in acceptable form as described in the Prospectus.

The value of shares redeemed may be more or less than a shareholder's cost, depending upon the market value of the portfolio securities at the time of redemption. Payment for shares redeemed will be made by a Series within seven days or the maximum period allowed by law, if shorter, after the redemption request is received by the Series or by the insurance company.

                                NET ASSET VALUE

         As noted in the Prospectus, the NAV and offering price of each Series' shares will be determined once daily as of the close of regular trading ("Market Close") on the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE) during each day on which the NYSE is open for trading. As of the date of this Statement of Additional Information, the NYSE is closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

         Portfolio securities listed or traded on a national securities exchange will be valued at the last reported sale price on the valuation day. Securities traded on an exchange for which there has been no sale that day and other securities traded in the over-the-counter market will be valued at the mean between the last reported bid and asked prices on the valuation day. Portfolio securities reported by NASDAQ will be valued at the NASDAQ Official Closing Price on the valuation day. In cases in which securities are traded on more than one exchange, the securities are valued on the exchange that is normally the primary market. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. This involves valuing a security at cost on the date of acquisition and thereafter assuming a constant accretion of a discount or amortization of a premium to maturity, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument. See "Net Asset Value" in the "Information for Investors" section of the Prospectus. The long-term debt obligations held in a Portfolio's portfolio will be valued at the mean between the most recent bid and asked prices as obtained from one or more dealers that make markets in the securities when over-the counter market quotations are readily available.

         Securities and assets for which market quotations are not readily available (which may include certain restricted securities which are subject to limitations as to their sale) or are deemed unreliable are valued at their fair values as determined in good faith by or under the supervision of the Fund's Board, in accordance with methods that are specifically authorized by the Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that a Series calculates its NAV, may also be valued at their fair values as determined in good faith by or under the supervision of the Fund's Board, in accordance with methods that are specifically authorized by the Board. The valuation techniques applied in any specific instance may vary from case to case. With respect to a restricted security, for example, consideration is generally given to the cost of the investment, the market value of any unrestricted securities of the same class at the time of valuation, the potential expiration of restrictions on the security, the existence of any registration rights, the costs to the Series related to registration of the security, as well as factors relevant to the issuer itself. Consideration may also be given to the price and extent of any public trading in similar securities of the issuer or comparable companies' securities.

         The value of a foreign security traded on an exchange outside the United States is generally based on its price on the principal foreign exchange where it trades as of the time the Portfolio determines its NAV or if the foreign exchange closes prior to the time a Series determines its NAV, the most recent closing price of the foreign security on its principal exchange. Trading in certain non-U.S. securities may not take place on all days on which the NYSE is open. Further, trading takes place in various foreign markets on days on which the NYSE is not open. Consequently, the calculation of a Series' NAV may not take place contemporaneously with the determination of the prices of securities held by the Portfolio in foreign securities markets. Further, the value of a Series' assets may be significantly affected by foreign trading on days when a shareholder cannot purchase or redeem shares of the Series. In calculating a Series' NAV, foreign securities denominated in foreign currency are converted to U.S. dollar equivalents.

         If an event occurs after the time at which the market for foreign securities held by a Series closes but before the time that the Series' NAV is calculated, such event may cause the closing price on the foreign exchange to not represent a readily available reliable market value quotation for such securities at the time the Series determines its NAV. In such a case, the Series will use the fair value of such securities as determined under the Series' valuation procedures. Events after the close of trading on a foreign market that could require the Series to fair value some or all of its foreign securities include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters and political and other events. Among other elements of analysis in determination of a security's fair value, the Board has authorized the use of one or more independent research services to assist with such determinations. An independent research service may use statistical analyses and quantitative models to help determine fair value as of the time a Series calculates its NAV. There can be no assurance that such models accurately reflect the behavior of the applicable markets or the effect of the behavior of such markets on the fair value of securities, nor that such markets will continue to behave in a fashion that is consistent with such models. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment. Consequently, the fair value assigned to a security may not represent the actual value that a Series could obtain if it were to sell the security at the time of the close of the NYSE. Pursuant to procedures adopted by the Board, the Series is not obligated to use the fair valuations suggested by any research service, and valuation recommendations provided by such research services may be overridden if other events have occurred or if other fair valuations are determined in good faith to be more accurate. Unless an event is such that it causes the Portfolio to determine that the closing prices for one or more securities do not represent readily available reliable market value quotations at the time a Series determines its NAV, events that occur between the time of the close of the foreign market on which they are traded and the close of regular trading on the NYSE will not be reflected in the Series' NAV.

         Options on securities, currencies, futures and other financial instruments purchased by the Series are valued at their last bid price in the case of listed options or at the average of the last bid prices obtained from dealers in the case of OTC options.

         The fair value of other assets is added to the value of all securities positions to arrive at the value of the Series' total assets. The Series' liabilities, including accruals for expenses, are deducted from its total assets. Once the total value of the Series' net assets is so determined, that value is then divided by the total number of shares outstanding (excluding treasury shares), and the result, rounded to the nearest cent, is the NAV per share.

         In computing the NAV for a class of shares of a Series, all class-specific liabilities incurred or accrued are deducted from the class' net assets. The resulting net assets are divided by the number of shares of the class outstanding at the time of the valuation and the result (adjusted to the nearest cent) is the NAV per share.

         Orders received by dealers prior to Market Close will be confirmed at the offering price computed as of Market Close provided the order is received by the Transfer Agent prior to Market Close that same day. It is the responsibility of the dealer to insure that all orders are transmitted timely to the Series. Orders received by dealers after Market Close will be confirmed at the next computed offering price as described in the Prospectus.

                                   TAX STATUS

The following is only a limited discussion of certain additional tax considerations generally affecting the Series. No attempt is made to present a detailed explanation of the tax treatment of the Series and no explanation is provided with respect to the tax treatment of any shareholder. The discussions here and in the Prospectus are not intended as substitutes for careful tax planning. Holders of variable annuity contracts must consult their contract prospectus, prospectus summary or disclosure statement for information concerning the federal income tax consequences of owning such contracts.

Qualification as a Regulated Investment Company

The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Code. If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable to the shareholders as ordinary dividends to the extent of the Series' current and accumulated earnings and profits. Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders.

Qualification of Segregated Asset Accounts

Under Code section 817(h), a segregated asset account upon which a variable annuity contract is based must be "adequately diversified." A segregated asset account will be adequately diversified if it satisfies one of two alternative tests set forth in the Treasury Regulations. Specifically, the Treasury Regulations provide, that except as permitted by the "safe harbor" discussed below, as of the end of each calendar quarter (or within 30 days thereafter) no more than 55% of a Series' total assets may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments and no more than 90% by any four investments. For this purpose, all securities of the same issuer are considered a single investment, and while each U.S. Government agency and instrumentality is considered a separate issuer, a particular foreign government and its agencies, instrumentalities and political subdivisions may be considered the same issuer. As a safe harbor, a separate account will be treated as being adequately diversified if the diversification requirements under Subchapter M are satisfied and no more than 55% of the value of the account's total assets are cash and cash items, U.S. government securities and securities of other regulated investment companies.

For purposes of these alternative diversification tests, a segregated asset account investing in shares of a regulated investment company will be entitled to "look-through" the regulated investment company to its pro rata portion of the regulated investment company's assets, provided the regulated investment company satisfies certain conditions relating to the ownership of the shares.

Foreign Investments

Investment income from foreign securities may be subject to foreign taxes withheld at the source. It is impossible to determine the effective rate of foreign tax in advance since the amount of a Series' assets to be invested in various countries is not known.

Excise Tax on Regulated Investment Companies

A 4% non-deductible excise tax is imposed on the undistributed income of a regulated investment company that fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year). Tax-exempt interest on municipal obligations is not subject to the excise tax. The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year.

The Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. However, shareholders should note that the Series may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

                             PERFORMANCE INFORMATION

Performance information for a Series including the total return may appear in reports or promotional literature to current or prospective shareholders.

Average Annual Total Return

Quotations of average annual total return for a Series will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Series over a period of one and five years (or, if the Series has not been in existence for such periods, up to the life of the Series), calculated pursuant to the formula:

                    P(1 + T)(raised to the Nth power) = ERV

Where:
P = a hypothetical initial payment of $1,000

T = an average annual total return

n = the number of years

ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year period at the end of the 1, 5, or 10 year period (or fractional portion thereof).

Performance information for a Series may be compared, in reports and promotional literature, to: (a) the S&P 500 Index and/or the Lehman Brothers Aggregate Bond Index, or other indices (including, where appropriate, a blending of indices) that measure performance of a pertinent group of securities widely regarded by investors as representative of the securities markets in general; (b) other groups of investment companies tracked by Morningstar or Lipper Analytical Services, widely used independent research firms that rank mutual funds and other investment companies by overall performance, investment objectives, and assets, or tracked by other services, companies, publications, or persons who rank such investment companies on overall performance or other criteria; and (c) the Consumer Price Index (measure for inflation) to assess the real rate of return from an investment in the Series.

                                   APPENDIX A

                                    APPENDIX A

                                    ING FUNDS

                                   ----------

                     PROXY VOTING PROCEDURES AND GUIDELINES

                          EFFECTIVE DATE: JULY 10, 2003
                          REVISION DATE: MARCH 16, 2006

                                   ----------

I.     INTRODUCTION

The following are the Proxy Voting Procedures and Guidelines (the "Procedures and Guidelines") of the ING Funds set forth on EXHIBIT 1 attached hereto and each portfolio or series thereof (each a "Fund" and collectively, the "Funds"). The purpose of these Procedures and Guidelines is to set forth the process by which each Fund will vote proxies related to the equity assets in its investment portfolio (the "portfolio securities"). The Procedures and Guidelines have been approved by the Funds' Boards of Trustees/Directors(1) (each a "Board" and collectively, the "Boards"), including a majority of the independent Trustees/Directors(2) of the Board. These Procedures and Guidelines may be amended only by the Board. The Board shall review these Procedures and Guidelines at its discretion, and make any revisions thereto as deemed appropriate by the Board.

II.    VALUATION, PROXY AND BROKERAGE COMMITTEE

The Boards hereby delegate to the Valuation, Proxy and Brokerage Committee of each Board (each a "Committee" and collectively, the "Committees") the authority and responsibility to oversee the implementation of these Procedures and Guidelines, and where applicable, to make determinations on behalf of the Board with respect to the voting of proxies on behalf of each Fund. Furthermore, the Boards hereby delegate to each Committee the authority to review and approve material changes to proxy voting procedures of any Fund's investment adviser (the "Adviser"). The Proxy Voting Procedures of the Adviser (the "Adviser Procedures") are attached hereto as EXHIBIT 2. Any determination regarding the voting of proxies of each Fund that is made by a Committee, or any member thereof, as permitted herein, shall be deemed to be a good faith determination regarding the voting of proxies by the full Board. Each Committee

----------
(1) Reference in these Procedures to one or more Funds shall, as applicable, mean those Funds that are under the jurisdiction of the particular Board or Valuation, Proxy and Brokerage Committee at issue. No provision in these Procedures is intended to impose any duty upon the particular Board or Valuation, Proxy and Brokerage Committee with respect to any other Fund.

(2) The independent Trustees/Directors are those Board members who are not "interested persons" of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

may rely on the Adviser through the Agent, Proxy Coordinator and/or Proxy Group (as such terms are defined for purposes of the Adviser Procedures) to deal in the first instance with the application of these Procedures and Guidelines. Each Committee shall conduct itself in accordance with its charter.

III.   DELEGATION OF VOTING AUTHORITY

The Board hereby delegates to the Adviser to each Fund the authority and responsibility to vote all proxies with respect to all portfolio securities of the Fund in accordance with then current proxy voting procedures and guidelines that have been approved by the Board. The Board may revoke such delegation with respect to any proxy or proposal, and assume the responsibility of voting any Fund proxy or proxies as it deems appropriate. Non-material amendments to the Procedures and Guidelines may be approved for immediate implementation by the President or Chief Financial Officer of a Fund, subject to ratification at the next regularly scheduled meeting of the Valuation, Proxy and Brokerage Committee.

When a Fund participates in the lending of its securities and the securities are on loan at record date, proxies related to such securities will not be forwarded to the Adviser by the Fund's custodian and therefore will not be voted.

Funds that are "funds-of-funds" will "echo" vote their interests in underlying mutual funds, which may include ING Funds (or portfolios or series thereof) other than those set forth on EXHIBIT 1 attached hereto. This means that, if the fund-of-funds must vote on a proposal with respect to an underlying investment company, the fund-of-funds will vote its interest in that underlying fund in the same proportion all other shareholders in the investment company voted their interests.

A fund that is a "feeder" fund in a master-feeder structure does not echo vote. Rather, it passes votes requested by the underlying master fund to its shareholders. This means that, if the feeder fund is solicited by the master fund, it will request instructions from its own shareholders, either directly or, in the case of an insurance-dedicated Fund, through an insurance product or retirement plan, as to the manner in which to vote its interest in an underlying master fund.

When a Fund is a feeder in a master-feeder structure, proxies for the portfolio securities owned by the master fund will be voted pursuant to the master fund's proxy voting policies and procedures. As such, and except as otherwise noted herein with respect to vote reporting requirements, feeder Funds shall not be subject to these Procedures and Guidelines.

IV.    APPROVAL AND REVIEW OF PROCEDURES

Each Fund's Adviser has adopted proxy voting procedures in connection with the voting of portfolio securities for the Funds as attached hereto in EXHIBIT 2. The Board hereby approves such procedures. All material changes to the Adviser Procedures must be approved by the Board or the Valuation, Proxy and Brokerage Committee prior to implementation; however, the President or Chief Financial Officer of a Fund may make such non-material changes as they deem appropriate, subject to ratification by the Board or the Valuation, Proxy and Brokerage

Committee at its next regularly scheduled meeting.

V.     VOTING PROCEDURES AND GUIDELINES

The Guidelines that are set forth in EXHIBIT 3 hereto specify the manner in which the Funds generally will vote with respect to the proposals discussed therein.

Unless otherwise noted, the defined terms used hereafter shall have the same meaning as defined in the Adviser Procedures

       A.   Routine Matters

       The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear "For," "Against," "Withhold" or "Abstain" on a proposal. However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional (as such term is defined for purposes of the Adviser Procedures) recommends a vote contrary to the Guidelines.

       B.   Matters Requiring Case-by-Case Consideration

       The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted "case-by-case" consideration.

       Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

       Except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent's recommendation, the Proxy Coordinator will forward the Agent's analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent and/or Investment Professional(s), as it deems necessary.

       The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration. In the event quorum requirements cannot be timely met in connection with a voting deadline, it shall be the policy of the Funds to vote in accordance with the Agent's recommendation, unless the Agent's recommendation is deemed to be conflicted as provided for under the Adviser Procedures, in which case no action shall be taken on such matter (I.E., a "Non-Vote").

            1. WITHIN-GUIDELINES VOTES: Votes in Accordance with a Fund's Guidelines and/or, where applicable, Agent Recommendation

            In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote Within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner. No Conflicts Report (as such term is defined for purposes of the Adviser Procedures) is required in connection with Within-Guidelines Votes.

            2.   NON-VOTES: Votes in Which No Action is Taken

            The Proxy Group may recommend that a Fund refrain from voting under the following circumstances: (1) if the economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant, E.G., proxies in connection with securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, E.G., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy. The Proxy Group may provide the Proxy Coordinator with standing instructions on parameters that would dictate a Non-Vote without the Proxy Group's review of a specific proxy. It is noted a Non-Vote determination would generally not be made in connection with voting rights received pursuant to class action participation; while a Fund may no longer hold the security, a continuing economic effect on shareholders' interests is likely.

            Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders' rights are limited, Non-Votes may also occur in connection with a Fund's related inability to timely access ballots or other proxy information in connection with its portfolio securities.

            Non-Votes may also result in certain cases in which the Agent's recommendation has been deemed to be conflicted, as described in V.B. above and V.B.4. below.

            3. OUT-OF-GUIDELINES VOTES: Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent's Recommendation is Conflicted

            If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under the Adviser Procedures, the Proxy Coordinator will then request that all members of the Proxy Group, including any members not in attendance at the meeting at which the relevant proxy is being considered, and each Investment Professional participating in the voting process complete a Conflicts Report (as such term is defined for purposes of the Adviser Procedures). As provided for in the Adviser Procedures, the Proxy Coordinator shall be responsible for identifying to Counsel potential conflicts of interest with respect to the Agent.

            If Counsel determines that a conflict of interest appears to exist with respect to the Agent, any member of the Proxy Group or the participating Investment Professional(s), the Proxy Coordinator will then contact the Valuation, Proxy and Brokerage Committee(s) and forward to such Committee(s) all information relevant to their review, including the following materials or a summary thereof: the applicable Procedures and Guidelines, the recommendation of the Agent, where applicable, the recommendation of the Investment Professional(s), where applicable, any resources used by the Proxy Group in arriving at its recommendation, the Conflicts Report and any other written materials establishing whether a conflict of interest exists, and findings of Counsel (as such term is defined for purposes of the Adviser Procedures). Upon Counsel's finding that a conflict of interest exists with respect to one or more members of the Proxy Group or the Advisers generally, the remaining members of the Proxy Group shall not be required to complete a Conflicts Report in connection with the proxy.

            If Counsel determines that there does not appear to be a conflict of interest with respect to the Agent, any member of the Proxy Group or the participating Investment Professional(s), the Proxy Coordinator will instruct the Agent to vote the proxy as recommended by the Proxy Group.

            4.   Referrals to a Fund's Valuation, Proxy and Brokerage Committee

            A Fund's Valuation, Proxy and Brokerage Committee may consider all recommendations, analysis, research and Conflicts Reports provided to it by the Agent, Proxy Group and/or Investment Professional(s), and any other written materials used to establish whether a conflict of interest exists, in determining how to vote the proxies referred to the Committee. The Committee will instruct the Agent through the Proxy Coordinator how to vote such referred proposals.

            The Proxy Coordinator shall use best efforts to timely refer matters to a Fund's Committee for its consideration. In the event any such matter cannot be timely referred to or considered by the Committee, it shall be the policy of the Funds to vote in accordance with the Agent's recommendation, unless the Agent's recommendation is conflicted on a matter requiring case-by-case consideration, in which case no action shall be taken on such matter (I.E., a "Non-Vote").

            The Proxy Coordinator will maintain a record of all proxy questions that have been referred to a Fund's Committee, all applicable recommendations, analysis, research and Conflicts Reports.

VI.    CONFLICTS OF INTEREST

In all cases in which a vote has not been clearly determined in advance by the Procedures and Guidelines or for which the Proxy Group recommends an Out-of-Guidelines Vote, and Counsel has determined that a conflict of interest appears to exist with respect to the Agent, any member of the Proxy Group, or any Investment Professional participating in the voting process, the proposal shall be referred to the Fund's Committee for determination so that the Adviser shall have no opportunity to vote a Fund's proxy in a situation in which it or the Agent may be deemed to have a conflict of interest. In the event a member of a Fund's Committee believes he/she has a conflict of interest that would preclude him/her from making a voting determination in the best interests of the beneficial owners of the applicable Fund, such Committee member shall so advise the Proxy Coordinator and recuse himself/herself with respect to determinations regarding the relevant proxy.

VII.   REPORTING AND RECORD RETENTION

Annually in August, each Fund that is not a feeder in a master/feeder structure will post its proxy voting record or a link thereto, for the prior one-year period ending on June 30th on the ING Funds website. No proxy voting record will be posted on the ING Funds website for any Fund that is a feeder in a master/feeder structure; however, a cross-reference to that of the master fund's proxy voting record as filed in the SEC's EDGAR database will be posted on the ING Funds website. The proxy voting record for each Fund will also be available in the EDGAR database on the SEC's website.

                                    EXHIBIT 1
                                     TO THE
                                    ING FUNDS
                             PROXY VOTING PROCEDURES

                                ING EQUITY TRUST
                                 ING FUNDS TRUST
                ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND
             ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND
                           ING INVESTMENT FUNDS, INC.
                               ING INVESTORS TRUST
                               ING MAYFLOWER TRUST
                                ING MUTUAL FUNDS
                               ING PARTNERS, INC.
                              ING PRIME RATE TRUST
                             ING SENIOR INCOME FUND
                          ING VARIABLE INSURANCE TRUST
                           ING VARIABLE PRODUCTS TRUST
                       ING VP EMERGING MARKETS FUND, INC.
                         ING VP NATURAL RESOURCES TRUST
                               USLICO SERIES FUND

                                    EXHIBIT 2
                                     TO THE
                                    ING FUNDS
                             PROXY VOTING PROCEDURES


                              ING INVESTMENTS, LLC,
                             DIRECTED SERVICES, INC.
                                       AND
                     ING LIFE INSURANCE AND ANNUITY COMPANY

                                   ----------

                             PROXY VOTING PROCEDURES

                                   ----------

I.     INTRODUCTION

ING Investments, LLC, Directed Services, Inc. and ING Life Insurance and Annuity Company (each an "Adviser" and collectively, the "Advisers") are the investment advisers for the registered investment companies and each series or portfolio thereof (each a "Fund" and collectively, the "Funds") comprising the ING family of funds. As such, the Advisers have been delegated the authority to vote proxies with respect to securities for the Funds over which they have day-to-day portfolio management responsibility.

The Advisers will abide by the proxy voting guidelines adopted by a Fund's respective Board of Directors or Trustees (each a "Board" and collectively, the "Boards") with regard to the voting of proxies unless otherwise provided in the proxy voting procedures adopted by a Fund's Board.

In voting proxies, the Advisers are guided by general fiduciary principles. Each must act prudently, solely in the interest of the beneficial owners of the Funds it manages. The Advisers will not subordinate the interest of beneficial owners to unrelated objectives. Each Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

The following are the Proxy Voting Procedures of ING Investments, LLC, Directed Services, Inc. and ING Life Insurance and Annuity Company (the "Adviser Procedures") with respect to the voting of proxies on behalf of their client Funds as approved by the respective Board of each Fund.

Unless otherwise noted, best efforts shall be used to vote proxies in all instances.

II.    ROLES AND RESPONSIBILITIES

       A.   Proxy Coordinator

       The Proxy Coordinator identified in Appendix 1 will assist in the coordination of the voting of each Fund's proxies in accordance with the ING Funds Proxy Voting Procedures and Guidelines (the "Procedures" or "Guidelines" and collectively the "Procedures and Guidelines"). The Proxy Coordinator is authorized to direct the Agent to vote a Fund's proxy in accordance with the Procedures and Guidelines unless the Proxy Coordinator receives a recommendation from an Investment Professional (as described below) to vote contrary to the Procedures and Guidelines. In such event, and in connection with proxy proposals requiring case-by-case consideration (except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent's recommendation), the Proxy Coordinator will call a meeting of the Proxy Group (as described below).

       Responsibilities assigned herein to the Proxy Coordinator, or activities in support thereof, may be performed by such members of the Proxy Group or employees of the Advisers' affiliates as are deemed appropriate by the Proxy Group.

       Unless specified otherwise, information provided to the Proxy Coordinator in connection with duties of the parties described herein shall be deemed delivered to the Advisers.

       B.   Agent

       An independent proxy voting service (the "Agent"), as approved by the Board of each Fund, shall be engaged to assist in the voting of Fund proxies for publicly traded securities through the provision of vote analysis, implementation, recordkeeping and disclosure services. The Agent is Institutional Shareholder Services, Inc. The Agent is responsible for coordinating with the Funds' custodians to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely fashion. To the extent applicable, the Agent is required to vote and/or refer all proxies in accordance with these Adviser Procedures. The Agent will retain a record of all proxy votes handled by the Agent. Such record must reflect all the information required to be disclosed in a Fund's Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act. In addition, the Agent is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to the Adviser upon request.

       The Agent shall be instructed to vote all proxies in accordance with a Fund's Guidelines, except as otherwise instructed through the Proxy Coordinator by the Adviser's Proxy Group or a Fund's Valuation, Proxy and Brokerage Committee ("Committee").

       The Agent shall be instructed to obtain all proxies from the Funds' custodians and to review each proxy proposal against the Guidelines. The Agent also shall be requested to call the Proxy Coordinator's attention to specific proxy proposals that although governed by the Guidelines appear to involve unusual or controversial issues.

       Subject to the oversight of the Advisers, the Agent shall establish and maintain adequate internal controls and policies in connection with the provision of proxy voting services voting to the Advisers, including methods to reasonably ensure that its analysis and recommendations are not influenced by conflict of interest, and shall disclose such controls and policies to the Advisers when and as provided for herein. Unless otherwise specified, references herein to recommendations of the Agent shall refer to those in which no conflict of interest has been identified.

       C.   Proxy Group

       The Adviser shall establish a Proxy Group (the "Group" or "Proxy Group") which shall assist in the review of the Agent's recommendations when a proxy voting issue is referred to the Group through the Proxy Coordinator. The members of the Proxy Group, which may include employees of the Advisers' affiliates, are identified in Appendix 1, as may be amended from time at the Advisers' discretion.

       A minimum of four (4) members of the Proxy Group (or three (3) if one member of the quorum is either the Fund's Chief Investment Risk Officer or Chief Financial Officer) shall constitute a quorum for purposes of taking action at any meeting of the Group. The vote of a simple majority of the members present and voting shall determine any matter submitted to a vote. Tie votes shall be broken by securing the vote of members not present at the meeting; provided, however, that the Proxy Coordinator shall ensure compliance with all applicable voting and conflict of interest procedures and shall use best efforts to secure votes from all or as many absent members as may reasonably be accomplished. The Proxy Group may meet in person or by telephone. The Proxy Group also may take action via electronic mail in lieu of a meeting, provided that each Group member has received a copy of any relevant electronic mail transmissions circulated by each other participating Group member prior to voting and provided that the Proxy Coordinator follows the directions of a majority of a quorum (as defined above) responding via electronic mail. For all votes taken in person or by telephone or teleconference, the vote shall be taken outside the presence of any person other than the members of the Proxy Group and such other persons whose attendance may be deemed appropriate by the Proxy Group from time to time in furtherance of its duties or the day-to-day administration of the Funds. In its discretion, the Proxy Group may provide the Proxy Coordinator with standing instructions to perform responsibilities assigned herein to the Proxy Group, or activities in support thereof, on its behalf, provided that such instructions do not contravene any requirements of these Adviser Procedures or a Fund's Procedures and Guidelines.

       A meeting of the Proxy Group will be held whenever (1) the Proxy Coordinator receives a recommendation from an Investment Professional to vote a Fund's proxy contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, (2) the Agent has made no recommendation with respect to a vote on a proposal, or (3) a matter requires case-by-case consideration, including those in which the Agent's recommendation is deemed to be conflicted as provided for under these Adviser Procedures, provided that, if the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent's recommendation and no issue of conflict must be considered, the Proxy Coordinator may implement the instructions without calling a meeting of the Proxy Group.

       For each proposal referred to the Proxy Group, it will review (1) the relevant Procedures and Guidelines, (2) the recommendation of the Agent, if any, (3) the recommendation of the Investment Professional(s), if any, and (4) any other resources that any member of the Proxy Group deems appropriate to aid in a determination of a recommendation.

       If the Proxy Group recommends that a Fund vote in accordance with the Procedures and Guidelines, or the recommendation of the Agent, where applicable, it shall instruct the Proxy Coordinator to so advise the Agent.

       If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, or if the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted, it shall follow the procedures for such voting as established by a Fund's Board.

       The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration. In the event quorum requirements cannot be timely met in connection with to a voting deadline, the Proxy Coordinator shall follow the procedures for such voting as established by a Fund's Board.

       D.   Investment Professionals

       The Funds' Advisers, sub-advisers and/or portfolio managers (each referred to herein as an "Investment Professional" and collectively, "Investment Professionals") may submit, or be asked to submit, a recommendation to the Proxy Group regarding the voting of proxies related to the portfolio securities over which they have day-to-day portfolio management responsibility. The Investment Professionals may accompany their recommendation with any other research materials that they deem appropriate or with a request that lending activity with respect to the relevant security be reviewed, such requests to be timely considered by the Proxy Group.

III.   VOTING PROCEDURES

       A. In all cases, the Adviser shall follow the voting procedures as set forth in the Procedures and Guidelines of the Fund on whose behalf the Adviser is exercising delegated authority to vote.

       B.   Routine Matters

       The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear "For", "Against," "Withhold" or "Abstain" on a proposal. However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional recommends a vote contrary to the Guidelines.

       C.   Matters Requiring Case-by-Case Consideration

       The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted "case-by-case" consideration.

       Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

       Except in cases in which the Proxy Group has previously provided the Proxy Coordinator with standing instructions to vote in accordance with the Agent's recommendation, the Proxy Coordinator will forward the Agent's analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent and/or Investment Professional(s), as it deems necessary.

            1. WITHIN-GUIDELINES VOTES: Votes in Accordance with a Fund's Guidelines and/or, where applicable, Agent Recommendation

            In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote Within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner. No Conflicts Report (as such term is defined herein) is required in connection with Within-Guidelines Votes.

            2.   NON-VOTES: Votes in Which No Action is Taken

            The Proxy Group may recommend that a Fund refrain from voting under the following circumstances: (1) if the economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant, E.G., proxies in connection with securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, E.G., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy. The Proxy Group may provide the Proxy Coordinator with standing instructions on parameters that would dictate a Non-Vote without the Proxy Group's review of a specific proxy. It is noted a Non-Vote determination would generally not be made in connection with voting rights received pursuant to class action participation; while a Fund may no longer hold the security, a continuing economic effect on shareholders' interests is likely.

            Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders' rights are limited, Non-Votes may also occur in connection with a Fund's related inability to timely access ballots or other proxy information in connection with its portfolio securities.

            Non-Votes may also result in certain cases in which the Agent's recommendation has been deemed to be conflicted, as provided for in the Funds' Procedures.

            3. OUT-OF-GUIDELINES VOTES: Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent's Recommendation is Conflicted

            If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under these Adviser Procedures, the Proxy Coordinator will then implement the procedures for handling such votes as adopted by the Fund's Board.

            4. The Proxy Coordinator will maintain a record of all proxy questions that have been referred to a Fund's Valuation, Proxy and Brokerage Committee, all applicable recommendations, analysis, research and Conflicts Reports.

IV.    ASSESSMENT OF THE AGENT AND CONFLICTS OF INTEREST

In furtherance of the Advisers' fiduciary duty to the Funds and their beneficial owners, the Advisers shall establish the following:

       A.   Assessment of the Agent

            The Advisers shall establish that the Agent (1) is independent from the Advisers, (2) has resources that indicate it can competently provide analysis of proxy issues and (3) can make recommendations in an impartial manner and in the best interests of the Funds and their beneficial owners. The Advisers shall utilize, and the Agent shall comply with, such methods for establishing the foregoing as the Advisers may deem reasonably appropriate and shall do not less than annually as well as prior to engaging the services of any new proxy service. The Agent shall also notify the Advisers in writing within fifteen (15) calendar days of any material change to information previously provided to an Adviser in connection with establishing the Agent's independence, competence or impartiality.

            Information provided in connection with assessment of the Agent shall be forwarded to a member of the mutual funds practice group of ING US Legal Services ("Counsel") for review. Counsel shall review such information and advise the Proxy Coordinator as to whether a material concern exists and if so, determine the most appropriate course of action to eliminate such concern.

       B.   Conflicts of Interest

            The Advisers shall establish and maintain procedures to identify and address conflicts that may arise from time to time concerning the Agent. Upon the Advisers' request, which shall be not less than annually, and within fifteen (15) calendar days of any material change to such information previously provided to an Adviser, the Agent shall provide the Advisers with such information as the Advisers deem reasonable and appropriate for use in determining material relationships of the Agent that may pose a conflict of interest with respect to the Agent's proxy analysis or recommendations. The Proxy Coordinator shall forward all such information to Counsel for review. Counsel shall review such information and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present. Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund's Procedures and Guidelines.

            In connection with their participation in the voting process for portfolio securities, each member of the Proxy Group, and each Investment Professional participating in the voting process, must act solely in the best interests of the beneficial owners of the applicable Fund. The members of the Proxy Group may not subordinate the interests of the Fund's beneficial owners to unrelated objectives, including taking steps to reasonably insulate the voting process from any conflict of interest that may exist in connection with the Agent's services or utilization thereof.

            For all matters for which the Proxy Group recommends an Out-of-Guidelines Vote, the Proxy Coordinator will implement the procedures for handling such votes as adopted by the Fund's Board, including completion of such Conflicts Reports as may be required under the Fund's Procedures. Completed Conflicts Reports shall be provided to the Proxy Coordinator within two (2) business days. Such Conflicts Report should describe any known conflicts of either a business or personal nature, and set forth any contacts with respect to the referral item with non-investment personnel in its organization or with outside parties (except for routine communications from proxy solicitors). The Conflicts Report should also include written confirmation that any recommendation from an Investment Professional provided in connection with an Out-of-Guidelines Vote or under circumstances where a conflict of interest exists was made solely on the investment merits and without regard to any other consideration.

            The Proxy Coordinator shall forward all Conflicts Reports to Counsel for review. Counsel shall review each report and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present. Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund's Procedures and Guidelines.

V.     REPORTING AND RECORD RETENTION

The Adviser shall maintain the records required by Rule 204-2(c)(2), as may be amended from time to time, including the following: (1) A copy of each proxy statement received regarding a Fund's portfolio securities. Such proxy statements received from issuers are available either in the SEC's EDGAR database or are kept by the Agent and are available upon request. (2) A record of each vote cast on behalf of a Fund. (3) A copy of any document created by the Adviser that was material to making a decision how to vote a proxy, or that memorializes the basis for that decision. (4) A copy of written requests for Fund proxy voting information and any written response thereto or to any oral request for information on how the Adviser voted proxies on behalf of a Fund. All proxy voting materials and supporting documentation will be retained for a minimum of six (6) years.

                                   APPENDIX 1
                                     TO THE
                        ADVISERS' PROXY VOTING PROCEDURES

PROXY GROUP FOR REGISTERED INVESTMENT COMPANY CLIENTS OF ING INVESTMENTS, LLC, DIRECTED SERVICES, INC. AND ING LIFE INSURANCE AND ANNUITY COMPANY:

          NAME                                        TITLE OR AFFILIATION
Stanley D. Vyner            Chief Investment Risk Officer and Executive Vice President, ING
                            Investments, LLC

Todd Modic                  Senior Vice President, ING Funds Services, LLC and ING Investments, LLC;
                            and Chief Financial Officer of the ING Funds

Maria Anderson              Vice President of Fund Compliance, ING Funds Services, LLC

Karla J. Bos                Proxy Coordinator for the ING Funds and Manager - Special Projects, ING
                            Funds Services, LLC

Julius Drelick              Head of Product Strategy, ING Funds Services, LLC

Theresa K. Kelety, Esq.     Counsel, ING Americas US Legal Services

Steve Wastek, Esq.          Counsel, ING Americas US Legal Services


Effective as of May 27, 2005

                                    EXHIBIT 3
                                     TO THE
                                    ING FUNDS
                             PROXY VOTING PROCEDURES

                                   ----------

                    PROXY VOTING GUIDELINES OF THE ING FUNDS

                                   ----------

I.     INTRODUCTION

The following is a statement of the Proxy Voting Guidelines ("Guidelines") that have been adopted by the respective Boards of Directors or Trustees of each Fund. Unless otherwise provided for herein, any defined term used herein shall have the meaning assigned to it in the Funds' and Advisers' Proxy Voting Procedures (the "Procedures").

Proxies must be voted in the best interest of the Fund(s). The Guidelines summarize the Funds' positions on various issues of concern to investors, and give a general indication of how Fund portfolio securities will be voted on proposals dealing with particular issues. The Guidelines are not exhaustive and do not include all potential voting issues.

The Advisers, in exercising their delegated authority, will abide by the Guidelines as outlined below with regard to the voting of proxies except as otherwise provided in the Procedures. In voting proxies, the Advisers are guided by general fiduciary principles. Each must act prudently, solely in the interest of the beneficial owners of the Funds it manages. The Advisers will not subordinate the interest of beneficial owners to unrelated objectives. Each Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

II.    GUIDELINES

The following Guidelines are grouped according to the types of proposals generally presented to shareholders of U.S. issuers: Board of Directors, Proxy Contests, Auditors, Proxy Contest Defenses, Tender Offer Defenses, Miscellaneous, Capital Structure, Executive and Director Compensation, State of Incorporation, Mergers and Corporate Restructurings, Mutual Fund Proxies and Social and Environmental Issues. An additional section addresses proposals most frequently found in global proxies.

GENERAL POLICIES

These Guidelines apply to securities of publicly traded companies and to those of privately held companies if publicly available disclosure permits such application. All matters for which such disclosure is not available shall be considered CASE-BY-CASE.

It shall generally be the policy of the Funds to take no action on a proxy for which no Fund holds a position or otherwise maintains an economic interest in the relevant security at the time the vote is to be cast.

In all cases receiving CASE-BY-CASE consideration, including cases not specifically provided for under these Guidelines, unless otherwise provided for under these Guidelines, it shall generally be the policy of the Funds to vote in accordance with the recommendation provided by the Funds' Agent, Institutional Shareholder Services, Inc.

Unless otherwise provided for herein, it shall generally be the policy of the Funds to vote in accordance with the Agent's recommendation in cases in which such recommendation aligns with the recommendation of the relevant issuer's management. However, this policy shall not apply to CASE-BY-CASE proposals for which a contrary recommendation from the Investment Professional for the relevant Fund has been received and is to be utilized, provided that incorporation of any such recommendation shall be subject to the conflict of interest review process required under the Procedures.

Recommendations from the Investment Professionals, while not required under the Procedures, are likely to be considered with respect to proxies for private equity securities and/or proposals related to merger transactions/corporate restructurings, proxy contests related to takeover bids/contested business combinations, or unusual or controversial issues. Such input shall be given primary consideration with respect to CASE-BY-CASE proposals being considered on behalf of the relevant Fund.

The foregoing policies may be overridden in any case as provided for in the Procedures. Similarly, the Procedures provide that proposals whose Guidelines prescribe a firm voting position may instead be considered on a CASE-BY-CASE basis in cases in which unusual or controversial circumstances so dictate.

Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement or other legal requirement to which an issuer may be or become subject. No proposal shall be supported whose implementation would contravene such requirements.

1.     THE BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Unless otherwise provided for herein, the Agent's standards with respect to determining director independence shall apply. These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat.

Agreement with the Agent's independence standards shall not dictate that a Fund's vote shall be cast according to the Agent's corresponding recommendation. Votes on director nominees not subject to specific policies described herein should be made on a CASE-BY-CASE basis.

In any cases in which application of the policies described herein would result in withholding votes from the majority of independent outside directors sitting on a board, or removal of such directors would negatively impact majority board independence, consider such independent outside director nominees on a CASE-BY-CASE basis.

WITHHOLD votes from a nominee who, during both of the most recent two years, attended less than 75 percent of the board and committee meetings without a valid reason for the absences. DO NOT WITHHOLD votes in connection with attendance issues for nominees who have served on the board for less than the two most recent years.

WITHHOLD votes from a nominee in connection with poison pill considerations (E.G., failure to remove restrictive features or ensure expiration or submission to shareholders for vote) only in cases for which culpability for implementation or renewal of the pill in such form can be specifically attributed to the nominee.

Provided that a nominee served on the board during the relevant time period, WITHHOLD votes from a nominee who has failed to implement a shareholder proposal that was approved by (1) a majority of the issuer's shares outstanding (most recent annual meeting) or (2) a majority of the votes cast for two consecutive years. However, in the case of shareholder proposals seeking shareholder ratification of a poison pill, generally DO NOT WITHHOLD votes from a nominee in such cases if the company has already implemented a policy that should reasonably prevent abusive use of the pill.

If a nominee has not acted upon WITHHOLD votes representing a majority of the votes cast at the previous annual meeting, consider such nominee on a CASE-BY-CASE basis.

WITHHOLD votes from inside directors or affiliated outside directors who sit on the audit committee.

DO NOT WITHHOLD votes from inside directors or affiliated outside directors who sit on the nominating or compensation committee, provided that such committee meets the applicable independence requirements of the relevant listing exchange. However, consider such nominees on a CASE-BY-CASE basis if the committee is majority insider-controlled.

DO NOT WITHHOLD votes from inside directors or affiliated outside directors if the full board serves as the compensation or nominating committee OR has not created one or both committees, provided that the issuer is in compliance with all provisions of the listing exchange in connection with performance of relevant functions (E.G., performance of relevant functions by a majority of independent directors in lieu of the formation of a separate committee).

In cases in which the Agent has identified a "pay for performance disconnect", generally DO NOT WITHHOLD support from nominees who sit on the compensation committee or from the pay package recipient. If the Agent has raised other considerations regarding compensation practices, consider on a CASE-BY-CASE basis nominees who sit on the compensation committee and served during the relevant time period, but DO NOT WITHHOLD votes for this reason from the pay package recipient if also sitting for election but not a compensation committee member.

Generally, vote FOR independent outside director nominees serving on the audit committee, but if total non-audit fees exceed the total of audit fees, audit-related fees and tax compliance and preparation fees, do vote AGAINST auditor ratification if concerns exist regarding such fees, E.G., that remuneration for the non-audit work is so lucrative as to taint the auditor's independence or is excessive in connection with the level and type of services provided.

It shall generally be the policy of the Funds that a board should be majority independent and therefore to consider inside director or affiliated outside director nominees in cases in which the full board is not majority independent on a CASE-BY-CASE basis, excluding any non-voting director (E.G., director emeritus or advisory director) in calculations with respect to majority board independence. When conditions contributing to a lack of majority independence remain substantially similar to those in the previous year, it shall generally be the policy of the Funds to WITHHOLD or vote FOR nominees in a manner consistent with votes cast by the Fund(s) in the previous year.

Generally vote FOR nominees who sit on up to (and including) seven public company boards unless (1) other concerns requiring CASE-BY-CASE consideration have been raised, or (2) the nominee is also CEO of a public company, in which case the public company board threshold shall be four, above which the nominee shall be considered on a CASE-BY-CASE basis.

PROPOSALS REGARDING BOARD COMPOSITION OR BOARD SERVICE

Generally, vote AGAINST shareholder proposals to impose new board structures or policies, including those requiring that the positions of chairman and CEO be held separately, except consider such proposals on a CASE-BY-CASE basis if the board is not majority independent or pervasive corporate governance concerns have been identified. Generally, except as otherwise provided for herein, vote FOR management proposals to adopt or amend board structures or policies, except consider such proposals on a CASE-BY-CASE basis if the board is not majority independent, pervasive corporate governance concerns have been identified, or the proposal may result in a material reduction in shareholders' rights. Generally, vote AGAINST shareholder proposals asking that more than a simple majority of directors be independent.
Generally, vote AGAINST shareholder proposals asking that board compensation and/or nominating committees be composed exclusively of independent directors. Generally, vote AGAINST shareholder proposals to limit the number of public company boards on which a director may serve.

Generally, vote AGAINST shareholder proposals that seek to redefine director independence or directors' specific roles (E.G., responsibilities of the lead director).
Generally, vote AGAINST shareholder proposals requesting creation of additional board committees or offices, except as otherwise provided for herein.
Generally, vote FOR shareholder proposals that seek creation of an audit, compensation or nominating committee of the board, unless the committee in question is already in existence or the issuer has availed itself of an applicable exemption of the listing exchange (E.G., performance of relevant functions by a majority of independent directors in lieu of the formation of a separate committee).
Generally, vote AGAINST shareholder proposals to limit the tenure of outside directors.
Generally, vote AGAINST shareholder proposals to impose a mandatory retirement age for outside directors unless the proposal seeks to relax existing standards, but generally DO NOT VOTE AGAINST management proposals seeking to establish a retirement age for directors.

STOCK OWNERSHIP REQUIREMENTS

Generally, vote AGAINST shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director or to remain on the board.

DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION

Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis, using Delaware law as the standard. Vote AGAINST proposals to limit or eliminate entirely directors' and officers' liability for monetary damages for violating the duty of care. Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness. Vote FOR only those proposals providing such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if:
     (1) The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and
     (2)  Only if the director's legal expenses would be covered.

2.     PROXY CONTESTS

These proposals should generally be analyzed on a CASE-BY-CASE basis. Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals in connection with proxy contests related to takeover bids or other contested business combinations being considered on behalf of that Fund.

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis.

REIMBURSE PROXY SOLICITATION EXPENSES

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis.

3.     AUDITORS

RATIFYING AUDITORS

Generally, except in cases of high non-audit fees, vote FOR management proposals to ratify auditors. If total non-audit fees exceed the total of audit fees, audit-related fees and tax compliance and preparation fees, consider on a CASE-BY-CASE basis, voting AGAINST management proposals to ratify auditors in cases in which concerns exist that remuneration for the non-audit work is so lucrative as to taint the auditor's independence. If such concerns exist or an issuer has a history of questionable accounting practices, also vote FOR shareholder proposals asking the issuer to present its auditor annually for ratification, but in other cases generally vote AGAINST.

AUDITOR INDEPENDENCE

Generally, vote AGAINST shareholder proposals asking companies to prohibit their auditors from engaging in non-audit services (or capping the level of non-audit services).

AUDIT FIRM ROTATION:

Generally, vote AGAINST shareholder proposals asking for mandatory audit firm rotation.

4.     PROXY CONTEST DEFENSES

BOARD STRUCTURE: STAGGERED VS. ANNUAL ELECTIONS

Generally, vote AGAINST proposals to classify the board.
Generally, vote FOR proposals to repeal classified boards and to elect all directors annually.

SHAREHOLDER ABILITY TO REMOVE DIRECTORS

Generally, vote AGAINST proposals that provide that directors may be removed only for cause.
Generally, vote FOR proposals to restore shareholder ability to remove directors with or without cause.
Generally, vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.
Generally, vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

CUMULATIVE VOTING

Unless the company maintains a classified board of directors, generally, vote FOR management proposals to eliminate cumulative voting.
In cases in which the company maintains a classified board of directors, generally vote FOR shareholder proposals to restore or permit cumulative voting.

TIME-PHASED VOTING

Generally, vote AGAINST proposals to implement, and FOR proposals to eliminate, time-phased or other forms of voting that do not promote a one share, one vote standard.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Generally, vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.
Generally, vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Generally, vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.
Generally, vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO ALTER THE SIZE OF THE BOARD

Review on a CASE-BY-CASE basis proposals that seek to fix the size of the board. Review on a CASE-BY-CASE basis proposals that give management the ability to alter the size of the board without shareholder approval.

5.     TENDER OFFER DEFENSES

POISON PILLS

Generally, vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification, or to redeem its pill in lieu thereof, unless (1) shareholders have approved adoption of the plan, (2) a policy has already been implemented by the company that should reasonably prevent abusive use of the pill, or (3) the board had determined that it was in the best interest of shareholders to adopt a pill without delay, provided that such plan would be put to shareholder vote within twelve months of adoption or expire, and if not approved by a majority of the votes cast, would immediately terminate.

Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill.
Review on a CASE-BY-CASE basis management proposals to ratify a poison pill.

FAIR PRICE PROVISIONS

Vote proposals to adopt fair price provisions on a CASE-BY-CASE basis. Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

GREENMAIL

Generally, vote FOR proposals to adopt antigreenmail charter or bylaw amendments or otherwise restrict a company's ability to make greenmail payments.
Review on a CASE-BY-CASE basis antigreenmail proposals when they are bundled with other charter or bylaw amendments.

PALE GREENMAIL

Review on a CASE-BY-CASE basis restructuring plans that involve the payment of pale greenmail.

UNEQUAL VOTING RIGHTS

Generally, vote AGAINST dual-class exchange offers.
Generally, vote AGAINST dual-class recapitalizations.

SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO AMEND THE CHARTER OR BYLAWS

Generally, vote AGAINST management proposals to require a supermajority shareholder vote to approve charter and bylaw amendments.
Generally, vote FOR shareholder proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments, unless the proposal also asks the issuer to mount a solicitation campaign or similar form of comprehensive commitment to obtain passage of the proposal.

SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO APPROVE MERGERS

Generally, vote AGAINST management proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations. Generally, vote FOR shareholder proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.

WHITE SQUIRE PLACEMENTS

Generally, vote FOR shareholder proposals to require approval of blank check preferred stock issues for other than general corporate purposes.

AMENDMENTS TO CORPORATE DOCUMENTS

Unless recommended by the Agent or Investment Professional as a condition to a major transaction such as a merger, generally, vote AGAINST proposals seeking to remove shareholder approval requirements by (1) moving article provisions to portions of the charter not requiring shareholder approval or (2) in corporate structures such as holding companies, removing provisions in an active subsidiary's charter that provide voting rights to parent company shareholders. This policy would also generally apply to proposals seeking approval of corporate agreements or amendments to such agreements that the Agent recommends AGAINST because a similar reduction in shareholder rights is requested. Generally, vote AGAINST proposals for charter amendments that may support board entrenchment, particularly if the proposal is bundled or the board is classified.
Generally, vote FOR proposals seeking charter or bylaw amendments to remove anti-takeover provisions.

6.     MISCELLANEOUS

CONFIDENTIAL VOTING

Generally, vote FOR shareholder proposals that request companies to adopt confidential voting, use independent tabulators, and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows:

    - In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy.
    -  If the dissidents agree, the policy remains in place.
    - If the dissidents do not agree, the confidential voting policy is waived. Generally, vote FOR management proposals to adopt confidential voting.

OPEN ACCESS

Consider on a CASE-BY-CASE basis shareholder proposals seeking open access to management's proxy material in order to nominate their own candidates to the board.

MAJORITY VOTING STANDARD

Generally, vote FOR management proposals and AGAINST shareholder proposals seeking election of directors by the affirmative vote of the majority of votes cast in connection with a meeting of shareholders. For issuers with a history of board malfeasance, consider such shareholder proposals on a CASE-BY-CASE basis.

BUNDLED PROPOSALS

Review on a CASE-BY-CASE basis bundled or "conditioned" proxy proposals.

SHAREHOLDER ADVISORY COMMITTEES

Review on a CASE-BY-CASE basis proposals to establish a shareholder advisory committee.

OTHER BUSINESS

In connection with proxies of U.S. issuers, generally vote FOR management proposals for Other Business, except in connection with a proxy contest in which a Fund is not voting in support of management.

QUORUM REQUIREMENTS

Review on a CASE-BY-CASE basis proposals to lower quorum requirements for shareholder meetings below a majority of the shares outstanding.

7.     CAPITAL STRUCTURE

Analyze on a CASE-BY-CASE basis.

COMMON STOCK AUTHORIZATION

Review proposals to increase the number of shares of common stock authorized for issue on a CASE-BY-CASE basis. Except where otherwise indicated, the Agent's proprietary approach, utilizing quantitative criteria (E.G., dilution, peer group comparison, company performance and history) to determine appropriate thresholds and, for requests marginally above such allowable threshold, a qualitative review (E.G., rationale and prudent historical usage), will generally be utilized in evaluating such proposals.
    - Generally vote FOR proposals to authorize capital increases within the Agent's allowable thresholds or those in excess but meeting Agent's qualitative standards, but consider on a

       CASE-BY-CASE basis those requests failing the Agent's review for proposals in connection with which a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.
    - Generally vote FOR proposals to authorize capital increases within the Agent's allowable thresholds or those in excess but meeting Agent's qualitative standards, unless the company states that the stock may be used as a takeover defense. In those cases, consider on a CASE-BY-CASE basis if a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.
    - Generally vote FOR proposals to authorize capital increases exceeding the Agent's thresholds when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

Generally, vote AGAINST proposals to increase the number of authorized shares of the class of stock that has superior voting rights in companies that have dual-class capitalization structures, but consider CASE-BY-CASE if bundled with favorable proposal(s) or if approval of such proposal(s) is a condition of such favorable proposal(s).
Generally, vote FOR shareholder proposals to eliminate dual class capital structures with unequal voting rights in cases in which the relevant Fund owns the class with inferior voting rights, but generally vote AGAINST such proposals in cases in which the relevant Fund owns the class with superior voting rights, and consider CASE-BY-CASE if bundled with favorable proposal(s) or if approval of such proposal(s) is a condition of such favorable proposal(s).

STOCK DISTRIBUTIONS: SPLITS AND DIVIDENDS

Generally, vote FOR management proposals to increase common share authorization for a stock split, provided that the increase in authorized shares falls within the Agent's allowable thresholds, but consider on a CASE-BY-CASE basis those proposals exceeding the Agent's threshold for proposals in connection with which a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.

REVERSE STOCK SPLITS

Consider on a CASE-BY-CASE basis management proposals to implement a reverse stock split.

PREFERRED STOCK

Generally, vote AGAINST proposals authorizing the issuance of preferred stock or creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock), but vote FOR if the Agent or an Investment Professional so recommends because the issuance is required to effect a merger or acquisition proposal.
Generally, vote FOR proposals to issue or create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense. Generally vote AGAINST in cases where the company expressly states that, or fails to disclose whether, the stock may be used as a takeover defense, but vote FOR if the Agent or an Investment Professional so recommends because the issuance is required to effect a merger or acquisition proposal.

Generally, vote FOR proposals to authorize or issue preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.
Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

SHAREHOLDER PROPOSALS REGARDING BLANK CHECK PREFERRED STOCK

Generally, vote FOR shareholder proposals to have blank check preferred stock placements, other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business, submitted for shareholder ratification.

ADJUSTMENTS TO PAR VALUE OF COMMON STOCK

Generally, vote FOR management proposals to reduce the par value of common stock.

PREEMPTIVE RIGHTS

Review on a CASE-BY-CASE basis shareholder proposals that seek preemptive rights or management proposals that seek to eliminate them. In evaluating proposals on preemptive rights, consider the size of a company and the characteristics of its shareholder base.

DEBT RESTRUCTURINGS

Review on a CASE-BY-CASE basis proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan.

SHARE REPURCHASE PROGRAMS

Generally, vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms. Generally, vote FOR management proposals to cancel repurchased shares.

TRACKING STOCK

Votes on the creation of tracking stock are determined on a CASE-BY-CASE basis.

8.     EXECUTIVE AND DIRECTOR COMPENSATION

Unless otherwise provided for herein, votes with respect to compensation and employee benefit plans should be determined on a CASE-BY-CASE basis, with voting decisions generally based on the Agent's quantitative approach to evaluating such plans, which includes determination of costs and comparison to an allowable cap.
    - Generally, vote in accordance with the Agent's recommendations FOR equity-based plans with costs within such cap and AGAINST those with costs in excess of it.
    - Consider plans CASE-BY-CASE if Agent suggests cost assessment may not be possible due to the issuer's method of disclosing shares allocated to the plan(s).
    - Generally, vote FOR plans with costs within the cap if the considerations raised by the Agent pertain solely to equity compensation burn rate or pay for performance.

    -  Generally, vote AGAINST plans administered by potential grant recipients.
    - Consider plans CASE-BY-CASE if the Agent raises other considerations not otherwise provided for herein.

RESTRICTED STOCK PLANS

Consider proposals for restricted stock plans, or the issuance of shares in connection with such plans, on a CASE-BY-CASE basis, considering factors such as level of disclosure and adequacy of vesting or performance requirements. Plans that do not meet the Agent's criteria in this regard may be supported, but vote AGAINST if disclosure is provided regarding neither vesting nor performance requirements.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Review on a CASE-BY-CASE basis management proposals seeking approval to reprice/replace options, considering rationale, historic trading patterns, value-for-value exchange, participation limits, vesting periods and replacement option terms. Generally, vote FOR proposals that meet the Agent's criteria for acceptable repricing/replacement transactions, except that burn rate considerations raised by the Agent shall not be grounds for withholding support. Vote AGAINST compensation plans that (1) permit or may permit (E.G., history of repricing and no express prohibition against future repricing) repricing of stock options, or any form or alternative to repricing, without shareholder approval, (2) include provisions that permit repricing/replacement transactions that do not meet the Agent's criteria (except regarding burn rate as noted above), or (3) give the board sole discretion to approve option repricing/replacement programs.

DIRECTOR COMPENSATION

Votes on stock-based plans for directors are made on a CASE-BY-CASE basis, with voting decisions generally based on the Agent's quantitative approach described above as well as a review of qualitative features of the plan in cases in which costs exceed the Agent's threshold. DO NOT VOTE AGAINST plans for which burn rate is the sole consideration raised by the Agent.

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be made on a CASE-BY-CASE basis.

OBRA-RELATED COMPENSATION PROPOSALS:

    AMENDMENTS THAT PLACE A CAP ON ANNUAL GRANTS OR AMEND ADMINISTRATIVE
    FEATURES

    Generally, vote FOR plans that simply amend shareholder-approved plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m) of OBRA.

    AMENDMENTS TO ADD PERFORMANCE-BASED GOALS

    Generally, vote FOR amendments to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) of OBRA.

    AMENDMENTS TO INCREASE SHARES AND RETAIN TAX DEDUCTIONS UNDER OBRA

    Votes on amendments to existing plans to increase shares reserved and to qualify the plan for favorable tax treatment under the provisions of Section 162(m) should be evaluated on a CASE-BY-CASE basis.

    APPROVAL OF CASH OR CASH-AND-STOCK BONUS PLANS

    Generally, vote FOR cash or cash-and-stock bonus plans to exempt the compensation from taxes under the provisions of Section 162(m) of OBRA.

SHAREHOLDER PROPOSALS REGARDING EXECUTIVE AND DIRECTOR PAY

Generally, vote AGAINST shareholder proposals that seek disclosure beyond regulatory requirements of the remuneration of individuals other than senior executives and directors. However, vote AGAINST shareholder proposals that seek such disclosure if providing it would be out of step with market practice and potentially disruptive to the business.
Unless evidence exists of abuse in historical compensation practices, and except as otherwise provided for herein, generally vote AGAINST shareholder proposals that seek to impose new compensation structures or policies, including "claw back" recoupments.

GOLDEN AND TIN PARACHUTES

Generally, vote FOR shareholder proposals to have golden and tin parachutes submitted for shareholder ratification, provided that such "parachutes" specify change-in-control events and that the proposal does not include unduly restrictive or arbitrary provisions such as advance approval requirements. Generally vote AGAINST shareholder proposals to submit executive severance agreements that do not specify change-in-control events, Supplemental Executive Retirement Plans or deferred executive compensation plans for shareholder ratification, unless such ratification is required by the listing exchange. Review on a CASE-BY-CASE basis all proposals to ratify or cancel golden or tin parachutes.

EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)

Generally, vote FOR proposals that request shareholder approval in order to implement an ESOP or to increase authorized shares for existing ESOPs, except in cases when the number of shares allocated to the ESOP is "excessive" (I.E., generally greater than five percent of outstanding shares).

401(k) EMPLOYEE BENEFIT PLANS

Generally, vote FOR proposals to implement a 401(k) savings plan for employees.

EXPENSING OF STOCK OPTIONS

Generally, vote AGAINST shareholder proposals to expense stock options before such treatment is required by the Federal Accounting Standards Board.

HOLDING PERIODS

Generally, vote AGAINST proposals requiring mandatory periods for officers and directors to hold company stock.

9.     STATE OF INCORPORATION

VOTING ON STATE TAKEOVER STATUTES

Review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, antigreenmail provisions, and disgorgement provisions).

VOTING ON REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be examined on a CASE-BY-CASE basis. Generally, vote FOR management reincorporation proposals upon which another key proposal, such as a merger transaction, is contingent if the other key proposal is also supported. Generally, vote AGAINST shareholder reincorporation proposals not also supported by the company.

10.    MERGERS AND CORPORATE RESTRUCTURINGS

Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals regarding business combinations, particularly those between otherwise unaffiliated parties, or other corporate restructurings being considered on behalf of that Fund.

MERGERS AND ACQUISITIONS

Votes on mergers and acquisitions should be considered on a CASE-BY-CASE basis.

CORPORATE RESTRUCTURING

Votes on corporate restructuring proposals, including demergers, minority squeezeouts, leveraged buyouts, spinoffs, liquidations, dispositions, divestitures and asset sales, should be considered on a CASE-BY-CASE basis, with voting decisions generally based on the Agent's approach to evaluating such proposals.

ADJOURNMENT

Generally, vote FOR proposals to adjourn a meeting to provide additional time for vote solicitation when the primary proposal is also voted FOR.

APPRAISAL RIGHTS

Generally, vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

CHANGING CORPORATE NAME

Generally, vote FOR changing the corporate name.

11.    MUTUAL FUND PROXIES

ELECTION OF DIRECTORS

Vote the election of directors on a CASE-BY-CASE basis.

CONVERTING CLOSED-END FUND TO OPEN-END FUND

Vote conversion proposals on a CASE-BY-CASE basis.

PROXY CONTESTS

Vote proxy contests on a CASE-BY-CASE basis.

INVESTMENT ADVISORY AGREEMENTS

Vote the investment advisory agreements on a CASE-BY-CASE basis.

APPROVING NEW CLASSES OR SERIES OF SHARES

Generally, vote FOR the establishment of new classes or series of shares.

PREFERRED STOCK PROPOSALS

Vote the authorization for or increase in preferred shares on a CASE-BY-CASE basis.

1940 ACT POLICIES

Vote these proposals on a CASE-BY-CASE basis.

CHANGING A FUNDAMENTAL RESTRICTION TO A NONFUNDAMENTAL RESTRICTION

Vote these proposals on a CASE-BY-CASE basis.

CHANGE FUNDAMENTAL INVESTMENT OBJECTIVE TO NONFUNDAMENTAL

Generally, vote AGAINST proposals to change a fund's fundamental investment objective to nonfundamental.

NAME RULE PROPOSALS

Vote these proposals on a CASE-BY-CASE basis.

DISPOSITION OF ASSETS/TERMINATION/LIQUIDATION

Vote these proposals on a CASE-BY-CASE basis.

CHANGES TO THE CHARTER DOCUMENT

Vote changes to the charter document on a CASE-BY-CASE basis.

CHANGING THE DOMICILE OF A FUND

Vote reincorporations on a CASE-BY-CASE basis.

CHANGE IN FUND'S SUBCLASSIFICATION

Vote these proposals on a CASE-BY-CASE basis.

AUTHORIZING THE BOARD TO HIRE AND TERMINATE SUBADVISORS WITHOUT SHAREHOLDER APPROVAL

Generally, vote FOR these proposals.

DISTRIBUTION AGREEMENTS

Vote these proposals on a CASE-BY-CASE basis.

MASTER-FEEDER STRUCTURE

Generally, vote FOR the establishment of a master-feeder structure.

MERGERS

Vote merger proposals on a CASE-BY-CASE basis.

ESTABLISH DIRECTOR OWNERSHIP REQUIREMENT

Generally, vote AGAINST shareholder proposals for the establishment of a director ownership requirement.

REIMBURSE SHAREHOLDER FOR EXPENSES INCURRED

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis.

TERMINATE THE INVESTMENT ADVISOR

Vote to terminate the investment advisor on a CASE-BY-CASE basis.

12.    SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics. In general, unless otherwise specified herein, vote CASE-BY-CASE. While a wide variety of factors may go into each analysis, the overall principle guiding all vote recommendations focuses on how or whether the proposal will enhance the economic value of the company. Because a company's board is likely to have access to relevant, non-public information regarding a company's business, such proposals will generally be voted in a manner intended to give the board (rather than shareholders) latitude to set corporate policy and oversee management.

Absent concurring support from the issuer, compelling evidence of abuse, significant public controversy or litigation, the issuer's significant history of relevant violations; or activities not in step with market practice or regulatory requirements, or unless provided for otherwise herein, generally vote AGAINST shareholder proposals seeking to dictate corporate conduct, apply existing law, duplicate policies already substantially in place and/or addressed by the issuer, or release information that would not help a shareholder evaluate an investment in the corporation as an economic matter. Such proposals would generally include those seeking preparation of reports and/or implementation or additional disclosure of corporate policies related to issues such as consumer and public safety, environment and energy, labor standards and human rights, military business and political concerns, workplace diversity and non-discrimination, sustainability, social issues, vendor activities, economic risk or matters of science and engineering.

13.    GLOBAL PROXIES

The foregoing Guidelines provided in connection with proxies of U.S. issuers shall also be applied to global proxies where applicable and not provided for otherwise herein. The following provide for differing regulatory and legal requirements, market practices and political and economic systems existing in various global markets.

Unless otherwise provided for herein, it shall generally be the policy of the Funds to vote AGAINST global proxy proposals in cases in which the Agent recommends voting AGAINST such proposal because relevant disclosure by the issuer, or the time provided for consideration of such disclosure, is inadequate. For purposes of these global Guidelines, "AGAINST" shall mean withholding of support for a proposal, resulting in submission of a vote of AGAINST or ABSTAIN, as appropriate for the given market and level of concern raised by the Agent regarding the issue or lack of disclosure or time provided.

In connection with practices described herein that are associated with a firm AGAINST vote, it shall generally be the policy of the Funds to consider them on a CASE-BY-CASE basis if the Agent recommends their support (1) as the issuer or market transitions to better practices (E.G., having committed to new regulations or governance codes) or (2) as the more favorable choice in cases in which shareholders must choose between alternate proposals.

ROUTINE MANAGEMENT PROPOSALS

Generally, vote FOR the following and other similar routine management proposals:
    -  the opening of the shareholder meeting
    -  that the meeting has been convened under local regulatory requirements
    -  the presence of quorum
    -  the agenda for the shareholder meeting
    -  the election of the chair of the meeting
    -  the appointment of shareholders to co-sign the minutes of the meeting
    -  regulatory filings (E.G., to effect approved share issuances)
    - the designation of inspector or shareholder representative(s) of minutes of meeting
    - the designation of two shareholders to approve and sign minutes of meeting
    -  the allowance of questions
    -  the publication of minutes
    -  the closing of the shareholder meeting

DISCHARGE OF MANAGEMENT/SUPERVISORY BOARD MEMBERS

Generally, vote FOR management proposals seeking the discharge of management and supervisory board members, unless there is concern about the past actions of the company's auditors or directors or legal action is being taken against the board by other shareholders.

DIRECTOR ELECTIONS

Unless otherwise provided for herein, the Agent's standards with respect to determining director independence shall apply. These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat.

Agreement with the Agent's independence standards shall not dictate that a Fund's vote shall be cast according to the Agent's corresponding recommendation. Further, the application of Guidelines in connection with such standards shall apply only in cases in which the nominee's level of independence can be ascertained based on available disclosure. These policies generally apply to director nominees in uncontested elections; votes in contested elections, and votes on director nominees not subject to policies described herein, should be made on a CASE-BY-CASE basis.

For issuers domiciled in Canada, Finland, France, Ireland, the Netherlands, Sweden or tax haven markets, generally vote AGAINST non-independent directors in cases in which the full board serves as the audit committee, or the company does not have an audit committee.

For issuers in all markets, including those in tax haven markets and those in Japan that have adopted the U.S.-style board-with-committees structure, vote AGAINST non-independent directors who sit on the audit committee, or, if the slate of nominees is bundled, vote AGAINST the slate.

In tax haven markets, DO NOT VOTE AGAINST non-independent directors in cases in which the full board serves as the compensation committee, or the company does not have a compensation committee.

DO NOT VOTE AGAINST non-independent directors who sit on the compensation or nominating committees, provided that such committees meet the applicable independence requirements of the relevant listing exchange.

In cases in which committee membership is unclear, consider non-independent director nominees on a CASE-BY-CASE basis if no other issues have been raised in connection with his/her nomination.

Generally follow Agent's recommendations to vote AGAINST individuals nominated as outside/non-executive directors who do not meet the Agent's standard for independence, unless the slate of nominees is bundled, in which case the proposal(s) to elect board members shall be considered on a CASE-BY-CASE basis.

For issuers in Canada and tax haven markets, generally withhold support (AGAINST or ABSTAIN, as appropriate) from bundled slates of nominees if the board is non-majority independent. For issuers in other global markets, generally follow Agent's standards for withholding support from non-independent directors excluding the CEO if the board is non-majority independent.

Generally, withhold support (AGAINST or ABSTAIN, as appropriate) from nominees or slates of nominees presented in a manner not aligned with market practice and/or legislation, including:
    -  bundled slates of nominees in (Hong Kong or France);
    -  simultaneous reappointment of retiring directors (South Africa);
    - in markets with term lengths capped by legislation, nominees whose terms exceed the caps or are not disclosed (except that bundled slates with such lack of disclosure shall be considered on a CASE-BY-CASE basis); or
    - nominees whose names are not disclosed in advance of the meeting (Hong Kong or South Africa).

Consider nominees for which the Agent has raised concerns regarding scandals or internal controls on a CASE-BY-CASE basis.

For markets such as the tax havens, Canada, Australia, South Africa and Malaysia (and for outside directors in South Korea) in which nominees' attendance records are adequately disclosed, the Funds' U.S. Guidelines with respect to director attendance shall apply.

For companies incorporated in tax haven markets but which trade exclusively in the U.S., the Funds' U.S. Guidelines with respect to director elections shall apply.

BOARD STRUCTURE

Generally, vote FOR proposals to fix board size, but also support proposals seeking a board range if the range is reasonable in the context of market practice and anti-takeover considerations.

INDEPENDENT STATUTORY AUDITORS

With respect to Japanese companies that have not adopted the U.S.-style board-with-committees structure, vote AGAINST any nominee to the position of "independent statutory auditor" whom the Agent considers affiliated, E.G., if the nominee has worked a significant portion of his career for the company, its main bank or one of its top shareholders. Where shareholders are forced to vote on multiple nominees in a single resolution, vote AGAINST all nominees. Generally, vote AGAINST incumbent nominees at companies implicated in scandals or exhibiting poor internal controls.

NOMINATING COMMITTEE

Generally, vote AGAINST proposals that permit non-board members to serve on the nominating committee.

DIRECTOR REMUNERATION

Consider director compensation plans on a CASE-BY-CASE basis. Generally, vote FOR proposals to approve the remuneration of directors as long as the amount is not excessive and there is no evidence of abuse.

RETIREMENT BONUSES

With respect to Japanese companies, generally vote FOR such proposals if all payments are for directors and auditors who have served as executives of the company. Generally vote AGAINST such proposals if one or more payments are for non-executive, affiliated directors or statutory auditors; when one or more of the individuals to whom the grants are being proposed (1) has not served in an executive capacity for the company for at least three years or (2) has been designated by the company as an independent statutory auditor, regardless of the length of time he/she has served. If Agent raises scandal or internal control considerations, generally vote AGAINST bonus proposals only for nominees whom a Fund is also voting AGAINST for that reason.

STOCK OPTION PLANS FOR INDEPENDENT INTERNAL STATUTORY AUDITORS

With respect to Japanese companies, follow the Agent's guidelines with respect to proposals regarding option grants to independent internal statutory auditors, generally voting AGAINST such plans.

EQUITY COMPENSATION PLANS

Unless otherwise provided for herein, votes with respect to compensation plans should be determined on a CASE-BY-CASE basis, with voting decisions generally based on the Agent's approach to evaluating such plans, which in the United Kingdom involves use of a compensation valuation model to evaluate the cost of stock-based compensation plans, and in other markets, the calculation of dilution under a company's share plans and analysis of plan features.

SHARES RESERVED FOR EQUITY COMPENSATION PLANS

Unless otherwise provided for herein, voting decisions shall generally be based on the Agent's methodology, including classification of a company's stage of development as growth or mature and the corresponding determination as to reasonability of the share requests. Generally, vote AGAINST equity compensation plans (E.G., option, warrant, restricted stock or employee share purchase plans), the issuance of shares in connection with such plans, or related management proposals that:
    -  exceed Agent's recommended dilution limits;
    - provide deep or near-term discounts to executives or directors, unless discounts to executives are adequately mitigated by long-term vesting requirements (E.G., Japan);
    -  are administered by potential grant recipients;
    - permit financial assistance in the form of interest-free, non-recourse loans in connection with executive's participation;
    - for restricted stock plans, provide no disclosure regarding vesting or performance criteria (provided that plans with disclosure in one or both areas, without regard to Agent's criteria for such disclosure, shall be supported provided they otherwise satisfy these Guidelines);
    - allow plan administrators to make material amendments without shareholder approval unless adequate prior disclosure has been provided, with such voting decisions generally based on the Agent's approach to evaluating such plans;
    - provide for terms or participation that is markedly out of line with market practice;

    - provide for retesting in connection with achievement of performance hurdles unless the Agent's analysis indicates that (1) performance targets are adequately increased in proportion to the additional time available, (2) the amount of compensation subject to retesting is DE MINIMIS as a percentage of overall compensation or relative to market practice, or (3) the issuer has committed to cease retesting within a reasonable period of time.

Generally, vote FOR such plans or the related issuance of shares that (1) do not suffer from the defects noted above or (2) otherwise meet the Agent's tests if the considerations raised by the Agent pertain solely to performance hurdles or the company's rationale in support of the plan or its participants.

Consider proposals in connection with such plans or the related issuance of shares in other instances on a CASE-BY-CASE basis.

REMUNERATION REPORTS

Generally, withhold support (AGAINST or ABSTAIN as appropriate for specific market and level of concerns identified by the Agent) from remuneration reports that include compensation plans permitting (1) practices or features not supported under these Guidelines (2) financial assistance or retesting under the conditions described above, or (3) provisions for retirement benefits to outside directors, except that reports will generally be voted FOR if contractual components are reasonably aligned with market practices on a going-forward basis (E.G., existing obligations related to retirement benefits or terms contrary to evolving standards would not preclude support for the report).

Except as described above, consider provisions Agent raises with concern regarding severance/termination payments, contract or notice periods, "leaver" status and vesting or performance criteria on a CASE-BY-CASE basis.

SHAREHOLDER PROPOSALS REGARDING EXECUTIVE AND DIRECTOR PAY

The Funds' U.S. Guidelines with respect to such shareholder proposals shall apply.

GENERAL SHARE ISSUANCES

Unless otherwise provided for herein, voting decisions shall generally be based on the Agent's practice to vote FOR general issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital and those without preemptive rights to a maximum of 20 percent of currently issued capital.
Consider specific issuance requests on a CASE-BY-CASE basis based on the proposed use and the company's rationale.
Generally, vote AGAINST proposals to issue shares (with or without preemptive rights), or to grant rights to acquire shares, in cases in which concerns have been identified by the Agent with respect to inadequate disclosure, inadequate restrictions on discounts, or authority to refresh share issuance amounts without prior shareholder approval.

INCREASES IN AUTHORIZED CAPITAL

Unless otherwise provided for herein, voting decisions should generally be based on the Agent's approach, as follows:
Generally, vote FOR nonspecific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital, unless:
    - the specific purpose of the increase (such as a share-based acquisition or merger) does not meet these Guidelines for the purpose being proposed; or
    - the increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.

PREFERRED STOCK

Unless otherwise provided for herein, voting decisions should generally be based on the Agent's approach, including:
    - Vote FOR the creation of a new class of preferred stock or issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.
    - Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets the Agent's guidelines on equity issuance requests.
    - Vote AGAINST the creation of (1) a new class of preference shares that would carry superior voting rights to the common shares or (2) blank check preferred stock unless the board states that the authorization will not be used to thwart a takeover bid.

POISON PILLS/PROTECTIVE PREFERENCE SHARES

Generally, vote AGAINST management proposals in connection with poison pills or anti-takeover issuances that do not meet the Agent's standards, but generally DO NOT VOTE AGAINST director nominees or remuneration in connection with poison pill considerations raised by the Agent.

APPROVAL OF FINANCIAL STATEMENTS AND DIRECTOR AND AUDITOR REPORTS

Generally, vote FOR management proposals seeking approval of financial accounts and reports, unless there is concern about the company's financial accounts and reporting.

REMUNERATION OF AUDITORS

Generally, vote FOR proposals to authorize the board to determine the remuneration of auditors, unless there is evidence of excessive compensation relative to the size and nature of the company.

INDEMNIFICATION OF AUDITORS

Generally, vote AGAINST proposals to indemnify auditors.

ALLOCATION OF INCOME AND DIVIDENDS

Generally, vote FOR management proposals concerning allocation of income and the distribution of dividends, except with respect to securities held by dividend-oriented Funds, which should generally follow Agent's recommendations AGAINST payouts deemed too low according to Agent's methodology.

STOCK (SCRIP) DIVIDEND ALTERNATIVES

Generally, vote FOR most stock (scrip) dividend proposals, but vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

DEBT ISSUANCE REQUESTS

When evaluating a debt issuance request, the issuing company's present financial situation is examined. The main factor for analysis is the company's current debt-to-equity ratio, or gearing level. A high gearing level may incline markets and financial analysts to downgrade the company's bond rating, increasing its investment risk factor in the process. A gearing level up to 100 percent is considered acceptable.

Generally, vote FOR debt issuances for companies when the gearing level is between zero and 100 percent. Review on a CASE-BY-CASE basis proposals where the issuance of debt will result in the gearing level being greater than 100 percent, comparing any such proposed debt issuance to industry and market standards.

FINANCING PLANS

Generally, vote FOR the adoption of financing plans if they are in the best economic interests of shareholders.

RELATED PARTY TRANSACTIONS

Consider related party transactions on a CASE-BY-CASE basis. Generally, vote FOR approval of such transactions unless the agreement requests a strategic move outside the company's charter or contains unfavorable terms.

APPROVAL OF DONATIONS

Generally, vote AGAINST such proposals unless adequate, prior disclosure of amounts is provided.

CAPITALIZATION OF RESERVES

Generally, vote FOR proposals to capitalize the company's reserves for bonus issues of shares or to increase the par value of shares.

ARTICLE AMENDMENTS

Review on a CASE-BY-CASE basis all proposals seeking amendments to the articles of association.

Generally, vote FOR an article amendment if:
    -  it is editorial in nature;
    -  shareholder rights are protected;
    -  there is negligible or positive impact on shareholder value;
    - management provides adequate reasons for the amendments or the Agent otherwise supports management's position; or
    -  the company is required to do so by law (if applicable).

With respect to article amendments for Japanese companies:
    - Generally vote FOR management proposals to amend a company's articles to expand its business lines.
    - Generally vote FOR management proposals to amend a company's articles to provide for an expansion or reduction in the size of the board, unless the expansion/reduction is clearly disproportionate to the growth/decrease in the scale of the business or raises anti-takeover concerns.
    - If anti-takeover concerns exist, generally vote AGAINST management proposals, including bundled proposals, to amend a company's articles to authorize the Board to vary the annual meeting record date.
    - Generally follow the Agent's guidelines with respect to management proposals regarding amendments to authorize share repurchases at the board's discretion, voting AGAINST proposals unless there is little to no likelihood of a "creeping takeover" (major shareholder owns nearly enough shares to reach a critical control threshold) or constraints on liquidity (free float of shares is low), and where the company is trading at below book value or is facing a real likelihood of substantial share sales; or where this amendment is bundled with other amendments which are clearly in shareholders' interest.

OTHER BUSINESS

In connection with global proxies, vote in accordance with the Agent's market-specific recommendations on management proposals for Other Business, generally AGAINST.

                                     PART C
                                OTHER INFORMATION
                          ING VARIABLE INSURANCE TRUST

ITEM 23. EXHIBITS

(a)  (1)    Trust Instrument dated July 15, 1999 - Filed as an Exhibit to
            Pre-Effective Amendment No. 1 to the Registrant's Registration
            Statement on Form N-1A filed on April 11, 2000 and incorporated herein by reference.

     (2) Certificate of Amendment effective April 30, 2001 - Filed as an Exhibit to Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2001 and incorporated herein by reference.

     (3) Certificate of Amendment effective May 9, 2001 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

     (4) Amendment No. 1 to the Trust Instrument of ING Variable Insurance Trust effective March 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

     (5) Certificate of Amendment effective May 1, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

     (6) Amendment No. 2 to the Trust Instrument of ING Variable Insurance Trust effective February 25, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form N-1A filed on April 25, 2003 and incorporated herein by reference.

     (7) Amendment No. 3 to the Trust Instrument of ING Variable Insurance Trust (regarding ING GET U.S. Core - Series 1) effective March 10, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

     (8) Amendment No. 4 to the Trust Instrument of ING Variable Insurance Trust (regarding ING GET U.S. Opportunity - Series 1) effective

            March 10, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

     (9) Amendment No. 5 to the Trust Instrument of ING Variable Insurance Trust effective April 17, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form N-1A filed on April 25, 2003 and incorporated herein by reference.

     (10) Amendment No. 6 to the Trust Instrument of ING Variable Insurance Trust (regarding ING GET U.S. Core Series 2) effective September 2, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

     (11) Amendment No. 7 to the Trust Instrument of ING Variable Insurance Trust effective September 22, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 9 to the Registrant's Registration Statement on Form N-1A filed on December 8, 2003 and incorporated herein by reference.

     (12) Amendment No. 8 to the Trust Instrument of ING Variable Insurance Trust effective March 1, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 9 to the Registrant's Registration Statement on Form N-1A filed on December 8, 2003 and incorporated herein by reference.

     (13) Amendment No. 9 to the Trust Instrument of ING Variable Insurance Trust effective May 28, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 12 to the Registrant's Registration Statement on Form N-1A filed on April 30, 2004 and incorporated herein by reference.

     (14) Amendment No. 10 to the Trust Instrument of ING Variable Insurance Trust effective August 27, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 12 to the Registrant's Registration Statement on Form N-1A filed on April 30, 2004 and incorporated herein by reference.

     (15) Amendment No. 11 to the Trust Instrument of ING Variable Insurance Trust (regarding ING GET U.S. Core - Series 7) effective June 3, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

     (16) Amendment No. 12 to the Trust Instrument of ING Variable Insurance Trust (regarding ING GET U.S. Core - Series 8) effective June 3, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

     (17) Amendment No. 13 to the Trust Instrument of ING Variable Insurance Trust (regarding ING GET U.S. Core - Series 9) effective June 3, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

     (18) Amendment No. 14 to the Trust Instrument of ING Variable Insurance Trust (regarding ING GET U.S. Core - Series 10, 11 and 12) effective March 30, 2005 - Filed as an Exhibit to Post-Effective Amendment No. 20 to the Registrant's Registration Statement on Form N-1A filed on June 16, 2005 and incorporated herein by reference.

     (19) Amendment No. 15 to the Trust Instrument of ING Variable Insurance Trust (regarding changing the name of ING VP Worldwide Growth Portfolio to ING VP Global Equity Dividend Portfolio) effective April 29, 2005 - Filed as an Exhibit to Post-Effective Amendment No. 20 to the Registrant's Registration Statement on Form N-1A filed on June 16, 2005 and incorporated herein by reference.

(b) By-Laws of Registrant - Filed as an Exhibit to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A filed on April 11, 2000 and incorporated herein by reference.

(c) The rights of holders of the securities being registered are set out in Articles II, VII, IX and X of the Trust Instrument referenced in Exhibit (a) above and in Articles IV, VI and XIII of the By-Laws referenced in Exhibit (b) above.

(d)  (1)    Amended and Restated Management Agreement dated August 2, 2005 between ING Variable Insurance Trust and ING Investments, LLC -
            Filed as an Exhibit to Post-Effective Amendment No. 21 to the
            Registrant's Registration Statement on Form N-1A filed on August 29,
            2005 and incorporated herein by reference.

            (i) Amended Schedule A, dated January 19, 2006, with respect to the Amended and Restated Management Agreement between ING Variable Insurance Trust and ING Investments, LLC - Filed as an exhibit to Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2006 and incorporated herein by reference.

     (2) Sub-Advisory Agreement, made February 25, 2003, between ING Investments, LLC and ING Investment Management Co. (formerly known as Aeltus Investment Management, Inc.) - Filed as an Exhibit to Post- Effective Amendment No. 11 to the Registrant's Registration Statement on Form N-1A filed on March 12, 2004 and incorporated herein by reference.

            (i) First Amendment to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co., effective as of July 11, 2003 - Filed as an Exhibit to Post- Effective Amendment No. 11 to the Registrant's Registration Statement on Form N-1A filed on March 12, 2004 and incorporated herein by reference.

            (ii) Second Amendment to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co., effective as of September 1, 2003-Filed as an Exhibit to Post- Effective Amendment No. 11 to the Registrant's Registration Statement on Form N-1A filed on March 12, 2004 and incorporated herein by reference.

            (iii) Amended Schedule A effective February 25, 2003, to the
                  Sub-Advisory Agreement, between ING Investments, LLC and ING Investment Management Co. (ING IM)(formerly known as Aeltus Investment Management, Inc.) dated June 4, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

            (iv) Termination letter regarding Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. (regarding ING VP Global Equity Dividend Portfolio formerly known as ING VP Worldwide Growth Portfolio) - Filed as an Exhibit to Post-Effective Amendment No. 18 to the Registrant's Registration Statement on Form N-1A filed on April 29, 2005 and incorporated herein by reference.

            (v) Amended Schedule A effective March 30, 2005, to the Sub-Advisory Agreement between ING Investments, LLC and ING IM (ING GET U.S. Core Series 1through 12) - Filed as an Exhibit to Post-Effective Amendment No. 20 to the Registrant's Registration Statement on Form N-1A filed on June 16, 2005 and incorporated herein by reference.

     (3) Sub-Advisory Agreement, dated September 27, 2005, between ING Investments, LLC and ING Investment Management Advisors, B.V. (regarding ING VP Global Equity Dividend Portfolio) - Filed as an exhibit to Post-Effective Amendment No.

                  24 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2006 and incorporated herein by reference.

                      (i) Schedule A with respect to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Advisors, B.V. - Filed as an exhibit to Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2006 and incorporated herein by reference.

     (4) Amended and Restated Expense Limitation Agreement, effective February 1, 2005, between ING Investments, LLC and ING Variable Insurance Trust- Filed as an Exhibit to Post-Effective Amendment No. 20 to the Registrant's Registration Statement on Form N-1A filed on June 16, 2005 and incorporated herein by reference.

            (i) Amended Schedule A to the Restated Expense Limitation Agreement (ING GET U.S. Core Series 1 through 12) - Filed as an Exhibit to Post-Effective Amendment No. 20 to the Registrant's Registration Statement on Form N-1A filed on June 16, 2005 and incorporated herein by reference.

     (5) Amended and Restated Expense Limitation Agreement dated February 1, 2005 between ING Variable Insurance Trust and ING Investments, LLC (for the ING VP Global Equity Dividend Portfolio formerly known as ING VP Worldwide Growth Portfolio only) - Filed as an Exhibit to Post-Effective Amendment No. 18 to the Registrant's Registration Statement on Form N-1A filed on April 29, 2005 and incorporated herein by reference.

                  (i) Fee Waiver Letter, dated January 1, 2006, between ING Variable Insurance Trust and ING Investments, LLC (regarding ING VP Global Equity Dividend Portfolio) - Filed as an exhibit to Post-Effective Amendment No. 24 to the Registrant's Registration Statement filed on Form N-1A filed on April 27, 2006 and incorporated herein by reference.

(e)  (1)    Distribution Agreement between ING Variable Insurance Trust and
            ING Funds Distributor, LLC dated February 25, 2003 - Filed as an
            Exhibit to Post-Effective Amendment No. 14 to the Registrant's
            Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

                  (i) Amended Schedule A with respect to the Distribution Agreement between ING Variable Insurance Trust and ING Funds Distributor, LLC (ING GET U.S. Core Series 1 through 12) - Filed as an Exhibit to Post-Effective Amendment No. 20 to the Registrant's Registration Statement on Form N-1A filed on June 16, 2005 and incorporated herein by reference.

(f)         N/A

(g)  (1)    Custody Agreement between The Bank of New York and Registrant dated January 6, 2003 - Filed as an Exhibit to Post- Effective
            Amendment No. 11 to the Registrant's Registration Statement on Form
            N-1A filed on March 12, 2004 and incorporated herein by reference.

            (i) Amended Exhibit A, dated April 28, 2006, to the Custody Agreement between the Bank of New York and the Registrant - Filed as an exhibit to Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2006 and incorporated herein by reference.

     (2) Foreign Custody Manager Agreement between The Bank of New York and Registrant - Filed as an Exhibit to Post Effective Amendment No. 7 to the Registrant's Registration Statement on Form N-1A filed on May 29, 2003 and incorporated herein by reference.

                  (i) Amended Exhibit A, dated April 28, 2006, to the Foreign Custody Manager Agreement between the Bank of New York and the Registrant Filed as an exhibit to Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2006 and incorporated herein by reference.

                  (ii) Amended Schedule 2 to the Foreign Custody Manager
                       Agreement with The Bank of New York dated as of June 6, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

     (3) Securities Lending Agreement and Guaranty between Investment Company and The Bank of New York dated August 7, 2003 - Filed as an Exhibit to Post- Effective Amendment No. 11 to the Registrant's Registration Statement on Form N-1A filed on March 12, 2004 and incorporated herein by reference.

                  (i) Amended Exhibit A with respect to the Securities Lending Agreement and Guaranty between the Bank of New York and the Registrant - Filed as an exhibit to Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2006 and incorporated herein by reference.

     (4) Cash Reserve Agreement with The Bank of New York dated March 31, 2003 - Filed as an Exhibit to Post- Effective Amendment No. 11 to the Registrant's Registration Statement on Form N-1A filed on March 12, 2004 and incorporated herein by reference.

                       (i) Amended Exhibit A effective December 28, 2005 to the Cash Reserve Agreement between the Bank of New York and the Registrant- Filed as an Exhibit to Post-Effective Amendment No. 23 to the Registrant's Registration Statement on Form N-1A filed on February 21, 2006 and incorporated herein by reference.

(h)  (1)    Participation Agreement among Equitable Life Insurance Company of Iowa, the Registrant, ING Mutual Funds Management Co. LLC and ING
            Funds Distributor, Inc. dated April 28, 2000 - Filed as an Exhibit to Post-Effective Amendment No. 1 to the Registrant's Registration
            Statement on Form N-1A filed on May 18, 2000 and incorporated herein by reference.

     (2) Participation Agreement among Golden American Life Insurance Company, the Registrant, ING Mutual Funds Management Co. LLC and ING Funds Distributor, Inc. dated April 28, 2000 - Filed as an Exhibit to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A filed on May 18, 2000 and incorporated herein by reference.

     (3) Participation Agreement among First Golden American Life Insurance Company of New York, the Registrant, ING Mutual Funds Management Co. LLC and ING Funds Distributor, Inc. dated April 28, 2000 - Filed as an Exhibit to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A filed on May 18, 2000 and incorporated herein by reference.

     (4) Administration Agreement between ING Variable Insurance Trust and ING Funds Services, LLC dated February 25, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on August 31, 2004 and incorporated herein by reference.

                  (i) Amended Schedule A, effective April 19, 2005, to the Administration Agreement between ING Variable Insurance Trust and ING Funds Services, LLC- Filed as an Exhibit to Post-Effective Amendment No. 21 to the Registrant's Registration Statement on Form N-1A filed on August 29, 2005 and incorporated herein by reference.

     (5) Fund Accounting Agreement between Registrant and The Bank of New York dated January 6, 2003 - Filed as an Exhibit to Post- Effective Amendment No. 11 to the Registrant's Registration Statement on Form N-1A filed on March 12, 2004 and incorporated herein by reference.

            (i) Amended Exhibit A, dated April 28, 2006, to Fund Accounting Agreement between Registrant and The Bank of New York - Filed as an exhibit to Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2006 and incorporated herein by reference.

     (6) Agency Agreement between Registrant and DST Systems, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 9 to Registrant's Registration Statement on Form N1-A filed on December 8, 2003 and incorporated herein by reference.

            (i) Amended and Restated Exhibit A, dated April 28, 2006, to the Agency Agreement between ING Variable Insurance Trust and DST Systems, Inc.- Filed as an exhibit to Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2006 and incorporated herein by reference.

(i)  (1)    Opinion and Consent of Paul, Weiss, Rifkind, Wharton & Garrison
            regarding the legality of the securities being issued - Filed as an Exhibit to Pre-Effective Amendment No. 1 to the Registrant's
            Registration Statement on Form N-1A filed on April 11, 2000 and incorporated herein by reference.

     (2) Opinion and Consent of Dechert LLP regarding the legality of the securities being issued (ING GET U.S. Core Portfolio - Series 1 and Series 2) - Filed as an Exhibit to Post-Effective Amendment No. 7 to the Registrant's Registration Statement on Form N-1A filed on May 29, 2003 and incorporated herein by reference.

     (3) Opinion and Consent of Dechert LLP regarding the legality of the securities being issued (ING GET U.S. Core Portfolio - Series 3 and Series 4) - Filed as an Exhibit to Post-Effective Amendment No. 9 to the

            Registrant's Registration Statement on Form N-1A filed on December 8, 2003 and incorporated herein by reference.

     (4) Opinion and Consent of Dechert LLP regarding the legality of the securities being issued (ING GET U.S. Core Portfolio - Series 5 and Series 6) - Filed as an Exhibit to Post-Effective Amendment No. 13 to the Registrant's Registration Statement on Form N-1A filed on May 26, 2004 and incorporated herein by reference.

     (5) Opinion and Consent of Dechert LLP regarding the legality of the securities being issued (ING GET U.S. Core Portfolio - Series 7 and Series 8) - Filed as an Exhibit to Post-Effective Amendment No. 15 to the Registrant's Registration Statement on Form N-1A filed on November 12, 2004 and incorporated herein by reference.

     (6) Opinion and Consent of Dechert LLP regarding the legality of the securities being issued (ING GET U.S. Core Portfolio - 9) - Filed as an Exhibit to Post-Effective Amendment No. 19 to the Registrant's Registration Statement on Form N-1A filed on May 24, 2005.

     (7) Opinion and Consent of Dechert LLP regarding the legality of the securities being issued (ING GET U.S. Core Series 10 and 11) - Filed as an Exhibit to Post-Effective Amendment No. 21 to the Registrant's Registration Statement on Form N-1A filed on August 29, 2005 and incorporated herein by reference.

     (8) Opinion and Consent of Dechert LLP regarding the legality of the securities being issued (ING GET U.S. Core Series 12) - Filed as an Exhibit to Post-Effective Amendment No. 23 to the Registrant's Registration Statement on Form N-1A filed on February 21, 2006 and incorporated herein by reference.

(j)  (1)    Consent of Dechert LLP - filed herein.

     (2) Consent of Independent Registered Public Accounting Firm - filed herein

(k)         N/A

(l) Form of Purchase Agreement - Filed as an Exhibit to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form N-1A filed on April 11, 2000 and incorporated herein by reference.

(m)  (1)    Distribution Plan between ING Variable Insurance Trust and ING
            Funds Distributor, LLC dated February 25, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 7 to the Registrant's Registration
            Statement on Form N-1A filed on May 29, 2003 and incorporated herein by reference.

                  (i) Amended Schedule A to the Distribution Plan between ING Variable Insurance Trust and ING Funds Distributor, LLC - Filed as an Exhibit to Post-Effective Amendment No. 21 to the Registrant's Registration Statement on Form N-1A filed on August 29, 2005 and incorporated herein by reference.

(n)         N/A

(o)         N/A

(p)         (1)   ING Funds and Advisers Code of Ethics effective as of June 1,
            2004, amended on January 3, 2006 - Filed as an exhibit to Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A filed on April 27, 2006 and incorporated herein by reference.

     (2) ING Investment Management Americas ("IIM Americas") Code of Ethics dated February, 2005 - Filed as an Exhibit to Post-Effective Amendment No. 17 to the Registrant's Registration Statement on Form N-1A filed on March 11, 2005 and incorporated herein by reference.

     (3) ING Investment Management Advisors, B.V. Code of Ethics dated February 1, 2005 - Filed as an Exhibit to Post-Effective Amendment No. 18 to the Registrant's Registration Statement on Form N-1A filed on April 29, 2005 and incorporated herein by reference.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     There are no persons controlled by or under common control with the Fund.

ITEM 25. INDEMNIFICATION

     Reference is made to Article IX of Registrants By-Laws and paragraphs 1.11 of the Distribution Agreement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant is covered under an insurance policy insuring its officers and trustees against liabilities, and certain costs of defending claims against such officers and trustees, to the extent such officers and trustees are not found to have committed conduct constituting misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. The insurance policy also insures the Registrant against the cost of indemnification payments to officers under circumstances.

     Section 12 of the Investment Management Agreement with ING Investments, LLC (formerly ING Pilgrim Investments, LLC) and Section 15 of the Sub-Advisory Agreement with ING Investment Management Advisors B.V. and ING Investment Management, LLC, Section 12 of the Distribution Agreement between the Registrant and ING Funds Distributor, LLC (formerly ING Funds Distributor, Inc.), and Section 20 of the Distribution Agreement between the Registrant and ING Pilgrim Securities, Inc. limit the liability of Manager, the Sub-Advisors and the Distributor to liabilities arising from willful misfeasance, bad faith or gross negligence in the performance of their respective duties or from reckless disregard by them of their respective obligations and duties under the agreements.

     The Registrant hereby undertakes that it will apply the indemnification provisions of its Trust Instrument, By-Laws, Management Agreement and Distribution Agreement in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretations of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF THE ADVISER

     (a) Information as to the directors and officers of ING Investments, LLC (the "Adviser"), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-48282) filed under the Investment Advisers Act of 1940 and is incorporated herein by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITERS

     (a) ING Funds Distributor, LLC is the principal underwriter for ING Mutual Funds; ING Funds Trust; ING Equity Trust; ING Global Advantage and Premium Opportunity Fund; ING Global Dividend and Premium Opportunity Fund; ING Investment Funds, Inc.; ING Prime Rate Trust; ING Mayflower Trust; ING Senior Income Fund; ING Series Fund, Inc.; ING Variable Products Trust; ING VP Emerging Markets Fund, Inc.; ING VP Natural Resources Trust; ING Variable Insurance Trust; USLICO Series Fund; ING VP Balanced Portfolio, Inc.; ING Variable Portfolios, Inc.; ING Variable Funds; ING VP Intermediate Bond Portfolio; ING VP Money Market Portfolio; ING Strategic Allocation Portfolios, Inc. and ING GET Fund.

     (b)    Not applicable.

     (c)    Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books and other documents required to be maintained by
     Section 31(a) of the Investment Company Act of 1940 and the rules thereunder are maintained at the offices of:

     (a) ING Variable Insurance Trust, 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258

     (b) ING Mutual Funds Management Co. LLC, 1475 Dunwoody Drive, West Chester, PA 19380 (records of prior investment manager) and 230 Park Avenue, New York, NY 10169 (records of prior investment manager relating to its UIT business)

     (c) ING Funds Distributor, LLC (formerly ING Funds Distributor, Inc.), 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258 (records of principal underwriter)

     (d) ING Investment Management Advisors B.V., Schenkkade 65, 2595 AS, The Hague, The Netherlands (records relating to its functions as former investment sub-adviser for ING VP Global Equity Dividend Portfolio and records relating to its function as former investment sub-adviser for ING VP Global Technology Portfolio and investment sub-adviser for ING VP Global Equity Dividend Portfolio)

     (e) ING Investment Management LLC, 5780 Powers Ferry Road, N.W., Suite 300, Atlanta, GA 30327 (records relating to its functions as former investment sub-adviser for ING VP High Yield Bond Portfolio)

     (f) State Street Bank Trust Company, 801 Pennsylvania Street, Kansas City, MO 64105

     (g) ING Investments, LLC, 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258

     (h) DST Systems, Inc., 333 W. 11th Street, Kansas City, MO 64105 (records relating to its functions as transfer agent)

     (i) The Bank of New York, One Wall Street, New York, NY 10286 (records relating to its functions as custodian)

     (j) ING Investment Management Co. (ING IM) (relating to its function as Sub-Adviser for ING GET U.S. Core Portfolio), 230 Park Avenue, New York, NY 10169.

ITEM 29. MANAGEMENT SERVICES

     Not applicable.

ITEM 30. UNDERTAKINGS

     Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 27 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale and State of Arizona on the 28th day of April, 2006.

                          ING VARIABLE INSURANCE TRUST


                                        ING VARIABLE INSURANCE TRUST


                                              By: /S/ Huey P. Falgout, Jr.
                                                  ------------------------------
                                                            Huey P. Falgout, Jr.
                                                                       Secretary

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

          SIGNATURES                       TITLE                    DATE
     --------------------                ---------                  ----
                                   Trustee and Chairman    April 28, 2006
--------------------------------
         Jock Patton*

                                   President and Chief     April 28, 2006
--------------------------------   Executive Officer
      James M. Hennessy*
                                   Senior Vice President   April 28, 2006
--------------------------------   and Chief/Principal
         Todd Modic*               Financial Officer

                                   Trustee                 April 28, 2006
--------------------------------
         John V. Boyer*

                                   Trustee                 April 28, 2006
--------------------------------
     Patricia W. Chadwick*

                                   Trustee                 April 28, 2006
--------------------------------
      J. Michael Earley*

                                   Trustee                 April 28, 2006
--------------------------------
     R. Barbara Gitenstein*

                                   Trustee                 April 28, 2006
--------------------------------
         Patrick Kenny*

                                   Trustee                 April 28, 2006
--------------------------------
       Walter H. May, Jr.*

                                   Trustee                 April 28, 2006
--------------------------------
      Thomas J. McInerney*

                                   Trustee                 April 28, 2006
--------------------------------
      David W. C. Putnam*

                                   Trustee                 April 28, 2006
--------------------------------
      Sheryl K. Pressler*

                                   Trustee                 April 28, 2006
--------------------------------
         John G. Turner*

                                   Trustee                 April 28, 2006
--------------------------------
         Roger B. Vincent*

                                   Trustee                 April 28, 2006
--------------------------------
      Richard A. Wedemeyer*

*By: /s/ Huey P. Falgout, Jr.
   ---------------------------
   Huey P. Falgout, Jr.
   Attorney-in-fact**

** Powers of Attorney for James M. Hennessy, Todd Modic and each Trustee - Filed as an Exhibit to Post-Effective Amendment No. 23 to the Registrant's Registration Statement on Form N-1A filed on February 21, 2006 and incorporated herein by reference.

                                  EXHIBIT INDEX
                          ING VARIABLE INSURANCE TRUST

EXHIBIT NUMBER                      EXHIBIT DESCRIPTION
--------------------------------------------------------------------------------
(j)(1)                Consent of Dechert LLP
(j)(2)                Consent of Independent Registered Public Accounting Firm